    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 2000
                                                    REGISTRATION NO. 333-35980

________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                          WIRELESS TELECOM GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              -------------------

            NEW JERSEY                             3825                             22-2582295
 (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                          WIRELESS TELECOM GROUP, INC.
                             EAST 64 MIDLAND AVENUE
                               PARAMUS, NJ 07652
                              TEL. (201) 261-8797
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              -------------------

                                 EDWARD GARCIA
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          WIRELESS TELECOM GROUP, INC.
                             EAST 64 MIDLAND AVENUE
                               PARAMUS, NJ 07652
                              TEL: (201) 261-8797
     (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                              -------------------
                                   COPIES TO:

               ROBERT H. COHEN, ESQ.                                 MICHAEL J. NITA, ESQ.
       MORRISON COHEN SINGER & WEINSTEIN, LLP                     DRINKER BIDDLE & SHANLEY LLP
                750 LEXINGTON AVENUE                                    500 CAMPUS DRIVE
                 NEW YORK, NY 10022                               FLORHAM PARK, NJ 07932-1047
                   (212) 735-8600                                        (973) 360-1100

                              -------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger of WTT Acquisition Corp., a New Jersey corporation, and a wholly owned subsidiary of Wireless Telecom Group, Inc., a New Jersey corporation, with and into Boonton Electronics Corporation, a New Jersey corporation, pursuant to the agreement and plan of reorganization dated as of March 2, 2000, as amended, among Wireless, WTT Acquisition Corp. and Boonton, described in the enclosed proxy statement/prospectus.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]
                              -------------------


                        CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM   PROPOSED MAXIMUM   AMOUNT OF
       TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE   OFFERING PRICE        AGGREGATE       REGISTRATION
                TO BE REGISTERED                   REGISTERED       PER UNIT        OFFERING PRICE       FEE(2)
Common Stock, par value $0.01 per share.........   1,927,470(1)   Not Applicable     Not Applicable        $1,694


(1) Based on 2,387,332 shares of common stock, $.10 par value, of Boonton Electronics Corporation, which is the maximum number of shares of Boonton common stock that may be outstanding immediately prior to the consummation of the transactions herein. Based on the exchange ratio of .79 shares of Wireless common stock for each share of Boonton common stock outstanding. The amount of shares to be registered includes 41,478 shares which shall be issued by Wireless as payment of Boonton's obligations to its directors for fees and other liabilities.

(2) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, as amended, the registration fee was calculated as 0.000264 multiplied by $2.6875 (the average of the high and low prices of Boonton common stock on the OTC Electronic Bulletin Board on April 24, 2000), multiplied by the total number of shares of Boonton common stock expected to be exchanged for the shares of the Wireless' common stock hereunder. This registration fee was paid on May 1, 2000 in connection with the original filing of the Registration Statement.

                              -------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                        BOONTON ELECTRONICS CORPORATION
                                25 EASTMANS ROAD
                                  P.O. BOX 465
                       PARSIPPANY, NEW JERSEY 07054-0465
                                 (973) 386-9696
                           PROXY STATEMENT/PROSPECTUS
                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT




June 16, 2000


Dear Stockholder:


    You are cordially invited to attend a special meeting of stockholders of Boonton Electronics Corporation to be held at the offices of Boonton, 25 Eastmans Road, Hanover Township, New Jersey on July 6, 2000 at 10:00 a.m., New Jersey time.


    At the meeting, Boonton stockholders will consider and vote upon a proposal to approve the Agreement and Plan of Reorganization dated as of March 2, 2000, as amended, among Boonton, Wireless Telecom Group, Inc., WTT Acquisition Corp. (a wholly-owned subsidiary of Wireless) and the principal stockholders of Boonton named therein. The merger agreement provides for Boonton to become a wholly-owned subsidiary of Wireless.

    If the merger is completed, you will receive .79 shares of Wireless common stock for each share of Boonton common stock that you own.


    Stockholders of record at the close of business on May 12, 2000 are entitled to notice of and to vote at the special meeting and any adjustment or postponement thereof. The proposed merger requires the approval of at least two-thirds of the outstanding shares of Boonton common stock cast at the meeting. The enclosed proxy statement/prospectus provides you with detailed information about the proposed merger. Please read the proxy statement/prospectus carefully. IN PARTICULAR, YOU SHOULD READ THE 'RISK FACTORS' SECTION BEGINNING ON PAGE 8 FOR A DESCRIPTION OF VARIOUS RISKS YOU SHOULD CONSIDER IN EVALUATING THE PROPOSED TRANSACTION. It is important that your shares are represented at the meeting, regardless of whether you plan to attend in person. Please complete, execute and date the enclosed proxy and return it in the enclosed postage prepaid envelope, which does not require postage if mailed in the United States. Please do not send in your stock certificates until you have received a letter of transmittal, which will be sent to you if the merger is completed.


    Your Board of Directors has determined that approval of the merger is in the best interests of Boonton and its stockholders and has unanimously approved the merger. The Board unanimously recommends that you vote 'FOR' approval of the merger.

    TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. ANY EXECUTED BUT UNMARKED PROXY CARDS WILL BE VOTED FOR APPROVAL OF THE MERGER. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.



    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    This proxy statement/prospectus is dated June 15, 2000, and is first being mailed to stockholders of Boonton on June 16, 2000.


BOONTON ELECTRONICS CORPORATION

Yves Guyomar
 ........................................................................
Yves Guyomar, President

                        BOONTON ELECTRONICS CORPORATION
                                25 EASTMANS ROAD
                                  P.O. BOX 465
                       PARSIPPANY, NEW JERSEY 07054-0465
                                 (973) 386-9696

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
                        BOONTON ELECTRONICS CORPORATION


    Please take notice that a special meeting of stockholders of Boonton Electronics Corporation will be held at the offices of Boonton, 25 Eastmans Road, Hanover Township, New Jersey on July 6, 2000 at 10:00 a.m., New Jersey time, for the following purposes:


    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization dated as of March 2, 2000, as amended, among Boonton, Wireless Telecom Group, Inc., WTT Acquisition Corp., (a wholly-owned subsidiary of Wireless) and the principal stockholders of Boonton named therein. The merger agreement provides for Boonton to become a wholly-owned subsidiary of Wireless and for Boonton stockholders to receive .79 shares of Wireless common stock in exchange for each share of Boonton common stock that they own.

    2. To transact any other matters incidental to the business to be conducted at the meeting as may properly come before the meeting or at any adjournment or postponement thereof.


    Only those stockholders who owned Boonton common stock at the close of business on May 12, 2000 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.


    Regardless of whether you plan to attend the meeting in person, please complete, date and execute the enclosed proxy and return it in the enclosed postage prepaid envelope, which does not require postage if mailed in the United States. If you decide to attend the meeting in person, you may revoke your proxy and vote your shares in person or execute a new proxy.

                                          By Order of the Board of Directors
                                          Yves Guyomar


June 16, 2000

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
    The Companies...........................................    1
    The Special Stockholders Meeting........................    1
    The Merger Proposal.....................................    1
    Consideration to be Received in the Merger..............    2
    Wireless Reasons for the Merger.........................    2
    Boonton Reasons for the Merger..........................    2
    Joint Reasons for the Merger............................    3
    Recommendation to Boonton Stockholders..................    3
    Record Date; Voting Power...............................    3
    Votes Required..........................................    3
    Share Ownership by Boonton Management and the Principal
     Stockholders...........................................    3
    Federal Income Tax Consequences of the Merger to Boonton
     Stockholders...........................................    3
    The Merger Agreement....................................    3
    Conditions to the Merger................................    4
    Termination of the Merger Agreement.....................    4
    Interests of Certain Persons in the Merger..............    4
    The Rights of Boonton Stockholders Will Change..........    4
    No Dissenters' Rights...................................    5
    Accounting Treatment....................................    5
    Risk Factors............................................    5
    Comparative Market Data.................................    5
    Selected Historical Consolidated Financial Data of
     Wireless...............................................    5
    Selected Historical Financial Data of Boonton...........    6
    Comparative Per Share Data..............................    6
RISK FACTORS................................................    8
    Risks Associated with the Merger........................    8
    Risks of Wireless Business..............................    9
    Risks of Boonton Business...............................   11
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................   11
THE SPECIAL STOCKHOLDERS MEETING............................   13
    Proposed Time and Place.................................   13
    Record Date; Stock Entitled to Vote; Quorum.............   13
    Voting; Proxies.........................................   13
    Revoking Proxies........................................   14
    Solicitation of Proxies.................................   14
    Votes Required; Share Ownership by Management and
     Principal Stockholders.................................   14
THE MERGER..................................................   15
    Background of the Merger................................   15
    Boonton Reasons For The Merger..........................   16
    Recommendation to Boonton Stockholders..................   17
    No Opinion of Financial Advisor.........................   17
    Wireless Reasons for the Merger.........................   17
    Joint Reasons for the Merger............................   17
    Material Federal Income Tax Consequences................   18
    Accounting Treatment....................................   19
    American Stock Exchange Listing.........................   20
    Regulatory Matters......................................   20

                                                              PAGE
                                                              ----
    No Appraisal or Dissenters' Rights......................   20
    Federal Securities Laws Consequences; Stock Transfer
     Restrictions...........................................   20
    Resale Restrictions.....................................   21
MATERIAL PROVISIONS OF THE MERGER AGREEMENT.................   21
    General.................................................   21
    Structure of the Merger.................................   21
    Closing; Effective Time.................................   21
    Consideration to be Received in the Merger..............   21
    Cancellation of Shares..................................   21
    Procedures for Surrender of Certificates; Fractional
     Shares.................................................   22
    Representations and Warranties..........................   22
    Conditions to Completion of the Merger..................   23
    Conduct of Business Pending the Merger..................   24
    Wireless Loan...........................................   24
    Termination.............................................   25
    Fees and Expenses; Termination Fees.....................   25
    Other Covenants and Agreements..........................   26
    Indemnification.........................................   26
    Amendment and Waiver....................................   26
    No Solicitation by Boonton..............................   26
    Material Terms of the Voting Provisions.................   26
FINANCIAL INFORMATION.......................................   28
    Selected Historical Consolidated Financial Data of
     Wireless...............................................   28
    Selected Historical Financial Data of Boonton...........   28
    Comparative Per Share Data..............................   29
    Market Prices and Dividends.............................   30
    Quarterly Dividend per Share of Wireless Common Stock...   31
THE COMPANIES...............................................   32
    Business of Wireless....................................   32
    Market..................................................   32
    Products................................................   32
    Sale of Division........................................   33
    Marketing and Sales.....................................   33
    Customers...............................................   33
    Research and Development................................   34
    Competition.............................................   34
    Backlog.................................................   34
    Inventory, Supplies and Manufacturing...................   34
    Warranty and Service....................................   35
    Product Liability Coverage..............................   35
    Intellectual Property...................................   35
    Employees...............................................   35
    Properties..............................................   36
    Legal Proceedings.......................................   36
    Business of Boonton.....................................   36
    Properties..............................................   38
WIRELESS MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATION........................   39
    Results of Operations...................................   39
    Liquidity and Capital Resources.........................   40
BOONTON MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................   42

                                                              PAGE
                                                              ----
    Results of Operations...................................   42
    Liquidity and Capital Resources.........................   43
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF BOONTON.....................................   45
INTERESTS OF CERTAIN PERSONS IN THE MERGER..................   46
DIRECTORS AND EXECUTIVE OFFICERS OF WIRELESS................   47
EXECUTIVE COMPENSATION......................................   48
RELATED PARTY TRANSACTIONS..................................   48
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF WIRELESS....................................   48
COMPARISON OF STOCKHOLDER RIGHTS............................   49
DESCRIPTION OF WIRELESS CAPITAL STOCK.......................   52
    General.................................................   52
    Common Stock............................................   52
    Dividend Limitations....................................   52
WHERE YOU CAN FIND MORE INFORMATION.........................   52
EXPERTS.....................................................   54
LEGAL MATTERS...............................................   54
INDEPENDENT PUBLIC ACCOUNTANTS..............................   54
INDEX TO FINANCIAL STATEMENTS...............................  F-2
AUDITOR'S REPORT............................................  F-3
FINANCIAL STATEMENTS OF BOONTON.............................  F-4
LIST OF ANNEXES
    ANNEX A Agreement and Plan of Reorganization (without
     schedule and exhibits).................................  A-1
    ANNEX B Amendment No. 1 to Agreement and Plan of
     Reorganization.........................................  B-1
    ANNEX C Joinder Agreement...............................  C-1

                             AVAILABLE INFORMATION

    This document incorporates important business and financial information about our companies from documents we have filed with the SEC that we have not included in or delivered with this document. Wireless will provide you with copies of this information relating to Wireless, without charge, upon written or oral request to:

                          Wireless Telecom Group, Inc.
                          East 64 Midland Avenue
                          Paramus, NJ 07652
                          Attention: Office of Investor Relations
                          Telephone number: (201) 261-8797

    Boonton will provide you with copies of this information relating to Boonton, without charge, upon written or oral request to:

                          Boonton Electronics Corporation
                          25 Eastmans Road
                          P. O. Box 465
                          Parsippany, New Jersey 07054-0465
                          Attention: Office of Investor Relations
                          Telephone number: (973) 386-9696


    IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SPECIAL STOCKHOLDERS' MEETING, BOONTON STOCKHOLDERS SHOULD MAKE A REQUEST NO LATER THAN JUNE 26, 2000.



    For more information on the matters incorporated by reference in this document, see 'Where You Can Find More Information' on page 52.

                                    SUMMARY


    This summary highlights selected information from this proxy statement/prospectus. This summary is not complete and does not contain all of the information that Boonton stockholders should consider before deciding to vote on the merger proposal. To understand the proposed transactions fully and the consequences to Boonton stockholders, Boonton urges its stockholders to read carefully the entire proxy statement/prospectus and the documents referred to in this document. See 'Where You Can Find More Information' on page 52. Boonton has included page references directing its stockholders to a more complete description of each item presented in this summary.


    This document contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include information concerning possible or assumed future results of operations and other statements and information regarding assumptions about earnings per share, capital and other expenditures, financing plans, cash flow, capital structure, pending legal proceedings and claims, future economic performance, operating income, management's plans, goals and objectives for future operations and growth and markets for Wireless stock and Boonton stock.

    Forward-looking statements are also identified by words such as 'believes,' 'expects,' 'anticipates,' 'intends,' 'estimates' or similar expressions. Boonton stockholders should understand that these forward looking statements are necessarily estimates based on assumptions believed to be reasonable. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. 'See Cautionary Statements Concerning Forward-Looking Statements' on page 11.

THE COMPANIES

WIRELESS TELECOM GROUP, INC.
East 64 Midland Avenue
Paramus, NJ 07652
Telephone: (201) 261-8797

    Wireless, a New Jersey corporation, develops, manufactures and markets a wide variety of electronic noise sources, and in addition, until March 11, 1999, test instruments for the wireless telecommunication industry. On March 11, 1999, Wireless consummated the sale of its wireless and satellite test equipment business. Wireless products have historically been used to test the performance and capability of cellular/PCS and satellite communications systems, radio, radar, wireless local area network (WLAN) and digital television.

BOONTON ELECTRONICS CORPORATION
25 Eastmans Road
P.O. Box 465
Parsippany, NJ 07054-0465
Telephone: (973) 386-9696

    Boonton is a New Jersey corporation organized in 1947. Boonton designs and produces electronic testing and measuring instruments including power meters, voltmeters, capitance meters, modulation and audio meters and VXI products. Boonton's products are used to test terrestrial and satellite communications, radar, telemetry and personal communications products.


THE SPECIAL STOCKHOLDERS MEETING (PAGE 13)



    Boonton will hold a special meeting of its stockholders on July 6, 2000 at 10:00 a.m., New Jersey time, at the offices of Boonton, 25 Eastmans Road, Hanover Township, New Jersey. At the special meeting, Boonton will ask its stockholders to approve the merger proposal.

THE MERGER PROPOSAL (PAGE 15)

    Under the terms of the merger agreement and, subject to the satisfaction of the conditions in the merger agreement, WTT Acquisition Corp., a wholly-owned subsidiary of Wireless, will merge with and into Boonton and Boonton will become a wholly-owned subsidiary of Wireless.

CONSIDERATION TO BE RECEIVED IN THE MERGER (PAGE 21)


    If the merger is completed, Boonton stockholders will receive .79 shares of Wireless common stock for each share of Boonton common stock that they own. No fractional shares will be issued. Instead, each Boonton stockholder will receive from Wireless a cash payment equal to the product of that fraction and the closing price of a share of Wireless common stock on the date of closing of the merger.



    There is no minimum or floor on the market price of Wireless common stock to be received in the merger.


WIRELESS REASONS FOR THE MERGER (PAGE 17)

    Wireless has identified several potential benefits of the merger that it believes will contribute to the success of the combined company. These potential benefits include the ability to:

     provide solutions to a wider segment of the total marketplace;

     introduce Boonton's customers and products to Wireless' complete solutions offerings;

     avoid time consuming and costly internally developed alternatives; and

     realize synergies and cost savings.

    Additionally, Wireless considered the pro forma contribution of Boonton to its net income. Based on the pro forma analyses, Wireless believes the merger will be accretive; however, there can be no assurance that the merger will be accretive in the near future, if ever. Wireless, for the strategic reasons stated above, has determined that the merger is in the best interests of Wireless and its stockholders and Wireless should proceed with the merger.

BOONTON REASONS FOR THE MERGER (PAGE 16)

    Boonton believes that the merger provides many benefits to Boonton and its stockholders, including:


     The merger consideration offered by Wireless is greater than the historical market value of Boonton common stock during the two years prior to September 7, 1999; the date of the first merger agreement with Wireless and the book value per share of Boonton;



     Boonton's need for working capital for product development, operations and marketing and to pay trade debt;



     The inability of Boonton to obtain loans and its likely inability to obtain equity investment to fund its working capital needs;


     The availability of Wireless' cash resources to supply working capital;

     Expected synergies and cost savings including an expected reduction in administrative overhead, marketing and sales costs. In addition, both Boonton and Wireless obtain parts and supplies from many of the same suppliers. The merger of these two companies is expected to reduce purchasing costs;


     The reasons expressed in 'The Merger -- Joint Reasons for the Merger';


     Boonton stockholders will receive Wireless common stock that is listed on the American Stock Exchange and most stockholders will be able to freely sell the common stock they receive in the merger;


     Although there can be no assurances, the expected treatment of the merger as a tax-free exchange of stock and only the cash received instead of fractional shares is expected to be presently taxable;

     A review of strategic alternatives; and

     The anticipated continuation and expansion of Boonton's business by Wireless and the expected retention of a significant number of Boonton's operational employees.

JOINT REASONS FOR THE MERGER (PAGE 17)

    Boonton and Wireless believe that the merger will provide the combined company with greater prospects for growth and profitability to:

     compete effectively in the rapidly growing and changing global wireless telecommunications equipment business;

     offer a comprehensive range of products, services and technical solutions for its customers;

     cultivate a more diverse customer base with broader geographic coverage;
     and

     achieve economies of scale that are currently beyond the independent capability of the companies separately.


RECOMMENDATION TO BOONTON STOCKHOLDERS (PAGE 17).


    Boonton's board of directors has determined that the merger is fair to and in the best interests of its stockholders, has unanimously approved the merger agreement and the merger, and unanimously recommends that the stockholders vote in favor of the merger proposal.

RECORD DATE; VOTING POWER (PAGE 13)


    Boonton stockholders may vote at the special stockholders' meeting only if they owned shares of common stock at the close of business on May 12, 2000.



    At the close of business on May 12, 2000, 2,387,332 shares of Boonton's common stock were outstanding. Each share of Boonton's common stock will have one vote at the special stockholders' meeting on the proposal to approve the merger.


VOTES REQUIRED (PAGE 14)

    Approval of the merger proposal requires the favorable vote of at least two-thirds of the outstanding shares of Boonton's common stock cast at the meeting. Holders of approximately 73% of the outstanding shares of Boonton's common stock have agreed to vote their shares for approval of the merger proposal. Assuming those shares are voted in favor of the merger proposal at the stockholders' meeting, the merger will be approved. The merger does not require the approval of a majority of unaffiliated stockholders.


SHARE OWNERSHIP BY BOONTON MANAGEMENT AND THE PRINCIPAL STOCKHOLDERS (PAGES 14 AND 45)



    At the close of business on May 12, 2000, Boonton's directors and executive officers and their affiliates were entitled to vote 1,205,036 shares of its common stock. These shares represent approximately 51% of the outstanding shares of Boonton's common stock. Those shares, when combined with the shares owned by Boonton's principal stockholders, represent approximately 73% of its outstanding common stock. All of these directors, executive officers and principal stockholders are parties to the voting provisions of the merger agreement and accordingly have agreed to vote their shares in favor of the merger proposal.



FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO BOONTON STOCKHOLDERS (PAGE 18)


    The parties intend the merger to be a reorganization for United States federal income tax purposes so that Boonton stockholders generally will not recognize any gain or loss for United States federal income tax purposes on the exchange of their shares for shares of Wireless common stock in the merger, except for any gain or loss recognized in connection with the receipt of any cash in lieu of fractional shares.

    Tax matters are very complicated, and the tax consequences of the merger to each Boonton stockholder will depend on the facts of that stockholder's situation. Each stockholder is urged to consult a tax advisor for a full understanding of the tax consequences of the merger.

THE MERGER AGREEMENT (PAGE 21)

    Boonton has attached to this proxy statement/prospectus the merger agreement and amendment No. 1 to the merger agreement as Annex A and Annex B, respectively. Boonton encourages each stockholder to read the merger agreement because it is the legal document that governs the merger.

CONDITIONS TO THE MERGER (PAGE 23)


    Boonton and Wireless can complete the merger only if a number of conditions are satisfied or, as to some conditions, waived including the following:


     holders of Boonton's common stock approve the merger proposal;

     no law or court order prohibits the transaction;

     the representations and warranties of the parties to the merger agreement are materially accurate as of closing;

     Boonton shall have repaid the principal and interest owed to the New Jersey Economic Development Authority;


     All authorizations, consents, and other necessary regulatory approvals are received;


     Wireless and Boonton shall be reasonably satisfied that the merger will be treated as a tax free reorganization for federal income tax purposes;

     Wireless shall have determined in good faith that the schedules to the merger agreement disclosed no material information regarding Boonton unsatisfactory to Wireless; and

     Wireless shall have satisfied Boonton's obligations to pay its director's fees and other accrued liabilities in cash or by issuing Wireless common stock.

    In addition, Boonton's obligation to complete the merger is subject to the condition that its principal stockholders comply with the voting provisions in all material respects.


TERMINATION OF THE MERGER AGREEMENT (PAGE 25)


    Boonton and Wireless can jointly agree to terminate the merger agreement at any time without completing the merger. In addition, Boonton or Wireless can terminate the merger agreement if any of the following occurs:

     the merger is not completed on or before July 14, 2000;

     Boonton's stockholders fail to approve the merger;

     the other party materially breaches any representation, warranty, covenant or agreement and the breaching party does not cure the breach within 15 days; or

     the other party fails to perform any of its obligations which failure could constitute a failure of a condition under the merger agreement.


    Boonton has agreed that it will pay Wireless a termination fee of $100,000 and up to $500,000 of out-of-pocket expenses to reimburse Wireless for expenses incurred in connection with the merger agreement if Boonton breaches the merger agreement under specific circumstances and it enters into a transaction relating to the acquisition of any material portion of Boonton's capital stock or assets within one year after termination.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 46)


    When you consider the merger agreement and the recommendation of the Boonton board of directors that you vote in favor of the merger, you should be aware that some Boonton officers and directors may have interests in the merger that may be different from, or in addition to, yours.


THE RIGHTS OF BOONTON STOCKHOLDERS WILL CHANGE (PAGE 49)


    The rights of Boonton stockholders are determined by New Jersey law and Boonton's Articles of Incorporation and by-laws. When the merger is completed, the stockholders' rights as Wireless stockholders will be determined by New Jersey law and by the Wireless Certificate of Incorporation and by-laws.

NO DISSENTERS' RIGHTS (PAGE 20)

    Under New Jersey law, holders of Boonton common stock are not entitled to dissenters' or appraisal rights in connection with the merger.

ACCOUNTING TREATMENT (PAGE 19)

    The merger is intended to be accounted for under the pooling method of accounting.

RISK FACTORS (PAGE 8)

    An investment in Wireless common stock involves a high degree of risk. There may be additional risks associated with the business of Wireless and Boonton and with the merger. You should consider the risk factors beginning on page 8 of this proxy statement/prospectus before voting.


COMPARATIVE MARKET DATA (PAGE 30)



    The following table presents trading information for Wireless common stock and Boonton common stock on March 2, 2000 and June 8, 2000. March 2, 2000 was the last full trading day prior to the announcement of the signing of the merger agreement. June 8, 2000 was the last practicable trading day for which information was available prior to the date of this proxy statement/prospectus. For Wireless, the market price represents the high, low and closing price of a share of Wireless common stock as reported on the American Stock Exchange as of the dates indicated. For Boonton, the market price, historical, represents the high and low bid price of a share of Boonton common stock as reported on the OTC Electronic Bulletin Board as of the dates indicated, and the market price, equivalent, represents the exchange ratio of .79 shares of Wireless common stock multiplied by the closing price of Wireless common stock on the dates indicated. Boonton stockholders should read the information presented below in conjunction with 'Comparative Per Share Data' beginning on page 28.



                                                                       BOONTON          BOONTON
                                                WIRELESS            (HISTORICAL)     (EQUIVALENT)
                                        ------------------------   ---------------   -------------
                                        HIGH     LOW     CLOSING    HIGH     LOW     HIGH     LOW
                                        ----     ---     -------    ----     ---     ----     ---
March 2, 2000........................  $8.875   $ 7.75   $ 8.188   $2.125   $2.125   $7.01   $6.12
June 8, 2000.........................  $ 2.75   $2.688   $ 2.688   $1.688   $1.688   $2.17   $2.12


    The market prices of shares of Wireless common stock and Boonton common stock fluctuate. As a result, Boonton stockholders should obtain current market quotations.


SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF WIRELESS (PAGE 28)



    The following selected historical consolidated financial data for each of the years ended December 31, 1995 through 1999 have been derived from Wireless' audited financial statements after restatement for discontinued operations accounting. The selected historical financial data for the three months ended March 31, 2000 has been derived from Wireless' unaudited interim financial statement, which financial statements, in the opinion of management, reflect all adjustments necessary for the fair presentation of data. This information is only a summary and Boonton stockholders should read it together with Wireless' historical consolidated financial statement and related notes contained elsewhere in the annual reports, quarterly reports and other information that Wireless' has filed with the SEC and incorporated by reference. See 'Where You Can Find More Information' on page 52.



                                   THREE MONTHS
                                      ENDED                             YEAR ENDED DECEMBER 31,
                                    MARCH 31,     -------------------------------------------------------------------
                                       2000          1999          1998          1997          1996          1995
                                       ----          ----          ----          ----          ----          ----
RESULTS OF OPERATIONS DATA:
   Revenue.......................  $ 2,141,335    $ 6,848,557   $ 6,834,815   $ 6,762,833   $ 5,843,225   $ 4,982,629
   Income from continuing
    operations before income
    taxes........................    1,094,664      3,682,962     1,785,048     2,052,573     1,908,172     1,494,788
   Net income from continuing
    operations...................      662,678      2,422,793     1,455,605     1,307,620     1,223,345       929,758

SELECTED PER SHARE DATA: (1)
   Earnings from continuing
    operations per common
    share........................          .04            .14           .08           .07           .07           .05
   Shares used in computation of
    earnings per share...........   17,934,395     17,441,552    17,548,460    17,785,882    17,735,007    17,510,538


---------

(1) Common share data has been adjusted to reflect the 2-for-1 and 3-for-2 stock splits paid on May 28, 1996 and July 8, 1995, respectively.


SELECTED HISTORICAL FINANCIAL DATA OF BOONTON (PAGE 28)



    The following selected historical financial data for the years ended September 30, 1999, September 30, 1998 and selected historical consolidated financial data for the years ended September 30, 1995 through 1997 have been derived from Boonton's audited financial statements and audited consolidated financial statements, respectively. The selected historical financial data for the six months ended March 31, 2000 has been derived from Boonton's unaudited interim financial statements, which financial statements, in the opinion of management, reflect all adjustments necessary for the fair presentation of the data. This information is only a summary and Boonton stockholders should read it together with Boonton's historical financial statements and related notes contained in the annual reports, quarterly reports and other information that it has filed with the SEC or otherwise contained herein. See 'Where You Can Find More Information' on page 52.



                                         SIX MONTHS
                                           ENDED                          YEAR ENDED SEPTEMBER 30,
                                         MARCH 31,     ---------------------------------------------------------------
                                            1999          1999          1998         1997         1996         1995
                                            ----          ----          ----         ----         ----         ----
RESULTS OF OPERATIONS DATA:
   Revenue............................   $4,117,284    $ 6,886,395   $6,849,143   $7,209,057   $6,038,336   $6,837,248
   Income (loss) before income
    taxes.............................      204,098       (913,554)     199,539       31,344     (824,606)     (82,495)
   Net income (loss)..................      204,098     (1,518,448)     142,959       31,344   (1,049,679)     233,844
SELECTED PER SHARE DATA:
   Earnings (loss) per common share...          .09           (.65)         .09          .02         (.72)         .17
   Shares used in computation of
    earnings per share................    2,387,332      2,351,148    1,644,301    1,621,462    1,460,730    1,341,785



COMPARATIVE PER SHARE DATA (PAGE 29)


    Set forth below are the earnings (loss) before extraordinary items, cash dividends declared, and book value (common stockholders' equity) per common share data separately for both Wireless and Boonton on a historical basis, for the combined company on a pro forma combined basis and for the combined company on a pro forma combined basis per Boonton equivalent share. The exchange ratio for the merger is .79 shares of Wireless common stock for each share of Boonton common stock outstanding.

    The unaudited pro forma combined data below is for illustrative purposes only. The companies may have performed differently had they always been combined. Boonton stockholders should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.


    Boonton stockholders should read the information below together with the respective historical financial statements and related notes contained in the annual reports and information that Wireless has filed with the SEC and incorporated by reference. To obtain copies of these documents, see 'Where You Can Find More Information' on page 52. Boonton financial data is derived from the financial statements included in this proxy/prospectus and should be read in conjunction with those financial statements and notes related thereto.



                                                                                  YEAR ENDED
                                                               THREE MONTHS      DECEMBER 31,
                                                              ENDED MARCH 31,   --------------
                                                                   2000          1999    1998
                                                                   ----          ----    ----
WIRELESS HISTORICAL PER COMMON SHARE DATA:
    Earnings (loss) before extraordinary items..............       $.04         $  .14   $ .08
    Earnings (loss) before extraordinary items -- assuming
      dilution..............................................        .04            .14     .08
    Cash Dividend...........................................        .00            .00     .05
    Book Value..............................................       1.58           1.53    1.30


                                                                YEAR ENDED
                                                              SEPTEMBER 30,
                                                              --------------
                                                               1999    1998
                                                               ----    ----
BOONTON HISTORICAL PER COMMON SHARE DATA:
    Earnings (loss).........................................  $ (.65)  $ .09
    Earnings (loss) -- assuming dilution....................    (.65)    .09
    Cash Dividend...........................................     .00     .00
    Book Value..............................................     .66    1.59


                                                                                  YEAR ENDED
                                                               THREE MONTHS      DECEMBER 31,
                                                              ENDED MARCH 31,   --------------
                                                                   2000          1999    1998
                                                                   ----          ----    ----
WIRELESS PRO FORMA COMBINED PER COMMON SHARE DATA:
    Earnings (loss) before extraordinary items..............       $.04         $  .05   $ .08
    Earnings (loss) before extraordinary items -- assuming
      dilution..............................................        .04            .05     .08
    Cash Dividend...........................................        .00            .00     .05
    Book Value..............................................       1.51           1.46    1.35



                                                                SIX MONTHS
                                                                  ENDED
                                                                MARCH 31,
                                                              --------------
                                                               2000    1999
                                                               ----    ----
BOONTON HISTORICAL PER SHARE INTERIM DATA:
    Earnings (loss).........................................  $  .09   $(.05)
    Earnings (loss) -- assuming dilution....................     .09    (.05)
    Cash Dividend...........................................     .00     .00
    Book Value..............................................     .73    1.28



                                                                                  YEAR ENDED
                                                               THREE MONTHS      DECEMBER 31,
                                                              ENDED MARCH 31,   --------------
                                                                   2000          1999    1998
                                                                   ----          ----    ----
WIRELESS PRO FORMA COMBINED PER BOONTON EQUIVALENT
COMMON SHARE DATA:
    Earnings (loss) before extraordinary items..............       $.03         $  .04   $ .06
    Earnings (loss) before extraordinary items -- assuming
      dilution..............................................        .03            .04     .06
    Cash Dividend...........................................        .00            .00     .04
    Book Value..............................................       1.19           1.15    1.07

                                  RISK FACTORS

    The following risk factors, in addition to the other information contained in this proxy statement/prospectus, should be considered carefully by the stockholders of Boonton in determining whether to vote in favor of the merger proposal. Boonton's stockholders should be aware that ownership of Wireless common stock involves risks, including those described below, which could adversely affect the value of their Wireless common stock. The risks described below are not the only risks facing Wireless, Boonton or the combined company.

RISKS ASSOCIATED WITH THE MERGER

VALUE OF WIRELESS COMMON STOCK TO BE RECEIVED IN THE MERGER MAY DECLINE SIGNIFICANTLY


    The number of shares of Wireless common stock that Boonton stockholders will receive upon closing of the merger is fixed as of March 2, 2000, the date of the execution of the merger agreement. The market price of Wireless common stock may decline significantly during the period between the special stockholders meeting and the actual day the merger occurs. There is no minimum or floor on the market price of Wireless common stock to be received in the merger. There can be no assurances as to the market value of Wireless common stock at the time of the merger, and after the merger.


INTEGRATING THE BUSINESS OF WIRELESS AND BOONTON WILL BE COMPLEX, TIME-CONSUMING AND EXPENSIVE, AND WIRELESS MAY NOT SUCCESSFULLY INTEGRATE THE BUSINESSES, WHICH WOULD HARM THE OPERATIONS OF THE COMBINED COMPANY

    Integrating Wireless and Boonton will be a complex, time-consuming and expensive process. Before the merger, Wireless operated independently and Boonton operated independently, each with its own business, culture, clients, employees and systems. After the merger, the companies must operate as a combined organization, utilizing common information and communication systems, operating procedures, financial controls and human resource practices, including benefit, training and professional development programs. There may be substantial difficulties, costs and delays involved in this type of integration. These include:

     diversion of management resources from the business of the combined company;

     potential incompatibility of business cultures;

     perceived adverse changes in client service standards, business focus, billing practices, or service offerings available to clients;

     perceived uncertainty in career opportunities, benefits and the long-term value of stock options available to employees;

     costs and delays in implementing common systems and procedures;

     potential inefficiencies in delivering services to the clients of the combined company; and

     merger related costs to be expensed in the quarter in which the merger is consummated.

    Any one or all of these factors may cause increased operating costs, lower than anticipated financial performance or the loss of customers and employees. Some of these factors are outside the control of Boonton and Wireless.


THE ISSUANCE OF SHARES OF WIRELESS COMMON STOCK IN THE MERGER MAY HAVE A DILUTIVE EFFECT ON WIRELESS' RESULTS



    The issuance of shares of Wireless common stock in this merger may have a dilutive effect on Wireless' earnings per share. The pro forma financial statements reflect that the merger would have caused a 'dilution' (reduction) in Wireless' earnings per share. This dilution is reflected in the pro forma financial statements and can be seen in the table under 'Comparative Per Share Data' on page 29 by comparing the section captioned 'Wireless Historical per Common Share

Data' with the section captioned 'Wireless Pro Forma Combined per Common Share Data.'


THE TERMINATION FEE AND THE MERGER STRUCTURE MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO COMBINE WITH BOONTON

    If the merger is not consummated because of specified Boonton actions, Wireless may receive a termination fee from Boonton if Boonton were to enter into a transaction relating to the acquisition of Boonton or any material portion of its capital stock or assets within one year of termination. These arrangements could discourage other companies from trying to combine with Boonton even if the terms they propose are superior to the terms of the merger.

    If the termination fee were to be paid, the cost to Boonton would have a material negative effect on its financial condition and results of operations. This could also discourage other companies from trying to combine with Boonton.

FAILURE TO QUALIFY FOR POOLING-OF-INTERESTS ACCOUNTING TREATMENT MAY IMPACT REPORTED OPERATING RESULTS

    If, after completion of the merger, the merger no longer qualifies for pooling-of-interests accounting treatment, the purchase method of accounting will apply. Under that method, the estimated fair value of Wireless common shares issued in the merger would be recorded as the cost of acquiring the business of Boonton. That cost would be allocated to the individual assets acquired and liabilities assumed according to their respective fair values, with the excess of the estimated fair value of Wireless common shares over the fair value of net assets acquired recorded as goodwill, to be amortized over a period of from 10 to 40 years.

    Purchase accounting treatment would have a material adverse effect on the reported operating results of Wireless as compared to pooling-of-interests accounting treatment because of required charges to Wireless' earnings for in-process research and development and amortization of goodwill required by the purchase accounting treatment.


WIRELESS MAY BE LIMITED IN ITS ABILITY TO UTILIZE BOONTON NET OPERATING LOSS CARRYFORWARDS


    Internal Revenue Code Section 382 provides that upon the occurrence of a significant change in the ownership of a corporation having net operating loss carryforwards, the taxable income of such corporation for any post-change tax year that can be offset by such net operating loss carryforwards is generally limited to an annual amount equal to (i) the fair market value of the acquired corporation's stock, multiplied by (ii) the long-term exempt bond rate, with certain other adjustments. Accordingly, post-acquisition deductibility of Boonton's pre-acquisition net operating loss carry forwards will be limited by reason of these rules.

RISKS OF WIRELESS BUSINESS

WIRELESS FACES AGGRESSIVE COMPETITION AND RAPID TECHNOLOGICAL CHANGE IN THE INFORMATION SERVICES AND TECHNOLOGY MARKETPLACE

    Wireless operates in an industry characterized by aggressive competition, rapid technological change, evolving technology standards and short product life cycles. Wireless competes against many companies which utilize similar technologies some of which are larger and have substantially greater resources and expertise in financial, technical and marketing areas, including Hewlett Packard and English Electric Valve. Failure by Wireless to respond to changing technologies, customer needs and industry standards could have material adverse consequences to its business and results of operations. Future operating results of Wireless will depend on the ability of Wireless to:

     design, develop, introduce, deliver or obtain new and innovative products and services on a timely and cost-effective basis;

     mitigate the effects of competitive pressures and volatility in the information services and wireless telecommunications market on revenues, pricing and margins;


     effectively manage the shift of its business mix; and


     attract and retain highly skilled personnel.

FAILURE BY WIRELESS TO MANAGE GROWTH EFFECTIVELY COULD ADVERSELY AFFECT ITS BUSINESS

    Current expansion plans of Wireless may place a significant strain on its personnel and management resources and financial and management control systems. Personnel, management resources and Wireless management and financial control systems may not be adequate to address future expansion of its business and operations. Failure by Wireless to maintain adequate personnel and management resources or to upgrade its operating, management and financial control systems or any difficulties encountered during such upgrades could adversely affect its business. The success of Wireless' expansion plans will depend in part on its ability to expand personnel and management resources and to improve its management and financial control systems. Wireless may not be successful in any of these regards.


WIRELESS ACQUISITION STRATEGY MAY ADVERSELY AFFECT ITS FINANCIAL CONDITION AND PERFORMANCE


    Wireless continues to look for opportunities to acquire businesses and product lines. To that end, Wireless has had, and continues to have, discussions with acquisition candidates. The level of this activity will vary from time to time depending on the type of acquisition candidates Wireless identifies.


    Acquiring additional businesses and product lines may require additional capital and may have a significant impact on the financial position and results of operations of Wireless. Acquisitions made with Wireless stock could dilute existing stockholders. Wireless cannot assure Boonton stockholders that it will be successful in identifying acceptable acquisition candidates or that any acquired operations will be profitable or will be successfully integrated or that any such future acquisitions will not materially and adversely affect its business, financial condition and results of operations.


    The ability of Wireless to accomplish its strategy will depend upon a number of factors including, among other things, Wireless' ability to identify acceptable acquisition candidates, to acquire the necessary funds for such acquisitions, to consummate such acquisitions on terms favorable to it and to promptly and profitably integrate the acquired operations into its operations.

    Opportunities for growth through acquisitions, future operating results and the success of acquisitions may be subject to the effects of, and changes in, United States and foreign trade and monetary policies, laws and regulations, political and economic developments, inflation rates, and the effect of taxes and operating conditions. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'




WIRELESS PREFERRED STOCK COULD DELAY, DETER OR PREVENT A CHANGE IN CONTROL



    Although Wireless does not expect to issue Preferred Stock in the foreseeable future, its Preferred Stock could be used to delay, defer or prevent a change in control or be used to resist takeover offers opposed by management. Under some circumstances, Wireless' Board of Directors could create impediments to or frustrate persons seeking to effect a takeover or otherwise gain control of Wireless by causing shares of Preferred Stock with voting or conversion rights to be issued to a holder or holders who might side with its Board of Directors in opposing a takeover bid that the Board of Directors determines to be not in the best interest of Wireless and its stockholders.


MAINTENANCE OF LISTING ON AMEX


    Wireless common stock is listed on the American Stock Exchange (the AMEX), and Wireless is subject to the AMEX's maintenance requirements. Wireless' failure to meet the AMEX's maintenance requirements may result in a delisting of the common stock. Wireless cannot assure you that its common stock will not be delisted by the AMEX. The determination by the AMEX to delist a company is not based on a precise mathematical formula, but rather on a review of all relevant facts and circumstances in light of the AMEX's policies. The AMEX will normally consider delisting a company which:


     has stockholders' equity of less than $2,000,000 if such company has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years; or

     has sustained losses which are so substantial to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the AMEX, as to whether such company will be able to continue operations and/or meet its obligations as they mature.


WIRELESS STOCK PRICE HAS BEEN VOLATILE



    Wireless cannot assure you of the prices at which its common stock will trade. The market prices for securities of companies such as Wireless historically have been highly volatile. From January 1, 1999 to June 8, 2000, the market price of Wireless common stock has ranged from a high of $9.88 per share, to a low of $1.50 per share. The following factors may have a significant impact on the market price of the common stock:


     announcements of technological innovations or new commercial products by Wireless or its competitors:

     regulatory developments;

     disputes concerning patent or proprietary rights; and

     economic and other external factors, as well as period-to-period fluctuations in financial results.


CHARGE TO WIRELESS SECOND QUARTER EARNINGS

    Wireless will experience a charge associated with the settlement of the legal proceeding described on page 36 of this document. The charge net of previous taken reserves and charges is expected to be approximately $630,000. This charge will result in an adverse impact on the results of operations for Wireless' second quarter of its 2000 fiscal year. These results may have an adverse effect on the trading price of the Wireless common stock.


RISKS OF BOONTON BUSINESS

BOONTON FACES SIGNIFICANT COMPETITION

    The electronic testing and measurement business experiences rapid changes in technologies, short product life cycles and evolving technology standards. Boonton's business faces competition from other manufacturers, several of which are larger than Boonton and have much greater financial and technical resources. As industry and customer needs constantly change, Boonton's competitors may be in a stronger position to meet those needs. Failure by Boonton to respond to these changing needs could have a material adverse effect on Boonton's business, results of operations and financial condition.


BOONTON'S FINANCIAL CONDITION AND INABILITY TO OBTAIN ADDITIONAL FINANCING COULD ADVERSELY AFFECT ITS ABILITY TO MEET ITS WORKING CAPITAL NEEDS



    At March 31, 2000, Boonton's cash and cash equivalents amounted to $236,044. Boonton's ability to meet its current liabilities is highly dependent on its receiving timely payment on its accounts receivable. Because of its current financial position, prior bankruptcy and existing debt, Boonton does not believe that additional debt or equity financing is available. Consequently, there are no assurances that Boonton will be able to meet its working capital needs.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    This document contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include information concerning possible or assumed future results of operations and other statements and information regarding assumptions about earnings per share, capital and other expenditures, financing plans, cash flow, capital structure, pending legal proceedings and claims, future economic performance, operating income, management's plans, goals and objectives for future operations and growth and markets for Wireless stock and Boonton stock.

    Forward-looking statements are also identified by words such as 'believes,' 'expects,' 'anticipates,' 'intends,' 'estimates' or similar expressions. Boonton stockholders should understand that these forward looking statements are necessarily estimates based on assumptions believed to be reasonable. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

    Boonton stockholders should understand that the risks and uncertainties including, but not limited to, the following important factors, in addition to those discussed above in 'Risk Factors' and elsewhere in this document and in the documents which are incorporated by reference, could affect the future results of Boonton and Wireless and the combined companies, and could cause those results or other outcomes to differ materially from those expressed or implied in its forward-looking statements:

ECONOMIC AND INDUSTRY CONDITIONS

     materially adverse changes in economic and industry conditions and customer demand generally or in the markets served by Wireless and Boonton;

     supply and demand for and pricing of supplies and components; and

     changes in demographics and consumer preferences and demands for Boonton and Wireless goods and services.

OPERATING FACTORS

     supply disruptions;

     technical difficulties, including the ability of material customers and suppliers, to replace, modify or upgrade computer programs in order to adequately address Year 2000 concerns;

     the timing of and value received in connection with acquisitions or divestitures;

     changes in operating conditions and costs;

     capital expenditure requirements; and

     risks relating to performance of contracts, including dependence on performance of third parties.

TRANSACTION FACTORS

     the risk that the companies may not fully realize the benefits expected to result from the merger.

COMPETITIVE FACTORS

     availability of intellectual property rights for newly developed products;

     the actions of competitors;

     new technologies; and

     industry consolidation.

    Accordingly, Boonton stockholders should not place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement/prospectus, or, in the case of documents incorporated by reference, the date of those documents. There can be no assurance that any of the forward-looking statements will prove accurate.

    All subsequent written and oral forward-looking statements attributable to Boonton or Wireless or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Boonton nor Wireless undertakes any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                        THE SPECIAL STOCKHOLDERS MEETING

PROPOSED TIME AND PLACE

    This proxy statement/prospectus is being provided to stockholders of Boonton in connection with the solicitation of proxies by Boonton's Board of Directors for use at Boonton's special meeting of stockholders, and at any adjournment or postponement thereof.


    The special meeting of stockholders of Boonton is to be held at the offices of Boonton, 25 Eastmans Road, Hanover Township, New Jersey at 10:00 a.m., New Jersey time, on July 6, 2000.


    At the meeting, holders of Boonton common stock will be asked to consider and vote upon the proposal to approve the merger. Boonton is not aware of any other matters that may come before the special meeting. However, Boonton stockholders may be asked to consider and vote upon any other matters incidental to the business to be conducted at the meeting.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM


    Only holders of record of Boonton common stock at the close of business on May 12, 2000, the record date for the special meeting, are entitled to receive notice of and to vote at the meeting. This proxy statement/prospectus is first being mailed to stockholders on June 9, 2000. At the close of business on the record date, 2,387,332 shares of Boonton common stock were issued and outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote at the meeting.


    The presence at the meeting in person or by proxy of a majority of the shares of Boonton common stock entitled to vote at the meeting is necessary to constitute a quorum for the purpose of transacting business at the meeting. Abstentions and broker non-votes are considered as present for the purpose of establishing a quorum. If a quorum is not present at the meeting, Boonton expects that the meeting will be adjourned or postponed to solicit additional proxies.

VOTING; PROXIES

    The approval of the merger proposal requires the affirmative vote of at least two-thirds of the outstanding shares of Boonton common stock cast at the meeting. Abstentions and broker non-votes are not counted in tabulating the number of votes cast with respect to the proposal to approve the merger.

    Boonton stockholders may vote by attending the meeting and voting their shares in person or by completing the enclosed proxy card. Shares represented by properly executed proxies received before the meeting will be voted at the meeting in accordance with the instructions given. If the proxy is properly executed but does not contain voting instructions, the shares represented by that proxy will be voted FOR approval of the merger proposal. It is not expected that any matter other than the proposal to approve the merger will be brought before the stockholders at the meeting. If any matters incidental to the merger are properly presented at the meeting for consideration by the stockholders, the persons named in your proxy will have authority to vote on those matters without consulting you.

    If shares are held by a broker or nominee, that is, in street name, unless those brokers or nominees receive instructions from Boonton stockholders as to how to vote their shares, those shares will not be voted at the meeting.

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REVOKING PROXIES

    Boonton stockholders may revoke their proxy at any time prior to the time it is voted at the meeting by:

     Delivering by mail, prior to the date of the meeting, to Boonton Electronics Corporation, 25 Eastmans Road, P.O. Box 465, Parsippany, New Jersey 07054-0465, Attention: Yves Guyomar, written notice of revocation bearing a later date than the proxy;

     Delivering to Mr. Guyomar a duly executed proxy bearing a later date than the revoked proxy; or

     Attending the meeting and voting in person in accordance with the voting procedures established for the meeting. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

SOLICITATION OF PROXIES


    Boonton's Board of Directors is soliciting the enclosed proxy. Boonton will bear the costs of the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Boonton common stock held of record by those persons and Boonton will reimburse those custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses. In addition to solicitation by mail, the directors, officers and employees of Boonton may solicit proxies from stockholders by telephone, telegram or in person. They will not receive any additional compensation for their solicitation activities.


VOTES REQUIRED; SHARE OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS


    The approval of the merger proposal requires the affirmative vote of at least two-thirds of the outstanding shares of Boonton common stock cast at the meeting.



    As of the close of business on May 12, 2000, the directors of Boonton, and the principal stockholders of Boonton who are parties to the merger agreement, owned and were entitled to vote 1,745,969 shares of Boonton common stock. These shares represent approximately 73% of the outstanding shares of common stock entitled to vote at the special meeting. In the merger agreement, each of the directors and those principal stockholders have agreed to vote, and have granted a power of attorney to Wireless' President to vote, all of their shares in favor of the merger proposal. If all of those shares are voted in favor of the merger proposal at the meeting, the merger proposal will be approved.

                                   THE MERGER

BACKGROUND OF THE MERGER

    In May 1999, a representative of Wireless approached management of Boonton regarding the possibility of pursuing a business combination. Further discussions ensued during the month of June. During this time, Boonton's President engaged in general discussions with other companies regarding possible strategic alliances. These discussions did not amount to any proposals or offers. Members of Boonton's Board of Directors were apprised by Boonton's management of the discussions concerning a business combination. Management of Wireless and Boonton executed a customary nondisclosure agreement as of June 1, 1999.

    On June 16, 1999, Boonton's Board of Directors met to consider the possibility of a merger with Wireless, as well as other strategic alternatives. After a presentation from management, the Board advised Boonton's President that he should pursue negotiations with Wireless.

    On July 16, 1999, officers of Wireless met with Boonton's officers to negotiate further the terms of the proposed transaction, including the form of the merger agreement. After extensive negotiation, in return for the acceptance by Wireless of Boonton's requests to modify the terms of the merger and the form of merger agreement in several areas, including elimination of the requirement for an escrow against contingent liabilities, Boonton agreed to accept an offer of 1.575 shares of Wireless common stock in return for each share of Boonton common stock. The agreement was subsequently modified to 1.4 shares of Wireless common stock, plus cash equivalent to .175 shares of Wireless common stock.

    On July 27, 1999, Boonton's Board of Directors met to consider the terms of the proposed merger. Management advised the Board that no other solicitations of interest were pending or expected. Boonton's Board of Directors approved the consideration offered by Wireless for the merger and authorized Boonton's President to continue to negotiate the merger documents. At this time, Wireless common stock was trading on the American Stock Exchange for approximately $2.125 per share and Boonton's common stock was trading on the OTC Electronic Bulletin Board for approximately $.97 per share.

    Negotiations of the proposed merger documents continued. Boonton's Board of Directors approved the merger on August 13, 1999 and the merger agreement was executed by the parties as of September 7, 1999.

    On October 26, 1999, Wireless informed Boonton of Wireless' termination of the merger agreement dated September 7, 1999.

    Following the termination of that merger agreement, in December 1999, management of Boonton was approached by a manufacturer of network and signal analyzers about the possibility of merging with Boonton. The parties negotiated for approximately two to three weeks but were unable to reach an agreement and negotiations were terminated on February 2, 2000.


    On or about February 10, 2000, management of Wireless and Boonton commenced discussions regarding the possibility of merging. The parties agreed to proceed on the basis that the form of the previous merger agreement would remain substantially the same. The parties agreed on a merger consideration of .79 shares of Wireless common stock in exchange for each share of Boonton common stock. Boonton's board of directors unanimously approved the merger agreement as of February 24, 2000 and authorized the execution of the merger agreement with such changes as Boonton's President would deem in the best interests of Boonton. At February 24, 2000, the closing price of a share of Wireless common stock was $6.1875 and the closing price of a share of Boonton common stock was $1.69. On March 2, 2000, Wireless, WTT Acquisition Corp., Boonton and Boonton's principal stockholders entered into the merger agreement. On April 28, 2000, the parties amended the merger agreement to set forth the parties intentions to account for the transaction as a pooling of interests.

    The material differences between the merger agreement executed on March 2, 2000, as amended, and the agreement executed on September 7, 1999 are as follows:


     The purchase price is .79 shares of Wireless common stock for each share of Boonton common stock;





     Wireless loaned to Boonton the sum of $250,000 evidenced by a promissory note. If the closing occurs or if Boonton terminates the merger agreement because of a material breach of Wireless, the promissory note will be cancelled. If the closing does not occur for any other reason, the promissory note will be converted into 225,000 shares of Boonton common stock, which shares Boonton must register under the Securities Act within 150 days of maturity of the promissory note; and



     The parties intend to account for the transaction as a pooling of interests.



BOONTON REASONS FOR THE MERGER


    Boonton's Board of Directors believes that the merger is fair to, and in the best interests of, Boonton and its stockholders. In reaching this determination, the Board considered a number of factors, including, without limitation:


     The merger consideration offered by Wireless is greater than the historical market value of Boonton common stock during the two years prior to September 7, 1999, the date of the first merger agreement with Wireless and the book value per share of Boonton;



     Boonton's need for working capital for product development, operations and marketing and to pay trade debt;



     The inability of Boonton to obtain loans and its likely inability to obtain equity investment to fund its working capital needs;


     The availability of Wireless' cash resources to supply working capital;

     Expected synergies and cost savings including an expected reduction in administrative overhead, marketing and sales costs. In addition, both Boonton and Wireless obtain parts and supplies from many of the same suppliers. The merger of these two companies is expected to reduce purchasing costs;


     The reasons expressed in 'The Merger -- Joint Reasons for the Merger';


     Boonton stockholders will receive Wireless common stock that is listed on the American Stock Exchange and most stockholders will be able to freely sell the common stock they receive in the merger;


     Although there can be no assurances, the expected treatment of the merger as a tax-free exchange of stock and only the cash received instead of fractional shares is expected to be presently taxable;


     A review of strategic alternatives; and

     The anticipated continuation and expansion of Boonton's business by Wireless and the expected retention of a significant number of Boonton's operational employees.

    Boonton's Board also considered negative factors relating to the merger, including:

     the possibility of a significant decrease in the market value of Wireless common stock prior to and after the completion of the merger; and

     the risk that the merger would not be completed and the effect of a public announcement of the merger on Boonton's sales and operating results.


    The Boonton Board concluded that these negative factors were substantially outweighed by the potential benefits to be gained by the merger.


    In view of the wide variety of factors considered by the Boonton Board, the Board did not find it practicable to quantify, rank or otherwise assign relative weights to the specific factors considered. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the Board's ultimate determination, but rather the Board conducted an overall analysis of the factors described above. In considering the factors described above, individual members of the Board may have given different weight to different factors.

    After taking into account all of the factors set forth above, the Boonton Board unanimously determined that the merger agreement and merger were in the best interests of Boonton and its stockholders and that Boonton should proceed with the merger and the transactions contemplated by the merger agreement.

    When Boonton stockholders consider the merger agreement and the recommendation of Boonton's board to vote in favor of the merger, the stockholders should be aware that a number of Boonton's officers and directors may have interests in the merger that may be different from, or in addition to, its stockholders interests. See 'Interests of Certain Persons in the Merger'.


RECOMMENDATION TO BOONTON STOCKHOLDERS


    Boonton's Board of Directors unanimously recommends that Boonton's stockholders vote FOR the merger proposal.

NO OPINION OF FINANCIAL ADVISOR


    Boonton's Board of Directors did not engage the assistance of a financial advisor to assist in the sale of Boonton or render an opinion as to the fairness, from a financial point of view, of the exchange ratio in the merger. The Board determined that the factors which weighed in favor of the merger, as discussed above, were substantial in relation to the factors which weighed against the merger. The Board also considered the cost of obtaining a fairness opinion as prohibitively expensive in light of Boonton's financial condition.


WIRELESS REASONS FOR THE MERGER

    The Wireless board of directors has identified several potential benefits of the merger that it believes will contribute to the success of the combined company. These potential benefits include the ability to:

     provide solutions to a wider segment of the total marketplace;

     introduce Boonton's customers and products to the complete solutions offerings of Wireless;

     avoid time consuming and costly internally developed alternatives; and

     achieve synergies and cost savings.

    Additionally, the Wireless board considered the pro forma contribution of Boonton to its net income. Based on the pro forma analyses, Wireless believes the merger will be accretive; however, there can be no assurance that the merger will be accretive in the near future.

JOINT REASONS FOR THE MERGER

    Boonton and Wireless believe that the merger will provide the combined company with greater prospects for growth and profitability to:

     compete effectively in the rapidly growing and changing global wireless telecommunications equipment business;

     offer a comprehensive range of products, services and technical solutions for its customers;

     cultivate a more diverse customer base with broader geographic coverage;
     and

     achieve economies of scale that are currently beyond the independent capability of the companies separately.

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

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following summary of the material federal income tax consequences of the merger is provided for general information purposes only and does not constitute, and is not intended to constitute, and should not be considered as, legal or tax advice to Boonton's stockholders. This summary is not a comprehensive description of all of the tax consequences that may be relevant to you. For example, this summary does not describe tax consequences that arise from rules that apply generally to all taxpayers or to some classes of taxpayers. This summary does not discuss tax consequences under the laws of states or local governments or of any other jurisdiction. This summary is based upon the Internal Revenue Code, the regulations of the U.S. Treasury Department, published positions of the Internal Revenue Service, and court and administrative rulings and decisions in effect on the date of this proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the continuing validity of this summary. This summary is provided for general information purposes only, and does not constitute, and should not be considered as, legal or tax advice. Each holder of Wireless and Boonton stock is urged to obtain, and should rely only upon, his or her own tax advice.


    Boonton and Wireless have received a tax opinion from Drinker Biddle & Shanley LLP, tax counsel to Boonton, to the effect that, for federal income tax purposes, the merger will constitute a 'reorganization' within the meaning of
Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and that the federal income tax consequences of the merger to Boonton stockholders, Boonton and Wireless will be as follows:


     No gain or loss will be recognized by Boonton or Wireless as a result of the merger;

     No gain or loss will be recognized by the stockholders of Boonton who exchange their Boonton common stock solely for Wireless common stock;

     The aggregate tax basis of Wireless common stock received by a Boonton stockholder who exchanges all of his or her Boonton common stock for Wireless common stock in the merger will be the same as the aggregate tax basis of his or her Boonton common stock surrendered in the exchange (reduced by the basis allocable to fractional shares);


     The holding period of the Wireless common stock received by a Boonton stockholder will include the holding period of shares of Boonton common stock surrendered by the Boonton stockholder in the exchange; provided that the shares of Boonton common stock were held as capital asset at the time of the merger; and


     Generally, the holder of Boonton common stock that receives cash in lieu of a fractional share will be treated as if a fractional share of Wireless common stock had been issued in the merger and then redeemed by Wireless for cash. A holder of Boonton common stock will generally recognize gain or loss upon such payment, equal to the difference, if any, between the holder's basis in the fractional share and the amount of cash received.


    The parties are not requesting a ruling from the Internal Revenue Service in connection with the merger. An opinion of counsel only represents counsel's best judgment and neither binds the Internal Revenue Service nor the courts nor precludes the Internal Revenue Service from adopting a contrary position. In addition, the tax opinion is subject to certain assumptions and qualifications and is based upon representations made by Wireless and Boonton and assumes that the representations made by Wireless and Boonton are true, correct and complete and will remain true, correct and complete through and after the effective time of the merger. For example, of particular importance are those assumptions and representations relating to the 'continuity of interest,' 'control' and 'continuity of business enterprise' requirements.


    To satisfy the 'continuity of interest' requirement, Boonton's stockholders must not, pursuant to a plan or intent existing at or prior to the merger, sell or otherwise transfer to Wireless or a party related to Wireless so much of either their Boonton common stock prior to the merger or their shares of Wireless common stock to be received in the merger, such that the Boonton stockholders, as a group, would no longer have a substantial proprietary interest in the Boonton business being conducted by Wireless after the merger. This includes, among other things, shares sold to Wireless before the merger. Boonton's stockholders will generally be regarded as having retained a substantial proprietary interest as long as the shares of Wireless common stock received in the merger, after reduction for any dispositions described above, in the aggregate, represent at least 50% of the entire consideration received by the Boonton stockholders in the merger and in sales to Wireless in advance of the merger. To satisfy the 'continuity of business enterprise' requirement, Wireless must continue the historic business conducted by Boonton or use a significant portion of the historic business assets of Boonton in a business. To satisfy the 'control' requirement, Boonton stockholders owning at least 80% of the total voting power of Boonton common stock entitled to vote must exchange their shares of Boonton common stock for shares of Wireless common stock. For purposes of the 'control' requirement, the amount of stock constituting control is measured immediately before the transaction.

    A successful Internal Revenue Service challenge to the 'reorganization' status of the merger would result in a Boonton stockholder recognizing gain or loss with respect to each share of Boonton common stock surrendered equal to the difference between the stockholder's basis in the share and the fair market value, as of the effective time of the merger, of the shares of Wireless common stock received in exchange therefor. In that event, a stockholder's aggregate basis in the shares of Wireless common stock received would equal their fair market value and the holding period of those shares would begin the day after the merger.

    This summary also assumes that stockholders hold their shares of Boonton common stock as a capital asset and does not address the tax consequences that may be relevant to a particular stockholder receiving special treatment under some federal income tax laws. Stockholders receiving this special treatment include:

     banks and other financial institutions;

     tax-exempt organizations;

     insurance companies;

     investment companies and real estate and financial asset securitization investment trusts;

     dealers in securities or foreign currencies;

     Boonton stockholders who received their Boonton common stock through the exercise of employee stock options or otherwise as compensation;

     Boonton stockholders who are not U.S. persons; and

     Boonton stockholders who hold common stock as part of a hedge, straddle or conversion transaction.

TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO BOONTON STOCKHOLDERS WILL DEPEND ON EACH PARTICULAR SITUATION. BOONTON STOCKHOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGE IN THE TAX LAWS.

ACCOUNTING TREATMENT

    The merger is intended to qualify as a pooling-of-interests for accounting purposes. Under this method of accounting, the recorded historical cost basis of the assets and liabilities of Wireless and Boonton will be carried forward to the operations of the combined company at their historical recorded amounts. Results of operations of the combined company will include income of Wireless and Boonton for the entire fiscal period in which the combination occurs, and the historical results of operations of the separate companies for fiscal years prior to the merger will be combined and reported as the results of operations of the combined company. No adjustments have been made to the unaudited combined condensed pro forma financial information of Wireless and Boonton to conform the accounting policies of the combined company as the nature and amounts of such adjustments are not expected to be significant.

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


    Completion of the merger is conditioned upon receipt by each of Wireless and Boonton of a letter from its respective independent public accountants stating that, in their respective opinions, they concur with the conclusions of the management of Wireless and Boonton as to the appropriateness of pooling-of-interests accounting treatment for the merger under Accounting Principles Board Opinion No. 16, if completed in accordance with the merger agreement. However, some of the conditions to be met to qualify for pooling-of-interests accounting treatment cannot be fully assessed until the passage of specified periods of time after the effective time of the merger, as certain of the conditions for pooling-of-interests accounting treatment address transactions occurring within such specified periods of time. Certain events, including certain transactions with respect to Wireless common shares by affiliates of Wireless or Boonton common shares by affiliates of Boonton could prevent the merger from qualifying as pooling-of-interests for accounting purposes.



    If, after completion of the merger, events occur that cause the merger to no longer to qualify for pooling-of-interests accounting treatment, the purchase method of accounting would be applied. The purchase method of accounting could have a material adverse effect on the reported operating results of Wireless as compared to pooling-of-interests accounting treatment. See 'Risk Factors -- Failure to Qualify for Pooling-of-Interests Accounting Treatment May Impact Reported Operating Results.'


AMERICAN STOCK EXCHANGE LISTING

    It is the obligation of Wireless and a condition to closing the merger that the shares of Wireless common stock to be issued to Boonton stockholders in the merger be approved for listing on the American Stock Exchange.

REGULATORY MATTERS

    Boonton has complied with New Jersey's Industrial Site Recovery Act by obtaining a Deminimis Quantity Exemption for its facility from the New Jersey Department of Environmental Protection.

NO APPRAISAL OR DISSENTERS' RIGHTS

    Under New Jersey law, holders of Boonton common stock are not entitled to dissenters' or appraisal rights in connection with the merger.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTIONS

    This proxy statement/prospectus does not cover any resales of Wireless common stock to be received by Boonton stockholders in the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.

    All shares of Wireless common stock to be received by Boonton stockholders in the merger will be freely transferable, except shares received by those persons deemed to be 'affiliates' of Boonton under the Securities Act of 1933 at the time of the special stockholders meeting, who may resell their shares only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be affiliates of Boonton for those purposes generally include directors, officers and other individuals or entities that control, are controlled by, or are under common control with, Boonton, and would not include stockholders who are not officers, directors or principal stockholders of Boonton.

RESALE RESTRICTIONS

    Securities and Exchange Commission guidelines regarding qualification for the use of the pooling-of-interests method of accounting also limit sales by affiliates of the acquiring and acquired companies in a business combination.

    Securities and Exchange Commission guidelines indicate further that the pooling-of-interests method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if they do not dispose of any of the shares they own or shares they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of combined operations have been published.


    Pursuant to Amendment No. 1 to the merger agreement, Boonton has caused each of its affiliates to execute a written agreement restricting the disposition by the affiliate of the Wireless common shares to be received by the affiliate in the merger. Each of Boonton's affiliates shall be permitted to dispose of Wireless common shares if the disposition constitutes the disposition of a de minimis amount under GAAP, including Staff Accounting Bulletin No. 76.


                  MATERIAL PROVISIONS OF THE MERGER AGREEMENT

GENERAL

    The following is a summary of the material provisions of the merger agreement and amendment No. 1 to the merger agreement which documents are incorporated by reference and attached to this proxy statement/prospectus as Annex A and Annex B, respectively. This summary is not a complete description of every provision of the merger agreement and amendment No. 1, and is qualified in its entirety by reference to the full and complete text of the merger agreement and amendment thereto. We urge each Boonton stockholder to read the entire merger agreement and the amendment to the merger agreement.

STRUCTURE OF THE MERGER


    Under the merger agreement, WTT Acquisition Corp., a wholly owned subsidiary of Wireless, will merge with and into Boonton. As a consequence of the merger, Boonton will become a wholly owned subsidiary of Wireless. Wireless management will not change as a result of the merger. Assuming no additional shares of Wireless stock are issued before the closing of the merger, Boonton stockholders will own approximately 9.7% of the outstanding Wireless common stock immediately following the merger.


CLOSING; EFFECTIVE TIME

    Boonton and Wireless will close the merger at 10:00 a.m., New York City time, no later than the third (3rd) business day after the conditions set forth in the merger agreement have been satisfied or waived, unless another date is agreed to in writing.

    On the date of the closing of the merger, Wireless will file a certificate of merger and other appropriate documents with the Treasurer of the State of New Jersey in accordance with the relevant provisions of New Jersey law. The merger will become effective when the certificate of merger is filed with the Treasurer of the State of New Jersey, or at such later time as we specify in the certificate of merger.

CONSIDERATION TO BE RECEIVED IN THE MERGER


    At the time of the merger, each outstanding share of Boonton common stock will be automatically converted into the right to receive .79 shares of Wireless common stock. There is no minimum or floor on the market price of Wireless common stock to be received in the merger.


CANCELLATION OF SHARES

    Any share of Boonton common stock owned by Wireless, or held by Boonton as treasury stock, will be automatically canceled and retired in the merger and will cease to exist. Wireless will not exchange those shares for any of its securities or other consideration.

PROCEDURES FOR SURRENDER OF CERTIFICATES; FRACTIONAL SHARES

    As soon as reasonably practicable after the effective time of the merger, the exchange agent for the merger will send Boonton stockholders a letter of transmittal. The letter of transmittal will contain instructions with respect to the surrender of Boonton stock certificates. BOONTON STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

    Commencing immediately after the effective time of the merger, upon surrender by Boonton stockholders of stock certificates representing Boonton shares in accordance with the instructions in the letter of transmittal, Boonton stockholders will be entitled to receive stock certificates representing shares of Wireless common stock into which those Boonton shares have been converted and together with a cash payment instead of fractional shares, if any.



    After the merger, each certificate that previously represented shares of Boonton common stock will represent only the right to receive the shares of Wireless common stock into which shares of Boonton common stock were converted in the merger and the right to receive cash instead of fractional shares of Wireless common stock.



    Boonton's transfer books will be closed at the effective time of the merger and no further transfers of shares will be recorded on the transfer books. If a transfer of ownership of Boonton's stock that is not registered in the records of Boonton's transfer agent has occurred, then, so long as the Boonton stock certificates are accompanied by all documents required to evidence and effect the transfer, as set forth in the transmittal letter and accompanying instructions, and by evidence of payment of any applicable stock transfer taxes, a certificate representing the proper number of shares of Wireless common stock will be issued to a person other than the person in whose name the certificate so surrendered is registered, together with a cash payment instead of fractional shares, if any.


    If certificates for any shares of Boonton common stock have been lost, stolen or destroyed, the holder will be instructed in the letter of transmittal to submit an affidavit to that effect. The holders may also be required to deliver to the exchange agent a bond in an amount reasonably required to indemnify the exchange agent and Wireless against claims with respect to the lost certificates.

    No fractional share of Wireless common stock will be issued upon surrender of certificates previously representing Boonton shares. Instead, the exchange agent will pay Boonton stockholders an amount in cash determined by multiplying the fractional share interest to which Boonton stockholders would otherwise be entitled by the closing price for a share of Wireless common stock on the American Stock Exchange on the closing date of the merger.

REPRESENTATIONS AND WARRANTIES


    The merger agreement contains representations and warranties of each principal stockholder (See 'Material Terms of the Voting Provisions' for a list of principal stockholders) relating to:


     capacity;

     authority;

     agreements between Boonton and the principal stockholders;

     agreements for payments to principal stockholders by Boonton;

     related party transactions; and

     amounts owed to the principal stockholders.


    The merger agreement contains representations and warranties by Boonton relating to:


     corporate organization, qualification, standing and power;

     capitalization;


     authorization, execution and enforceability of, required consents, approvals and authorizations of governmental authorities;


     documents filed with the SEC;

     absence of undisclosed liabilities since September 30, 1999;

     absence of specified changes or events since September 30, 1999;

     compliance with applicable laws and litigation;

     employee benefit and labor matters;

     environmental matters;

     tax matters;

     required board and stockholder votes in connection with the merger;

     intellectual property matters;

     title to assets and properties;

     material agreements;

     related party transactions;

     suppliers;

     customers and sales representatives; and

     'Year 2000' compliance.


    The merger agreement contains representations and warranties by Wireless relating to:


     corporate organization, qualification, standing and power;

     capitalization;

     continuity of business enterprise;


     authorization, execution and enforceability of, required consents, approvals and authorizations of governmental authorities;


     documents filed with the SEC;

     absence of undisclosed liabilities since December 31, 1999;

     absence of changes or events since filing of the most recent 10-Q;

     compliance with applicable laws and litigation;

     tax representation letter;

     tax matters; and

     board approval in connection with the merger.

The representations and warranties survive the closing of the merger or termination of the merger agreement for a period of two (2) years provided that some specified representations and warranties survive indefinitely.

CONDITIONS TO COMPLETION OF THE MERGER

    Each party's obligation to complete the merger is subject to a number of conditions which must be met or, where permitted by law, waived by the closing date. These conditions include:

     the approval of the merger by the Boonton stockholders;


     the receipt of all licenses, consents, approvals, and other authorizations of governmental authorities and third parties;



     the absence of any governmental rule, or any law prohibiting the merger;


     the effectiveness of the registration statement of which this proxy statement/prospectus is a part, and the absence of a stop order or any proceedings or threats to suspend its effectiveness;

     Wireless and Boonton are reasonably satisfied that the merger will qualify as a tax-free reorganization under Internal Revenue Code Section 368;

     the accuracy of the representations and warranties of the other party to the merger agreement;

     the repayment in full of principal and interest on Boonton's indebtedness owed to the New Jersey Economic Development Authority;


     each principal stockholder and all the employees of Boonton shall have executed and delivered a confidentiality, non-competition and no solicitation agreement;


     review by Wireless of the schedules to the merger agreement disclosed no material information regarding Boonton unsatisfactory to Wireless;

     the non-occurrence of any material adverse change or event having a material adverse effect on Boonton;


     each party's performance of and compliance in all material respects with all of its obligations under the merger agreement at or before the closing date; and


     the payment by Wireless of Boonton's obligations to its directors for fees and other liabilities, which payment shall be made in cash or Wireless common stock.

CONDUCT OF BUSINESS PENDING THE MERGER

    Pursuant to the merger agreement, Boonton has agreed to take or refrain from taking the actions below from the date of the merger agreement until the completion of the merger. Subject to exceptions contained in the merger agreement, Boonton has agreed as follows:

     to conduct its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and use its commercially reasonable efforts to preserve intact its current business organization;

     not to take any action that would result in any of the representations and warranties becoming untrue or any of the conditions of the merger not being satisfied;

     to use commercially reasonable efforts to maintain existing relations with customers, suppliers, contractors, distributors, and others having business dealings with it;

     not to grant to any current or former officer or director any increase in compensation, bonus or other benefits;

     not to adopt or amend any collective bargaining agreement, or other Boonton's benefit plans, in any manner;

     not to declare, set aside or pay any dividends on its outstanding shares of capital stock;

     not to split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities;

     not to purchase, redeem or otherwise acquire any shares of its capital stock;

     not to issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of its capital stock or any of its properties or assets;

     not to amend its articles of incorporation, by-laws or other comparable organizational documents;

     not to incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person for borrowed money;

     not to settle any material claim, action or proceeding involving money damages;

     not to enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts;

     not to sell, lease, or license or otherwise dispose of any assets except in the ordinary course of business; and

     not to authorize, commit or agree to take any of the foregoing actions.

WIRELESS LOAN

    Concurrently with the execution of the merger agreement, Wireless loaned to Boonton the principal sum of $250,000 evidenced by a promissory note made by Boonton in favor of Wireless. If the closing occurs or if Boonton terminates the merger agreement because of a material breach of Wireless, the promissory note will be cancelled. If closing does not occur for any other reason, the promissory note will be converted into 225,000 shares of Boonton common stock, which shares Boonton must register under the Securities Act within 150 days of maturity of the promissory note.

TERMINATION

    The merger agreement may be terminated at any time prior to the effective time:

     by mutual consent of Boonton and Wireless;

     by either Boonton or Wireless if:

      -- the conditions to the merger have not been met and the merger has not been completed by July 14, 2000 which date may be extended at the discretion of Wireless except if the conditions have not been met solely as a result of the action or inaction of the party seeking to terminate;

      --  approval of Boonton's stockholders has not been obtained;

      -- any court or other governmental body has taken any action enjoining, restraining or otherwise prohibiting the merger; or

      -- either party materially breached any representation, warranty, covenant or agreement.


     by the non-breaching party if the other party materially breaches its representations, warranties or agreements under the merger agreement or fails to perform any of its material obligations under the merger agreement which breach or failure would constitute a failure of a condition to the merger; and


     by Wireless or Boonton, if the merger has become impractible by reason of litigation, proceeding or investigation to restrain or prohibit the consummation of the merger.



    Upon termination in accordance with the above provisions, the merger agreement will become void and have no effect, without any liability or obligation on the part of Boonton or Wireless, other than the payment of fees and expenses as described below, and provisions relating to confidentiality and other provisions that survive generally; provided, however, that termination will not relieve any party from liability for any willful material breach of the merger agreement that occurs prior to termination.

    If the merger agreement is terminated, Boonton will be obligated to issue 225,000 shares of common stock to Wireless in repayment of the promissory note made by Boonton in favor of Wireless, unless the merger was terminated by Boonton because of a material breach by Wireless.


    If Wireless exercises its right to extend the July 14, 2000 deadline to complete the merger to a date subsequent to July 14, 2000, Boonton will have the right to terminate the merger agreement and abandon the merger after October 15, 2000 if the merger has not been completed by that date.


FEES AND EXPENSES; TERMINATION FEES

    All costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring the expenses, whether or not the merger is completed, it being understood that Boonton shall not incur more than $175,000 in legal and accounting fees combined.

    Boonton shall pay to Wireless a termination fee equal to $100,000 plus up to $500,000 of all out of pocket expenses incurred by Wireless if Wireless terminates the agreement because of:

     a breach of the merger agreement by Boonton under specific circumstances;
     and

     Boonton enters into a transaction relating to the acquisition of Boonton or a material portion of its capital stock or assets with a third party within one year after termination of the merger.

    If Boonton terminates the agreement because of a material breach by Wireless, the $250,000 promissory note shall be cancelled.

OTHER COVENANTS AND AGREEMENTS

    The merger agreement contains other covenants of the parties, including covenants relating to:

     public announcements and notification of material changes;

     access to information;

     commercially reasonable efforts and further assurances;

     compliance with legal requirements and cooperation in connection with governmental and regulatory filings and in obtaining consents and approvals;

     confidential treatment of non-public information; and

     pooling of interests restrictions.

INDEMNIFICATION

    Boonton is required to indemnify Wireless from losses and expenses in some circumstances including:

     the breach of Boonton's or a principal stockholder's representations, warranties or agreements; and

     an action against Wireless by a stockholder or former stockholder of Boonton relating to that stockholder's purchase of Boonton stock.

    Subject to monetary thresholds and limitations, each principal stockholder of Boonton who is a party to the merger agreement is required, in the event the merger is completed, to indemnify Wireless from losses and expenses for a breach of representations, warranties and covenants made by that particular stockholder.

    Subject to monetary thresholds and limitations, Wireless and WTT are required to indemnify Boonton for all losses and expenses for a breach of their representations, warranties, covenants and agreements.

    Liability for indemnification expires on the second anniversary of the closing of the merger, except for breaches of some representations and warranties which may last longer.

AMENDMENT AND WAIVER

    The provisions of the merger agreement may be waived or amended in writing signed by all parties to the agreement. Some provisions, including the requirement that Boonton stockholders approve the merger, may not be waived.

NO SOLICITATION BY BOONTON

    Boonton has agreed in the merger agreement that, from the date of execution of the merger agreement until its termination, Boonton will not directly or indirectly solicit or encourage or authorize any individual, agent, corporation or other entity to solicit or encourage any proposal that may reasonably be expected to lead to a merger, consolidation or other business combination involving Boonton other than the transactions contemplated by the merger agreement.

MATERIAL TERMS OF THE VOTING PROVISIONS

    Holders of Boonton common stock listed below agreed by entering into the merger agreement to vote their shares according to the voting provisions of the agreement.

    Stockholders who have signed the merger agreement are:

     Daniel Auzan

     Ronald T. DeBlis

     Jack Frucht

     Yves Guyomar

     Abel Sheng

     Otto H. York

     John M. Young

     G.E.M. USA, Inc.

     General Electronique Mesure, SA

     SIDCO Investments, Inc.

    As of the close of business on May 12, 2000, these stockholders owned approximately 73% of the outstanding common stock of Boonton. Under the voting provisions of the merger agreement, each stockholder has:


     agreed to vote all of the shares of Boonton common stock owned by them or over which they exercise voting control in favor of the merger agreement;

     agreed to vote all of the shares of Boonton common stock owned by them against any merger with or disposition of 20% or more of the assets of Boonton to any party other than Wireless;

     granted to the President of Wireless an irrevocable proxy so that if any of the holders fail to vote in favor of the merger, then Wireless may do so on their behalf as their proxy.

    The voting provisions of this merger agreement expire when the merger has been approved or upon termination of the merger agreement, whichever comes first.

                             FINANCIAL INFORMATION

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF WIRELESS


    The following selected historical consolidated financial data for each of the years ended December 31, 1995 through 1999 have been derived from Wireless' audited consolidated financial statements. The selected historical data for the three months ended March 31, 2000 has been derived from Wireless' unaudited interim financial statements which financial statements, in the opinion of management, reflect all adjustments necessary for the fair presentation of data. This information is only a summary and Boonton stockholders should read it together with Wireless' historical consolidated financial statements and related notes contained in the annual reports, quarterly reports and other information that Wireless has filed with the SEC and incorporated by reference. See 'Where You Can Find More Information' on page 52.



                                     THREE MONTHS
                                        ENDED                             YEAR ENDED DECEMBER 31,
                                      MARCH 31,        --------------------------------------------------------------
                                         2000             1999         1998         1997         1996         1995
                                         ----             ----         ----         ----         ----         ----
RESULTS OF OPERATIONS DATA:
   Revenue......................      $2,141,335       $6,848,557   $6,834,815   $6,762,833   $5,843,225   $4,982,629
   Net income from continuing
     operations before income
     taxes......................       1,094,664        3,682,962    1,785,048    2,052,573    1,908,172    1,494,788
   Net income from continuing
     operations.................         662,678        2,422,793    1,455,605    1,307,620    1,223,345      929,758
   Cash Dividend................               0                0      877,545    3,489,646    2,602,215    1,430,755
   Earnings from continuing
     operations per common
     share(1)
       Basic....................             .04              .14          .08          .07          .07          .05
       Diluted..................             .04              .14          .08          .07          .07          .05
BALANCE SHEET DATA:
(as of the end of the period)
   Total assets.................      34,651,168       33,365,375   24,091,815   24,211,054   19,044,242   13,402,353
   Long-term debt...............       3,353,419        3,581,026      306,610      125,404       65,075       50,696


---------


(1) Common Share data has been adjusted to reflect the 2-for-1 and 3-for-2 stock splits paid on May 28, 1996 and July 8, 1995, respectively.


SELECTED HISTORICAL FINANCIAL DATA OF BOONTON


    The following selected historical financial data for the years ended September 30, 1999, September 30, 1998 and selected historical consolidated financial data for the years ended September 30, 1995 through 1997 have been derived from Boonton's audited financial statements and audited consolidated financial statements, respectively. The selected historical financial data for the six months ended March 31, 2000 has been derived from Boonton's unaudited interim financial statements, which financial statements, in the opinion of management, reflect all adjustments necessary for the fair presentation of the data. These adjustments consist only of normal recurring accruals. Because of seasonal and other factors, results for interim periods are not necessarily indicative of the results to be expected for the full year. This information is only a summary and Boonton stockholders should read it together with Boonton's historical consolidated financial statements and related notes contained in the annual reports, quarterly reports and other information that Boonton has filed with the SEC, or otherwise contained herein. See 'Where You Can Find More Information' on page 52.

                                     SIX MONTHS
                                       ENDED                         YEAR ENDED SEPTEMBER 30,
                                     MARCH 31,    ---------------------------------------------------------------
                                        2000         1999          1998         1997         1996         1995
                                        ----         ----          ----         ----         ----         ----
RESULTS OF OPERATIONS DATA:
   Revenue.........................  $4,117,284   $ 6,886,395   $6,849,143   $7,209,057   $6,038,336   $6,837,248
   Income (loss) before income
     taxes.........................    204,098       (913,554)     199,539       31,344     (824,606)     (82,495)
   Net income (loss)...............    204,098     (1,518,448)     142,959       31,344   (1,049,679)     233,844
   Earnings (loss) from continuing
     operations per common share
       Basic.......................        .09           (.65)         .09          .02         (.72)         .17
       Diluted.....................        .09           (.65)         .09          .02         (.72)         .17

BALANCE SHEET DATA:
(as of the end of the period)
   Total assets....................  $4,077,288   $ 3,503,308   $4,716,190   $4,487,848   $3,826,998   $4,088,995
   Long-term debt..................    422,610        453,819      526,466   $  747,693   $  498,312   $  516,288


COMPARATIVE PER SHARE DATA


    Set forth below are the earnings (loss) before extraordinary items and book value (common stockholders' equity) per common share data separately for Wireless on a historical basis, for Boonton on a historical basis and for the combined company on a pro forma combined basis. The exchange ratio for the merger is .79 shares of Wireless common stock for each share of Boonton common stock outstanding. The pro forma earnings per share data presented below assumes exercise of all of the outstanding stock options of Boonton.


    The unaudited pro forma combined data below is for illustrative purposes only. The companies may have performed differently had they always been combined. Boonton stockholders should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

    The information set out under the pro forma combined per Boonton equivalent share data is computed by multiplying the combined company pro forma information by the exchange ratio .79.


    Boonton stockholders should read the information below together with the respective historical financial statements and related notes contained in the annual reports and information that Boonton and Wireless have filed with the SEC and incorporated by reference. To obtain copies of these documents, see 'Where You Can Find More Information' on page 52.



                                                     THREE MONTHS
                                                        ENDED          YEAR ENDED DECEMBER 31,
                                                      MARCH 31,     -----------------------------
                                                         2000       1999    1998    1997    1996
                                                         ----       ----    ----    ----    ----
Wireless Historical per Common Share Data:
    Earnings before extraordinary items............     $ .04       $ .14   $ .08   $ .07   $ .07
    Earnings before extraordinary items -- assuming
      dilution.....................................       .04         .14     .08     .07     .07
    Cash Dividend..................................       .00         .00     .05     .20     .15
    Book Value.....................................      1.58        1.53    1.30    1.27    1.01



                                                        SIX MONTHS
                                                          ENDED        YEAR ENDED SEPTEMBER 30,
                                                        MARCH 31,    -----------------------------
                                                           2000      1999    1998    1997    1996
                                                           ----      ----    ----    ----    ----
Boonton Historical per Common Share Data:
    Earnings (loss) before extraordinary items........     $.09      $(.65)  $ .09   $ .02   $(.72)
    Earnings (loss) before extraordinary
      items -- assuming dilution......................      .09       (.65)    .09     .02    (.72)
    Cash Dividend.....................................      .00        .00     .00     .00     .00
    Book Value........................................      .73        .66    1.59    1.51    1.52

                                                     THREE MONTHS
                                                        ENDED          YEAR ENDED DECEMBER 31,
                                                      MARCH 31,     -----------------------------
                                                         2000       1999    1998    1997    1996
                                                         ----       ----    ----    ----    ----
Wireless Pro Forma Combined per
  Common Share Data:
    Earnings (loss) before extraordinary items.....     $ .04       $ .05   $ .08   $ .07   $ .01
    Earnings (loss) before extraordinary items --
      assuming dilution............................       .04         .05     .08     .07     .01
    Cash Dividend..................................       .00         .00     .05     .20     .15
    Book Value.....................................      1.51        1.46    1.35    1.32    1.07



                                                     THREE MONTHS
                                                        ENDED          YEAR ENDED DECEMBER 31,
                                                      MARCH 31,     -----------------------------
                                                         2000       1999    1998    1997    1996
                                                         ----       ----    ----    ----    ----
Wireless Pro Forma Combined per Boonton Equivalent
  Common Share Data:
    Earnings (loss) before extraordinary items.....     $ .03       $ .04   $ .06   $ .06   $ .01
    Earnings (loss) before extraordinary items --
      assuming dilution............................       .03         .04     .06     .06     .01
    Cash Dividend..................................       .00         .00     .04     .16     .12
    Book Value.....................................      1.19        1.15    1.07    1.04     .85


MARKET PRICES AND DIVIDENDS

    Wireless common stock is listed on the American Stock Exchange under the symbol 'WTT.' Boonton common stock is listed on the OTC Electronic Bulletin Board under the symbol 'BOON.'

    The tables below set forth, for the periods indicated, the high and low sale prices of Wireless common stock and high and low bid prices of Boonton common stock as reported on the American Stock Exchange and on the OTC Electronic Bulletin Board, respectively, in each case based on published financial sources.

1998:
    Quarter ended March 31, 1998............................  $9.63   $5.63
    Quarter ended June 30, 1998.............................   7.88    2.31
    Quarter ended September 30, 1998........................   3.81    1.44
    Quarter ended December 31, 1998.........................   2.38    1.44
1999:
    Quarter ended March 31, 1999............................   2.69    1.50
    Quarter ended June 30, 1999.............................   2.94    1.56
    Quarter ended September 30, 1999........................   2.31    1.69
    Quarter ended December 31, 1999.........................   4.31    1.50
2000:
    Quarter ended March 31, 2000............................   9.88    3.00

                                                                 BOONTON
                                                              COMMON STOCK
                                                              -------------
YEAR ENDED SEPTEMBER 30,                                      HIGH     LOW
------------------------                                      ----     ---
1998:
    Quarter ended December 31, 1997.........................  $1.13   $ .91
    Quarter ended March 31, 1998............................   1.00     .81
    Quarter ended June 30, 1998.............................    .88     .69
    Quarter ended September 30, 1998........................   1.13     .41
1999:
    Quarter ended December 31, 1998.........................    .63     .44
    Quarter ended March 31, 1999............................   1.03     .56
    Quarter ended June 30, 1999.............................   1.38     .44
    Quarter ended September 30, 1999........................   2.75     .81

                                                  (table continued on next page)

(table continued from previous page)

                                                                WIRELESS
                                                              COMMON STOCK
                                                              -------------
YEAR ENDED DECEMBER 31,                                       HIGH     LOW
-----------------------                                       ----     ---
2000:
    Quarter ended December 31, 1999.........................   2.31     .53
    Quarter ended March 31, 2000............................   5.50    1.00

    Quarterly dividends on Wireless common stock had been declared since June 1993. The table below details quarterly dividends declared for the past two years. On May 15, 1998, Wireless ceased paying a quarterly dividend. Boonton has not paid any cash or stock dividends for the fiscal year ended September 30, 1998 and thereafter to date and does not anticipate paying dividends on the common stock in the foreseeable future.

QUARTERLY DIVIDEND PER SHARE OF WIRELESS COMMON STOCK

FISCAL YEAR                       1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER
-----------                       -----------   -----------   -----------   -----------
1999............................     $.00          $.00          $.00          $.00
1998............................     $.05          $.00          $.00          $.00


    On May 12, 2000 Wireless had approximately 437 stockholders of record.



    As of May 12, 2000, Boonton had approximately 2,387,332 shares of common stock issued and outstanding held by approximately 632 record holders. Institutions, as holders of record, may hold common stock as nominees (street name) on behalf of multiple beneficial holders.



    On March 2, 2000, the last full trading day prior to the public announcement of the proposed merger, the closing prices of Wireless common stock reported on the American Stock Exchange and the closing bid price of Boonton's common stock reported on the OTC Electronic Bulletin Board were $8.1875 and $2.125 per share, respectively. On June 8, 2000, the most recent practicable date prior to the printing of this proxy statement/prospectus, the closing price of Wireless common stock reported on the American Stock Exchange was $2.688 per share and the closing bid price of Boonton common stock reported on the OTC Electronic Bulletin Board was $1.688 per share. Stockholders should obtain current market quotations prior to making any decision with respect to the merger.

                                 THE COMPANIES

BUSINESS OF WIRELESS

    Wireless Telecom Group, Inc., a New Jersey corporation, develops, manufactures and markets a wide variety of electronic noise sources, and in addition, until March 11, 1999, test instruments for the wireless telecommunication industry. Wireless' products have historically been primarily used to test the performance and capability of cellular/PCS and satellite communications systems. Other applications include radio, radar, wireless local area network (WLAN) and digital television. On March 11, 1999, Wireless consummated the sale of its wireless and satellite test equipment business.

MARKET


    Since Wireless' incorporation in the State of New Jersey in 1985, it has been primarily engaged in supplying noise source products to various customers. In 1993, Wireless expanded its product line to include test equipment designed specifically for use by commercial customers in wireless communications, and, as stated above, disposed of such business on March 11, 1999. Approximately 82% of Wireless' sales in fiscal 1999 were derived from commercial applications. The remaining sales (approximately 18%) were comprised of sales made to the United States government (particularly the armed forces) and prime defense contractors.


PRODUCTS

    Noise source products are primarily used as a method of testing to determine if sophisticated communications systems are capable of receiving the information being transmitted. The widest application for Wireless' noise source products are as a reference standard in test instruments which measure unwanted noise and interference in devices and components utilized in communications equipment. This is accomplished by comparing a noise source with known characteristics to the unwanted noise found in the communications system being tested. By generating a random noise signal, in combination with a live transmission signal, a noise generator simulates real world signals and allows the manufacturer to determine if its product is performing to specifications. Noise source testing is often more cost-efficient, faster and more accurate than alternative conventional methods using signal generators.

    Coupled with other electronic devices, noise generators are also an effective means of jamming, blocking and disturbing enemy radar and other communications, as well as insulating and protecting friendly communications. In the jamming mode, Wireless' noise source products block out or disrupt unwanted radar and radio transmissions generally without being detected.

    Wireless' noise source products are used in radar systems as part of built-in test equipment to continuously monitor the radar receiver and in satellite communications where the use of back-up receivers are becoming more common as the demand for communication availability and reliability is increasing. Testing by Wireless' noise source products assures that the back-up receiver is always functional and ready should the communication using the first receiver fail. Wireless' noise source products can test satellite communication receivers for video, telephone and data communications.

    Wireless' products come in various sizes, styles and models with varying degrees of capabilities and can be customized to meet particular customer requirements. They may be incorporated directly into the electronic equipment concerned or may be stand alone components or devices that are connected to, or used in conjunction with, such equipment operating from an external site, in the factory or in the field. Wireless' noise source products range from relatively simple items with no control mechanisms or auxiliary components to complex, automated components containing computerized or microprocessor based controls. Prices of noise source devices range from approximately $200 to $50,000 per unit, with most sales occurring between $700 and $2,500 per unit.

    Wireless' products have extended useful lives but are generally recalibrated every year to ensure their accuracy. Wireless provides recalibration services for a fee to its domestic and

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

international customers and also calibrates test equipment manufactured by others. Although such services accounted for less than 5% of fiscal 1999 sales, Wireless feels this area will continue to grow as more products are sold into the global marketplace.

SALE OF DIVISION

    On March 11, 1999 Wireless consummated the sale of all of its Wireless Test Equipment Business to Telecom Analysis Systems, Inc., a New Jersey corporation, for a purchase price of approximately $19 million pursuant to an Asset Purchase Agreement, dated January 7, 1999, between Wireless and TAS. Also, pursuant to the Asset Purchase Agreement, Wireless purchased TAS' products relating to single-function noise generation, and Wireless and TAS entered into non-competition agreements with the businesses associated with the respective products purchased by each. In consideration for TAS' sale of the products relating to single-function noise generation and TAS' entering into a non-compete agreement with Wireless, Wireless paid $2.5 million to TAS.

MARKETING AND SALES

    As of March 15, 2000, Wireless' in-house marketing and sales force currently consists of two individuals. Wireless attempts to promote the sale of its products to customers and manufacturers' representatives through its product literature, publication of articles, presentations at technical conferences, direct mailings, trade advertisements and trade show exhibitions. Wireless believes that extensive advertising is a major factor in generating in-house sales.

    Wireless' products are sold globally through its in-house sales people and by over thirty non-exclusive manufacturers' representatives. Generally, manufacturers' representatives do not stock inventories of Wireless' products. Manufacturers' representatives accounted for an aggregate of 49% and 42% of Wireless' sales for the years ended December 31, 1999 and 1998, respectively. For the years ended December 31, 1999 and 1998, one of Wireless' representatives accounted for approximately 20% and 7% of sales, respectively. Wireless does not believe that, although there can be no assurance, the loss of any or all of its representatives would have a material adverse affect on its business.

    Wireless' relationship with its representatives is usually governed by written contracts that run for one year renewable periods terminable by either party on 60 days prior notice. The contracts generally provide for exclusive territorial and product representation, and prohibit the handling of competing products. Wireless continually reviews and assesses the performance of its representatives and makes changes from time to time based on such assessments.

    Wireless believes that educating its existing and potential customers as to the advantages and applications of its products is a vital factor in its continued success as is its commitment to rapid product introductions and timely revisions to existing products. Management believes that its products offer state-of-the-art performance combined with outstanding customer and technical support. Wireless has always placed great emphasis on designing its products to be user-friendly.

CUSTOMERS

    Since its inception in 1985, Wireless has sold its products to more than 1,000 customers. Wireless currently sells the majority of its products to various commercial users in the communications industry. Other sales are made to large defense contractors which incorporate Wireless' products into their products for sale to the U.S. and foreign governments, multi-national concerns and Fortune 500 companies. In fiscal 1999, approximately 82% of sales were derived from commercial applications. The remaining sales were comprised of government and military applications.

    For fiscal 1999, no one customer accounted for more than 10% of total sales. Wireless' largest customers vary from year to year. Accordingly, while the complete loss of any large customer or substantial reduction of sales to such customers could have a material adverse effect on Wireless, Wireless has experienced shifts in sales patterns with such large companies in the past without any material adverse effect. There can be no assurance, however, that Wireless will not experience future shifts in sales patterns not having a material adverse effect on its business.

    Export sales, including sales of discontinued operations, for fiscal 1999 were $2,529,000, or approximately 30% of total sales. These sales were made predominantly to customers in Asia ($1,366,000 or 16%) and Europe ($884,000 or 11%). In February 1996, Wireless established a Foreign Sales Corporation (FSC). Wireless receives a federal tax deduction for a portion of its export profits. See Note 5 of Notes to the Wireless Financial Statements incorporated by reference herein.

RESEARCH AND DEVELOPMENT

    Wireless currently maintains an engineering staff (six individuals as of March 15, 2000) whose duties include the improvement of existing products, modification of products to meet customer needs and the engineering, research and development of new products and applications. Expenses for research and development involve engineering for improvements and development of new products for commercial markets. Such expenditures include the cost of engineering services and engineering-support personnel and were $581,000 and $2,348,000 for the years ended December 31, 1999 and 1998, respectively. See Note 1 of Notes to the Wireless Financial Statements incorporated by reference herein.

    Research and development expenditures for fiscal 1999 have decreased from fiscal 1998 levels due to the sale of the Wireless Test Equipment Business. Notwithstanding, Wireless continues to consider its research and development efforts to be vital to its future business expansion and success.

COMPETITION

    Wireless competes against many companies which utilize similar technology to that of Wireless, some which are larger and have substantially greater resources and expertise in financial, technical and marketing areas than Wireless, including Hewlett Packard and Agilent Technologies.

    Wireless designs its products with special attention to making them user-friendly, and constantly re-evaluates its products for the purpose of enhancing and improving them. Wireless believes that these efforts, along with its willingness to adapt its products to the particular needs of its customers and its intensive efforts in customer and technical support, are factors that add to the competitiveness of its products.

BACKLOG

    Wireless' backlog of firm orders was approximately $1,100,000 at December 31, 1999, compared to $1,600,000 at December 31, 1998. It is anticipated that all of the backlog orders will be filled during the current year. The stated backlog is not necessarily indicative of Company sales for any future period nor is a backlog any assurance that Wireless will realize a profit from the orders.

INVENTORY, SUPPLIES AND MANUFACTURING

    Wireless purchases components, devices and subassemblies from a wide variety of sources. For example, its noise source diodes, a key component in all of its noise source products, are made by third parties in accordance with Wireless' designs and specifications. Wireless' inventory policy stresses maintaining substantial raw materials in order to lessen its dependency on third party suppliers and to improve its capacity to facilitate production. However, shortages or delays of supplies may, in the future, have a material adverse impact on Wireless' operations. No third party supplier accounted for more than 10% of Wireless' total inventory purchases for fiscal 1999.

    Wireless is not party to any formal written contract regarding the deliveries of its supplies and components. It generally purchases such items pursuant to written purchase orders of both the individual and blanket variety. Blanket purchase orders usually cover the purchase of a larger amount of items at fixed prices for delivery and payment on specific dates.

    Wireless does not manufacture nor assemble its products on a continuous mass-production basis. Instead, small lot production techniques are used. Testing of products is generally accomplished at the end of the manufacturing process and is performed in-house as are all quality control processes. Wireless utilizes modern equipment for the design, engineering, manufacture, assembly and testing of its products. See 'Marketing and Sales.'

WARRANTY AND SERVICE

    Wireless provides one-year warranties on all of its products covering both parts and labor. Wireless, at its option, repairs or replaces products that are defective during the warranty period if the proper preventive maintenance procedures have been followed by its customers. Repairs that are necessitated by misuse of such products or are required outside the warranty period are not covered by Wireless' warranty.

    In cases of defective products, the customer typically returns them to Wireless' facility. Wireless' service personnel replace or repair the defective items and ship them back to the customer. Generally, all servicing is done at Wireless' plant, and it charges its customers a fee for those service items that are not covered by warranty. Wireless usually does not offer its customers any formal written service contracts.

PRODUCT LIABILITY COVERAGE

    The testing of electronic communications equipment and the accurate transmission of information entail a risk of product liability by customers and others. Claims may be asserted against Wireless by end-users of any of Wireless' products. Wireless has maintained product liability insurance coverage since August 1991. To date, Wireless has not received or encountered any formal claims for liability due to a defective or malfunctioning device made by it. However, it is possible that Wireless may be subject to such claims in the future and corresponding litigation should one or more of its products fail to perform or meet certain minimum specifications.

INTELLECTUAL PROPERTY

    Proprietary information and know-how are important to Wireless' commercial success. Wireless holds no patents nor owns any trademarks. There can be no assurance that others will not either develop independently the same or similar information or obtain and use proprietary information of Wireless. Certain key employees have signed confidentiality and non-competition agreements regarding Wireless' proprietary information.

    Wireless believes that its products do not infringe the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert infringement claims in the future.

EMPLOYEES

    As of March 15, 2000, Wireless had 28 full-time employees, including its officers, 14 of whom are engaged in manufacturing and repair services, 6 in administration and financial control, 6 in engineering and research and development, and 2 in marketing and sales.

    None of its employees are covered by a collective bargaining agreement or are represented by a labor union. Wireless considers its relationship with its employees to be satisfactory.

    The design and manufacture of Wireless' products require substantial technical capabilities in many disparate disciplines, from mechanics and computer science to electronics and mathematics. While Wireless believes that the capability and experience of its technical employees compares favorably with other similar manufacturers, there can be no assurance that it can retain existing employees or attract and hire the highly capable technical employees it may need in the future on terms deemed favorable to Wireless.

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

PROPERTIES

    Wireless leases a 25,000 square foot facility located in Paramus, New Jersey which is currently being used as its principal corporate headquarters and manufacturing plant. Wireless also owns a 44,000 square foot facility located in Mahwah, New Jersey. In connection with the sale of the Wireless Test Equipment Business to TAS in March 1999, Wireless subleased 40% of the Mahwah premises (excluding the warehouse area of the leased premises) to TAS for a period of twelve months. Such lease terminated as of March 31, 2000. Also, in 1998, Wireless leased a 600 square foot facility in San Diego, California but has since terminated this lease. See Notes 3 and 8 of Notes to the Wireless Financial Statements incorporated by reference herein.

LEGAL PROCEEDINGS


    On March 15, 1999, a complaint was filed in the Superior Court of the State of California for the County of Orange. The action was brought by Mr. David Day, an individual; David Day d/b/a Day Test & Measurements and Day Test & Measurements, as plaintiffs against Noise Com, Inc., a New Jersey corporation; Wireless Telecom Group, Inc., a New Jersey corporation; Telecom Analysis Systems, Inc., Bowthorpe PLC and Does 1 through 100, inclusive, as defendants. The action sets forth several causes of action, including breach of contract and fraud relating to an alleged failure of the defendants to pay full commissions allegedly owed to the plaintiff. In June 2000, Wireless reached an agreement to settle the foregoing litigation and pursuant to the terms of the settlement, the defendant shall pay to the plaintiff an aggregate of $1,250,000.


BUSINESS OF BOONTON

    Boonton is a New Jersey corporation organized in 1947. Effective October 1, 1997, Boonton dissolved its two wholly owned subsidiaries, Boonton International Sales Corporation and Integra, Inc.

    Boonton designs and produces electronic testing and measuring instruments including power meters, voltmeters, capitance meters, modulation and audio meters and VXI products. These products measure the power of RF and microwave systems used in military and commercial sectors. Boonton's products are also used to test terrestrial and satellite communications, radar, telemetry and personal communication products. Recent models are microprocessor controlled and are often used in computerized automatic testing systems. In March 1999, Boonton announced the introduction of its 4530 Series RF Power Meters. The 4530 Series Product is designed for measuring signals based on wide band modulation formats. It allows a variety of measurements to be made, including maximum power, peak power, average power and minimum power. Boonton's equipment is marketed throughout the world to commercial and government customers in the electronics industry.

    Boonton markets and distributes its products throughout the United States and abroad through non-employee domestic sales representatives and foreign distributors. Representatives sell on a commission basis, while distributors buy products for resale at discounted ex-factory prices. Boonton provides its representatives and distributors with training either at Boonton or at their place of business. Its representatives and distributors also handle the products of other manufacturers, although these are not generally competitive with Boonton's products except that some items handled by foreign distributors may be somewhat competitive. Boonton employs an in-house organization to provide sales, support and service to its representatives, distributors and customers.

    Boonton is in competition with other manufacturers, several of which are larger than Boonton and have larger professional staffs and greater financial and technical resources. Some of these companies are Agilent Technologies (formerly a part of Hewlett-Packard), IFR, Rhode and Schwartz, and Anritsu. Boonton competes in two significant ways. Boonton believes that it has a niche in several product areas where it capitalizes on its expertise in manufacturing products with unique specifications. In addition, Boonton competes by striving to provide prompt and efficient customer support, including after the sale service.

    Boonton primarily produces its products by final assembly, calibration and testing. It purchases components, devices and subassemblies from outside sources. In fiscal 1997, Boonton discontinued its machine shop operations. Boonton obtains raw materials and parts from a variety of sources. Boonton believes it can obtain the majority of its raw materials and parts from a number of alternative suppliers.

    During the fiscal year ended September 30, 1999, no one customer accounted for more than 10% of total sales; however, approximately 6% of Boonton's sales were made to the United States Government and agencies thereof. Boonton believes that an additional substantial portion of purchases made by its non-governmental customers are related to the filling of orders placed with those customers by the United States Government and agencies thereof. Boonton is not able to determine the percentage of sales associated with purchases from non-Governmental customers that are related to the filling of orders placed by the United States Government and agencies thereof.

    The trademark 'Boonton' was registered in the United States Patent and Trademark Office on February 18, 1997 (Reg. No. 2,038,515). Boonton does not have any other patents, trademarks, licenses, franchises, or royalty agreements.

    Under established United States Government contract procedures, substantially all of the Boonton's Government contracts are subject to cancellation, in which case Boonton would be entitled to recover its costs incurred to the date of cancellation plus a reasonable profit thereon. The cancellation costs and a reasonable profit are determined in accordance with standard Government accounting practices. Some of Boonton's products sold to the United States government are subject to on-site quality assurance inspections by the U.S. Department of Defense, which can include sample testing.


    During the fiscal year ended September 30, 1999, Boonton spent approximately $965,697 on company-sponsored research and development activities. Boonton spent approximately $992,461 on those activities during the fiscal year ended September 30, 1998. Boonton maintains an in-house engineering staff of seven persons to develop new products, upgrade existing products and customize products to customer specification. From time to time, Boonton utilizes outside sources for product redesign for new technology. Boonton does not currently have any customer-sponsored research and development activities.


    The New Jersey Department of Environmental Protection has conducted an investigation concerning disposal, at a facility in New Jersey previously leased by Boonton, of certain materials formerly used by Boonton's manufacturing operations at that site and the possible effect of such disposal on the aquifer underlying the property. The disposal practices and the use of the materials in question were discontinued in 1978. Boonton has cooperated with the NJDEP investigation and has been diligently pursuing the matter in an attempt to resolve it as rapidly as NJDEP operating procedures permit. Boonton and the NJDEP have agreed upon a plan to correct ground water contamination at the site, located in the Township of Parsippany-Troy Hills, pursuant to which wells have been installed at an estimated cost to Boonton of $300,000. The plan contemplates that the wells will be operated and that the soil and water samples will be taken and analyzed until such time (which Boonton is unable to predict) as contamination levels satisfactory to the NJDEP are attained. Operating expenditures incurred by Boonton during the fiscal year ended September 30, 1999 in connection with the site amounted to approximately $80,000. Boonton estimates that operating expenditures in this regard during the fiscal year ended September 30, 2000, including the costs of operating the wells and taking and analyzing soil and water samples, will amount to approximately $80,000.

    As of September 30, 1999, Boonton had 51 full time employees, of which six are in administration, including officers, six are in sales and support, seven are in engineering and 32 serve in various manufacturing related capacities. None of Boonton's employees are covered by a collective bargaining agreement or are represented by a labor union. Boonton considers its relationship with its employees to be satisfactory.

PROPERTIES

    Boonton entered into a lease agreement, effective October 1, 1994, with 25 Eastmans Road Associates, Ltd. Pursuant to which Boonton leases approximately 30,000 square feet of a facility located in Hanover Township, New Jersey. Effective October 1, 1997, Boonton added an additional 3,200 square feet to the lease. The lease expires September 30, 2001 and contains an option to renew the term for five years. Boonton believes that the leased space, which houses Boonton's headquarters and all of its administration and operations, is adequate for its business.

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

                 WIRELESS MANAGEMENT DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

    The following discussion relates to Wireless' results of operations, financial condition and liquidity for the periods indicated and should be read in conjunction with Wireless' financial statements and the notes thereto. This information with respect to Wireless is presented after restatement for discontinued operations accounting (See Note 10 of Notes to Wireless' Financial Statements).

RESULTS OF OPERATIONS


THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO
THREE MONTHS ENDED MARCH 31, 1999



    For the three months ended March 31, 2000 as compared to the corresponding period of the previous year, net sales increased to $2,141,335 from $1,543,724 an increase of $597,611 or 38.7%. This is primarily due to an increase in application of Wireless' products as built-in testers in wireless networks and an overall increase in the market for Wireless' noise-based communication products.



    Wireless' gross profit on net sales for the three months ended March 31, 2000 was $1,468,486 or 68.6% as compared to $1,154,524 or 74.8% for the three months ended March 31, 1999. Wireless can experience variations in gross profit based upon the mix of product sales as well as variations due to revenue volume and economies of scale. Wireless continues to rigidly monitor costs associated with material acquisition, manufacturing and production.



    Operating expenses for the three months ended March 31, 2000 were $781,063 or 36.5% of net sales as compared to $496,981 or 32.2% of net sales for the three months ended March 31, 1999.



    For the three months ended March 31, 2000 as compared to the same period of the prior year, operating expenses increased in dollars by $284,082. This increase is primarily due to increased expenditures in research and development and commission expenses. The amortization of goodwill in connection with the acquisition of products relating to single-function noise generation from Telecom Analysis Systems is also responsible for the increase in operating expenses.



    Interest, dividend and other income increased by $193,661 for the three months ended March 31, 2000. This increase was due to a higher average investment balance during 2000.



    Net income from continuing operations increased to $662,678, or $.04 per share, for the three months ended March 31, 2000 as compared to $543,277, or $.03 per share for the three months ended March 31, 1999. The explanation of these changes can be derived from the analysis given above of operations for the quarters ending March 31, 2000 and 1999, respectively.


RESULTS OF CONTINUING OPERATIONS
YEAR ENDED DECEMBER 31, 1999 COMPARED TO 1998

    Net sales for the year ended December 31, 1999 were $6,848,557 as compared to $6,834,815 for 1998, an increase of $13,742 or .2%.

    Wireless' gross profit on net sales for the year ended December 31, 1999 was $4,827,232 or 70.5% as compared to $4,082,377 or 59.7% as reported in the previous year. Wireless can experience variations in gross profit based upon the mix of product sales as well as variations due to revenue volume and economies of scale. Wireless continues to rigidly monitor costs associated with material acquisition, manufacturing and production.

    Operating expenses for the year ended December 31, 1999 were $2,384,782 or 34.8% of net sales as compared to $2,701,676 or 39.5% of net sales for the year ended December 31, 1998. For the year ended December 31, 1999 as compared to the prior year, operating expenses decreased in dollars by $316,894. This decrease is attributable to a reduction in research and development expense as well as a decrease in bad debt expense. The decrease in these and other expenses

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

relate to the sale of the Wireless Test Equipment Business in March, 1999. (see
Note 1 of Notes of Financial Statements).

    Interest, dividend and other income increased by $836,165 for the year ended December 31, 1999. The increase was due to a larger average investment balance in 1999 resulting primarily from the proceeds from the sale of the Wireless Test Equipment Business.

    Net income from continuing operations increased to $2,422,793 or $.14 per share on a diluted basis, for the year ended December 31, 1999 as compared to $1,455,605 or $.08 per share on a diluted basis, for the year ended December 31, 1998. The explanation of this increase can be derived from the operational analysis provided above.

RESULTS OF CONTINUING OPERATIONS
YEAR ENDED DECEMBER 31, 1998 COMPARED TO 1997

    Net sales for the year ended December 31, 1998 were $6,834,815 as compared to $6,762,833 for 1997, an increase of $71,982 or 1.1%.

    Wireless' gross profit on net sales for the year ended December 31, 1998 was $4,082,377 or 59.7% as compared to $4,122,444 or 60.9% as reported in the previous year. Variations in gross profit are attributed to an increase in labor costs due to the hiring of additional personnel to support the Wireless' expanding product line and other associated costs such as factory maintenance and depreciation due to its expanding work force and larger facility. In addition, Wireless can experience variations in gross profit based upon the mix of product sales as well as variations due to revenue volume and economies of scale. Wireless continues to rigidly monitor costs associated with material acquisition, manufacturing and production.

    Operating expenses for the year ended December 31, 1998 were $2,701,676 or 39.5% of net sales as compared to $2,176,472 or 32.2% of net sales for the year ended December 31, 1997. For the year ended December 31, 1998 as compared to the prior year, operating expenses increased in dollars by $525,204. This increase is attributable to greater advertising, promotional and selling expenses incurred to generate sales and to expand customer awareness of Wireless's products. Additional personnel, wage increases and bonuses, and rent expenses for Wireless's larger facility were also a factor.

    Interest, dividend and other income increased by $297,746 for the year ended December 31, 1998. The increase was due to a larger average investment balance in 1998.

    Net income from continuing operations increased to $1,455,605 or $.08 per share on a diluted basis, for the year ended December 31, 1998 as compared to $1,307,620 or $.07 per share on a diluted basis, for the year ended December 31, 1997. The explanation of this increase can be derived from the operational analysis provided above.

LIQUIDITY AND CAPITAL RESOURCES


    Wireless' working capital has increased by $587,741 to $25,363,382 at March 31, 2000, from $24,775,641 at December 31, 1999. Wireless' working capital has increased by $2,697,212 to $24,775,641 at December 31, 1999, from $22,078,429 at
December 31, 1998. At March 31, 2000 Wireless had a current ratio of 17.1 to 1, and a ratio of debt to net worth of .17 to 1. At December 31, 1999, Wireless had a current ratio of 19.9 to 1, and a ratio of debt to net worth of .17 to 1. At December 31, 1999 Wireless had a current ratio of 19.9 to 1, and a ratio of debt to net worth of .17 to 1. At December 31, 1998, Wireless had a current ratio of
24.3 to 1, and a ratio of debt to net worth of less than .1 to 1.



    Cash provided by operations was $1,596,722 for the period ending March 31, 2000. Cash provided by net income was $662,678. In addition, prepaid expenses decreased by $934,752 and accounts payable and accrued expenses increased by $269,271. This was offset by an increase in accounts receivable of $341,551.



    Net cash provided from operations has allowed Wireless to meet its liquidity requirements, research and development activities and capital expenditures. Operating activities provided


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


$1,851,129 in cash flows for the comparable period in 1999. Operating activities provided $2,594,885 in cash for the year ending December 31, 1999 compared to $3,213,069 and $4,556,733 in cash flows for the years ending December 31, 1998 and 1997, respectively. Cash provided by operations was primarily due to net income, decreases in accounts receivable and increases in accounts payable, accrued expenses and income taxes payable.


    Wireless has historically been able to turn over its accounts receivable approximately every two months. This average collection period has been sufficient to provide the working capital and liquidity necessary to operate Wireless.

    Due to the sale of the Wireless Test Equipment Business line, the volume of items and accordingly the total dollar value of inventory has decreased. Inventory is being monitored to balance anticipated production requirements while maintaining manageable levels of goods on hand.


    Net cash used for investing activities for the quarter ending March 31, 2000 was $539,083. The primary use of these funds was the purchase of a $500,000 investment in equity securities of an unrelated entity. For the quarter ended March 31, 1999 net cash provided by investing activities was $13,105,544. Net cash provided from investing activities for 1999 amounted to $11,515,921 as opposed to net cash used for investing activities of $1,059,403 and $1,733,068 for the years ending December 31, 1998 and 1997, respectively. From 1997 to 1998, capital expenditures for the new leased facilities in Mahwah were the primary use of funds. In 1999, Wireless realized proceeds of $16,730,730 from the sale of its Wireless Test Equipment Business partially offset by $2,500,000 for the purchase of the Noise Product Line from Telecom Analysis Systems, and $1,186,551 for expenses relating to the disposal of the Wireless Test Equipment Business.



    Net cash provided by financing activities for the quarters ending March 31, 2000 and 1999 were $370,513 and $0.00, respectively. Proceeds from the exercise of stock options and warrants were the primary source of these funds in 2000. These proceeds were partially offset by cash outlays for mortgage payments on Wireless' Mahwah facility. Net cash used for financing activities was $1,003,026, $668,567 and $3,316,168 for the years ending December 31, 1999, 1998 and 1997, respectively. For 1999, the principal use of cash was for the acquisition of treasury stock. The payment of quarterly cash dividends was the primary use of these funds in 1998 and 1997. Wireless also reacquired 20,000 shares of its common stock in the open market during the second quarter of 1997. These cash outlays were partially offset by proceeds from the exercise of stock options in 1998 and 1997.


    On January 26, 1998, Wireless announced the declaration of a quarterly cash dividend of $.05 per share to shareholders of record on March 23, 1998. This cash dividend aggregated $877,545 and was paid on March 31, 1998. On May 15, 1998 Wireless ceased paying a quarterly cash dividend.

    For details of dividends paid in the years ended December 31, 1998 and 1997 refer to Item 5. Wireless does not currently anticipate paying cash dividends.

    Wireless believes that its financial resources from working capital provided by operations are adequate to meet its current needs.

IMPACT OF THE YEAR 2000 ISSUE

    Prior to January 1, 2000 Wireless assessed its information technology ('IT') and non-IT computer systems and operations to identify and determine the extent to which any such systems would be susceptible to potential malfunctions as a result of the Year 2000 ('Y2K') problem. The Y2K problem arose because many existing computer programs use only the last two digits to refer to a particular year, rather than four. Therefore, these computer programs do not properly recognize a year that begins with '20' instead of the familiar '19'. Any of Wireless's systems utilizing such last two- digit system to refer to a particular year may not recognize the year 2000; but rather, assume the year to be 1900. This could potentially result in major system failures or miscalculations, causing disruption of operations, including, but not limited to, a temporary inability to process transactions, billing and customer service or to engage in normal business activities.

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

    Wireless upgraded its computer systems and operations to ensure that all such systems are Y2K compliant. Wireless estimates that it incurred aggregate costs of $60,000 for such upgrade. Such costs came from Wireless' general working capital funds.

INFLATION AND SEASONALITY

    Wireless does not anticipate that inflation will significantly impact its business nor does it believe that its business is seasonal.

                 BOONTON MANAGEMENT DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion relates to Boonton's results of operations, financial condition and liquidity for the periods indicated without giving effect to the Merger and should be read in conjunction with Boonton's financial statements and the notes thereto.

RESULTS OF OPERATIONS


SIX MONTHS ENDED MARCH 31, 2000 COMPARED TO SIX MONTHS ENDED MARCH 31, 1999



    Net sales for the six months ended March 31, 2000 of $4,117,284 were $703,105 higher than net sales of $3,414,179 reported for the six months ended March 31, 1999. Domestic revenues increased by $976,333 due to significant sales of the new Peak Power/CW Power and RF Volt Meter to domestic customers. Export sales declined by $273,228. Gross profit as a percentage of net sales decreased to 44.9% in the current period versus 47.5% for the equivalent period a year ago. This was due to an increase in cost of goods sold that occurred primarily because of overtime needed to produce the increased number of units shipped.



    Commission expense increased by $41,356 over the prior year's comparable period. Research and development expense decreased by $70,220 due to completion of the new product design at the end of fiscal year 1999. Income from operations of $198,423 was reported for the six months ended March 31, 2000 as compared to a loss from operations of $38,185 for the previous year's equivalent period. Net income of $204,098 was a $311,426 increase over the prior year's comparable period net loss of $107,328 primarily due to the increased revenues noted above. Earnings per share for the current period were $.09 versus a loss per share of $.05 for the prior year's comparable period.


FISCAL YEAR ENDED SEPTEMBER 30, 1999
COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1998

    Net sales for the year ended September 30, 1999 were $6,886,395, an increase of $37,252 compared to the year ended September 30, 1998. The increase was primarily due to an increase in export sales, the result of a large order from a British contractor. Although sales were slightly higher, sales did not meet management's expectations as the introduction of several new products was delayed. Near the end of fiscal 1998, Boonton announced a new RF Peak Power Meter for the automatic-test-equipment production environment. Field enhancements were made to the new product, to incorporate new modulation techniques for telecommunications, that delayed its initial production by six months delaying shipments to key customers. Due to a need to write-down inventory by $211,648 and lower margins on export sales, cost of goods sold increased by $608,604 for the year ended September 30, 1999 compared to the prior year end. Gross profit was $2,846,790 or approximately 41% of net sales for fiscal 1999 compared to $3,418,142 or approximately 50% of net sales for fiscal 1998.

    Operating expenses were $3,535,784 for the year ended September 30, 1999 compared to $3,132,794 for the year ended September 30, 1998. Commissions increased by $250,851 due to the increase in export sales that carry higher commission rates. Other operating expenses were $152,139 higher for fiscal 1999 compared to fiscal 1998 due primarily to reorganization expenses including implementation of shifts in management personnel.

    There was a loss from operations of $688,994 for fiscal 1999 compared to income from operations of $285,348 in fiscal 1998. The loss was attributable to a combination of the higher cost of goods sold and the higher operating expenses. The net loss for fiscal 1999 was $1,518,448 or $.65 loss per share compared to net income of $142,959 or $.09 earnings per share for fiscal 1998. Boonton wrote off $604,694 of deferred tax assets.

    The September 30, 1999 production inventory was $44,674 lower than the September 30, 1998 balance. The demonstrator inventory balance increased by $41,990 for demonstrator additions for new products. At September 30, 1999 accounts receivable was $432,806 lower than the September 30, 1998 balance. The current ratio at September 30, 1999 was 1.81 versus 2.07 at September 30, 1998. Boonton's backlog at September 30, 1999 was $1,057,746, which was $76,078 higher than the backlog balance at September 30, 1998.

FISCAL YEAR ENDED SEPTEMBER 30, 1998
COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1997

    Net sales of $6,849,143 for the fiscal year 1998 was $359,914 or 4.9% below the prior year. Gross profit increased to 49.9 % of sales versus a prior year 42.6% as the reduced revenue was primarily in military sales that carry lower profit margins.

    Commission expense increased to 10.3% of sales versus 9.9% of sales for the prior year due to the decreased military contract revenues that carry lower commission rates. Income from operations was $285,348 or 4.2% of sales as compared to a prior years $71,845 or 1.0% of sales. Research and development expenses increased $256,933 over the prior year as Boonton put increased emphasis on new products. The other operating expense categories decreased $113,978 as Boonton continued to take steps to hold these costs down.

    Other expenses increased to $85,809 due to higher interest costs, higher environmental expenses and lower gain on sale of assets. In fiscal 1997 the gain on sales of assets was higher due to the sale of machine tools when Boonton shut down its machine shop operations. The net income was $142,959 versus a prior year income of $31,344. Earnings per share was $.09 versus a prior year $.02.

    Accounts receivable increased to $1,299,281 due to sales in the month of September of approximately $1,000,000. Inventories increased $138,130 to $1,444,245. $69,250 of the inventory increase was due to increased demonstrator equipment capitalized as a result of new product introductions. $68,880 of the inventory increase was for manufacturing purposes in preparation for October and November 1998 shipments. The average production turnover was 2.7 compared to 3.4 the prior year. The current ratio was 2.1 to 1 versus a prior year 2.2 to 1. Boonton's order backlog at September 30, 1998 was $981,668 as compared to $1,176,119 at September 30, 1997.

LIQUIDITY AND CAPITAL RESOURCES


    Boonton's working capital at March 31, 2000, September 30, 1999 and September 30, 1998 was $1,442,159, $1,226,783 and $1,689,311, respectively.



    On February 6, 1995, some members of the Board of Directors loaned Boonton the aggregate sum of $300,000 at 14% interest per annum. Initially these loans were scheduled to be repaid by April 1995 however due to Boonton's need to maintain the use of the proceeds from these loans repayment was waived. Effective September 1, 1995, the interest rate for these loans was reduced to 9% per annum. These loans are secured by a lien on Boonton's accounts receivable, contract rights and instruments. In July 1996, the directors agreed to subordinate repayment of the loans and the priority of their collateral to the New Jersey Economic Development Authority ('NJEDA') under a loan made to Boonton, which loan is discussed below. As of March 31, 2000, Boonton owed $262,500 in principal under the loans from the directors.



    On July 31, 1996, Boonton executed a Direct Loan Agreement by and between Boonton and the NJEDA. The agreement provided for a direct loan of $500,000 at 6 3/4% per annum. The proceeds of the loan were used primarily for the acquisition of capital assets. The NJEDA loan is secured by a lien on Boonton's accounts, inventory, machinery, equipment, contract rights and general intangibles. As of March 31, 2000, Boonton owed approximately $278,300 of principal and interest under the loan.



    Under the terms of the merger agreement with Wireless Telecom Group, Boonton obtained a $250,000 loan from Wireless evidenced by a promissory note made by Boonton in favor of Wireless. The proceeds from the note are being used primarily to pay past due trade payables. If the closing of the merger occurs or if Boonton terminates the merger agreement because of a material breach of Wireless, the promissory note will be cancelled. If the closing does not occur for any other reason, the promissory note will be converted into 225,000 shares of Boonton common stock.



    Trade receivables at March 31, 2000 were higher than September 30, 1999 as a result of increased sales. Inventory also increased to $1,580,633 and continues to include a write down of approximately $212,000. The current ratio at March 31, 2000 decreased to 1.76 as compared to 1.81 at September 30, 1999.



    The Company's backlog at March 31, 2000 was $2,738,423 reflecting an increase of $1,680,677 over the September 30, 1999 backlog. The increase was primarily due to a $1,112,320 order placed in December 1999 for 8701 VXI Modulation Meters.



    As of March 31, 2000 and September 30, 1999, cash and equivalents amounted to $236,044 and $69,484, respectively. For the year ended September 30, 1999, cash used by operations was $418,644 compared to cash provided by operations of $235,967 for the year ended September 30, 1998. During fiscal 1999, Boonton incurred some expenses that management believes are nonrecurring. Boonton made a final payment of $144,993 to creditors under its Bankruptcy Plan of Reorganization. Boonton also used a significant amount of cash to build/purchase inventory to cover its anticipated production needs. Cash used by operations for the six months ended March 31, 2000 was $42,616.



    In October 1998, Boonton sold 666,669 shares of its common stock to some of its directors and principal stockholders for an aggregate amount of $400,000 in order to satisfy some current liabilities. The per share price of $.60 represented a premium of approximately 25% above the then trading price for Boonton's common stock. In addition, in November 1998, Boonton issued 76,362 shares of its common stock to its directors for an aggregate amount of $42,000 as payment for directors' fees outstanding as of September 30, 1998. The shares were issued at a value equivalent to $.55 per share representing a premium of approximately 25% above the then trading price for Boonton's common stock.



    Boonton's management believes that the use of cash for the year ended September 30, 1999 was nonrecurring. However, the use of cash, together with sales falling short of management's expectations has resulted in low cash levels. Boonton's ability to meet its current liabilities is highly dependent on receiving timely payment on its accounts receivable. Further, while Boonton is seeking to increase its international sales, receipt of payments on international receivables typically take longer than receipts on domestic receivables. A majority of suppliers are now demanding to be paid cash on delivery. This can lead to delays in product shipments that can lead to delays in revenues.


    Boonton believes its cash flows from operations shall need to be supplemented to meet its working capital needs. Boonton has been unable to obtain debt financing due, in part, to its prior bankruptcy and its current financial position. No further borrowings are available under the NJEDA loan. Management may consider financing Boonton's accounts receivable. Additionally, management does not believe that further equity financing is available.

YEAR 2000

    Boonton has prepared for the potential Year 2000 issues that could effect its data management systems, personal computers, communications systems and non-information technology equipment, as well as the products it manufactures. Boonton tested and remedied its systems so that they would perform the essential functions in the Year 2000.

    During 1999, Boonton replaced its data management system and the manufacturer of the new system has provided assurances that the new system is Year 2000 compliant. Boonton conducted an in-house program to test all personnel computers for Year 2000 compliance and has replaced personal computers it considered to be critical to operations. Boonton utilizes Microsoft Windows Software for its network and office functions. Updates to the software were installed as recommended by Microsoft.

    Boonton's major suppliers are companies that provide it with parts and materials. Boonton conducted a survey of its major suppliers and they indicated that they would be Year 2000 compliant. Since Boonton obtains its parts and materials from a number of suppliers, it believes that if any one its major suppliers experience Year 2000 failure it would be able to obtain materials from an alternative source. Boonton does not manufacture any components that rely on real time clocks for certain year information. Products to be manufactured in the future may contain time stamps and management expects that future development and manufacturing shall take into account Year 2000 issues.

    Boonton believes its worse case scenario is failures by its suppliers. Management believes it can obtain most of its supplies from alternative sources, however, should Boonton be unable to obtain key parts or materials it would be unable to process orders that would have an adverse impact on Boonton's results from operations and its financial condition. Boonton has not implemented contingency plans and it does not expect to do so.

    Boonton has not had any business interruptions related to Year 2000 issues and presently does not anticipate having any future interruptions. However, failures associated with the Year 2000 issue would have a material adverse impact on Boonton's results of operations, liquidity and/or financial condition.

IMPACT OF INFLATION

    Boonton does not anticipate that inflation generally significantly impacts its business.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           AND MANAGEMENT OF BOONTON


    The following table sets forth the beneficial ownership of Boonton common stock, as of May 12, 2000 by: (i) each present director and the chief executive officer, (ii) each other person known to Boonton to be the beneficial owner of 5 percent (5%) or more of Boonton common stock, and (iii) all directors and executive officers as a group. Except as otherwise indicated by footnote, the named persons possess sole voting and investment power with respect to the shares.



                                                                  Number
                                                                 of Shares
                                                                Beneficially       Percent
                                                                    Owned          of Class
                                                                ------------       --------
Daniel Auzan (Director) ....................................      12,727             .5%
c/o A Novo
31 rue de Peuplier
92100 Boulogne Billancourt
France
Ronald T. DeBlis (Director) ................................     118,042            4.9%
  37 Farmstead Road
  Short Hills, NJ 07078
Jack Frucht (Director) .....................................      91,176            3.8%
  380 Mountain Road, Apt. #512
  Union City, NJ 07087
Yves Guyomar (Director and President) ......................      41,667            1.8%
  1012 Gates Court
  Morris Plains, NJ 07950


                                                  (table continued on next page)

(table continued from previous page)

                                                                 NUMBER
                                                               OF SHARES
                                                              BENEFICIALLY        PERCENT
NAME                                                             OWNED           OF CLASS
----                                                             -----           --------
Abel Sheng (Director) ......................................     435,948(1)        18.3%
  270 Sylvan Avenue
  Englewood Cliffs, NJ 07632
Otto H. York (Director) ....................................     360,481           15.1%
  130 Hempstead Court
  Madison, NJ 07940
John M. Young (Director) ...................................     144,995(2)         6.1%
  9749 Maplecrest Circle, S.E.
  Lehigh Acres, FL 33936
General Electronique Mesure, SA.  ..........................     540,933(3)        22.7%
  8/10 rue Nieuport
  78140 Velizy
  France
G.E.M. USA, Inc. ...........................................     374,266           15.7%
  c/o Robert Regimbal, Esq.
  Graham, Curtin & Sheridan
  4 Headquarters Plaza
  Morristown, N.J. 07962
Sidco Investment, Inc.  ....................................      62,755            2.6%
  270 Sylvan Avenue
  Englewood Cliffs, NJ 07632
All directors and executive officers as a group
  (7 persons)...............................................   1,205,036           50.5%

---------

(1) Includes 62,755 shares owned by Sidco Investment, Inc., a company controlled by Mr. Sheng.

(2) Includes 6,000 shares owned by his wife, to which Mr. Young disclaims beneficial ownership.


(3) Includes 374,266 shares owned by G.E.M. USA, Inc., a subsidiary of General Electronique Mesure, SA.


                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Some Boonton directors have interests in the merger that are in addition to their interests as Boonton stockholders generally.

    In 1995, some members of Boonton's Board of Directors made loans to Boonton. These loans are secured by a lien on Boonton's accounts receivable, contract rights and instruments. In July 1996, the directors agreed to subordinate repayment of the loans and priority of their collateral to a loan made to Boonton by the New Jersey Economic Development Authority. As of February 29, 2000, the outstanding amounts of principal and interest payable by Boonton under the directors' loans were as follows: Ronald DeBlis: $46,641; Jack Frucht:
$93,281; Otto York: (by his company York Resources) $93,281; and John Young:
$92,719.

    Directors of Boonton who are not salaried officers (Daniel Auzan, Ronald DeBlis, Jack Frucht, Abel Sheng, Otto York and John Young) receive, as compensation for their services as directors, the sum of $10,000 per year, plus $500 for each Board or committee meeting attended. As of February 29, 2000, Boonton owed its directors the following amounts for services as a director:
Daniel Auzan: $5,083; Ronald DeBlis: $5,583; Jack Frucht: $5,583; Abel Sheng:
$5,333; Otto York: $5,333; and John Young: $5,083.

    Under the terms of the merger agreement, Wireless has agreed to, at the closing of the merger, repay the full amount of the directors' loans and the directors' fees. Mr. DeBlis agreed to be repaid in cash. Messrs. Auzan, Frucht, Sheng, York (and York Resources) and Young agreed to be repaid in shares of Wireless common stock determined by dividing the total sum owed by

$8.1875, the closing price of a share of Wireless common stock reported on the American Stock Exchange on March 2, 2000, the date of the merger agreement.

    Consequently, under the terms of the merger agreement, in addition to the shares of Wireless common stock to be received in exchange for shares of Boonton common stock that they own, the directors will receive shares of Wireless common stock in satisfaction of outstanding directors' loans and directors' fees as follows: Mr. Auzan: 613 shares; Mr. Frucht: 12,075 shares; Mr. Sheng: 651 shares; Mr. York (together with York Resources): 12,044 shares and Mr. Young:
11,973 shares.

    In addition, in satisfaction of future retirement benefits payable by Boonton to Messrs. Frucht and Young, for services as former officers of Boonton, Wireless shall pay a one-time lump sum amount to those persons as follows:
Mr. Frucht: $11,250 and Mr. Young: $22,500. Messrs. Frucht and Young agreed to be paid in shares of Wireless common stock in the same manner as the payment of directors' loans and fees, and thus, will receive 1,374 shares and 2,748 shares of Wireless common stock, respectively, in satisfaction of future retirement benefits.

                  DIRECTORS AND EXECUTIVE OFFICERS OF WIRELESS

    The current directors and executive officers of Wireless are as follows:

                NAME                   AGE                      POSITION
                ----                   ---                      --------
Edward Garcia(1)(2)(3)...............  35    Chairman of the Board, Officer and President
Henry Bachman(4).....................  70    Director
John Wilchek(1)(4)...................  59    Director
Demir Richard Eden(3)................  60    Director
Franklin H. Blecher..................  71    Director

---------

(1) Member of Stock Option Committee

(2) Trustee for Profit Sharing Plan

(3) Member of Compensation Committee

(4) Member of Audit Committee

                              -------------------

    All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualify. Executive officers hold office until their successors are chosen and qualify, subject to earlier removal by the Board of Directors.

    Set forth below is a biographical description of each director and executive officer of Wireless based on information supplied by each of them.

    Edward Garcia has served as Chairman of the Board, Chief Executive Officer and President of Wireless since January 1999. Prior to becoming Chairman of the Board, Chief Executive Officer and President, Mr. Garcia had served as Vice President of Operations since October 1995 and Executive Vice President and Chief Operating Officer since August 1996. Mr. Garcia joined Wireless in 1990 and has served in various positions, including sales manager and Chief Engineer.

    Henry L. Bachman became a director of Wireless in January 1999 and has a 48 year career in the electronics industry. From 1951 to 1996, Mr. Bachman served as Vice President of Hazeltine, a subsidiary of Marconi Aerospace Systems Inc., Advanced Systems Division, on a full-time basis and currently provides consulting services to them on a part-time basis. Mr. Bachman was President of The Institute of Electrical and Electronics Engineers (IEEE). Mr. Bachman has a Bachelor's degree and MS degree from Polytechnic University as well as completed the Advanced Management Program at Harvard Sloan School of Management.

    John Wilchek became a director of Wireless in May 1993. He was the founder, President, CEO and Chairman of Zenith Knitting Mills until his retirement in 1991.

    Demir Richard Eden became a director of Wireless in May 1993 and served as President of Wireless from October 1998 to January 1999. Mr. Eden has also served as President, CEO and the Chairman of Intra Computer, Inc., a manufacturing and engineering consulting company, since its founding in 1979. Mr. Eden has a Master of Science degree in Electronics and Business Administration from Istanbul Technical University as well as an MS in Computer Science from New York Polytechnic University.


    Franklin H. Blecher, Ph.D. became a director of Wireless in November 1994. In his thirty-seven year career with AT&T Bell Laboratories, Dr. Blecher held several significant positions including Executive Director of the Technical Information Systems Division from 1987 to 1989 and Executive Director of the Integrated Circuit Design Division from 1982 to 1987 and previously Director of the Mobile Communications Laboratory. Dr. Blecher has made significant contributions in the area of transistor design for computer applications. He has also developed widely used telephone and cellular transmission systems. His laboratory's work in the cellular field was used by the FCC to establish standards for commercial cellular systems. Dr. Blecher received his Ph.D. from New York Polytechnic University where he is presently a member of the Corporate Board and is Past Chairman of the Engineering Foundation.



                             EXECUTIVE COMPENSATION



    For information regarding executive compensation, see the section captioned 'Executive Compensation' in the Wireless annual report on Form 10-K for the year ended December 31, 1999 incorporated herein by reference.



    Edward Garcia has entered into an employment agreement effective August 1, 1999 with Wireless. Mr. Garcia is currently compensated at a base annual salary of $150,000. Mr. Garcia will also receive an annual bonus, the amount of which shall be determined by the Board of Directors in their discretion. The employment agreement provides that, in the event of termination of Mr. Garcia for good reason, without cause, or in the case of Mr. Garcia's non-renewal, as such terms are defined therein, Mr. Garcia shall be entitled to receive: (a) a lump sum in an amount equal to three (3) years of his base annual salary;
(b) benefits coverage for him and his dependents, at the same level and at the same charges as immediately prior to his termination, for a period of three (3) years following his termination from Wireless; (c) all accrued obligations, as defined therein; (d) with respect to each incentive pay plan (other than stock options or other equity plans) of Wireless in which Mr. Garcia participated at the time of his termination, an amount equal to the amount he would have earned if he had continued employment for three (3) additional years; and (e) with respect to stock options and other equity plans in which Mr. Garcia participated at the time of termination, any stock options or restricted stock that would vest or become non-forfeitable in the five (5) years after termination. If Mr. Garcia is terminated by reason of disability, he shall be entitled to receive, for three (3) years after such termination, his base annual salary less any amounts received under a long term disability plan. If he is terminated by reason of his death, his legal representatives shall receive the balance of any remuneration due him. The term of the employment agreement is three (3) years from the date of execution with a renewal period of two (2) ) years, such renewal to occur automatically unless either Wireless or Mr. Garcia terminates the employment agreement upon six (6) months written notice.



                           RELATED PARTY TRANSACTIONS



    There have been no related transactions or business relationships in which the amount involved exceeds $60,000 and in which any director, executive officer or beneficial holder of more than 5% of Wireless' common stock had or will have a direct or indirect material interest, other than compensation arrangements which are described in the executive compensation information incorporated herein by reference.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           AND MANAGEMENT OF WIRELESS

    The following table sets forth certain information regarding Wireless' Common Stock owned as of April 15, 2000 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock,
(ii) each director and named executive officer, and (iii) all officers and directors as a group. Except as otherwise set forth below, the address of each such person is c/o Wireless Telecom Group, Inc., E. 64 Midland Avenue, Paramus, New Jersey, 07652.

                                                         AMOUNT AND NATURE OF     PERCENTAGE
                  NAME AND ADDRESSES                    BENEFICIAL OWNERSHIP(1)    OWNED(2)
                  ------------------                    -----------------------    --------
Edward Garcia(3)......................................           142,000             *
Demir Richard Eden(4) ................................            45,000             *
  120-10 Audley Street
  Kew Gardens, NY
John Wilchek(5) ......................................            32,000             *
  211 Mohican Lane
  Franklin Lake, N.J.
Franklin H. Blecher(6) ...............................            22,500             *
  6039 Collins Avenue
  Miami Beach, Fl
Henry Bachman(7) .....................................            17,000             *
  5 Brandy Road
  Cold Spring Harbor, NY
All officers and Directors as a group
  (5 persons)(3)(4)(5)(6)(7)..........................           258,500             1.5%
FMR Corp(8) ..........................................         1,606,500             9.3%
  82 Devonshire Street
  Boston, MA 02109

---------

 * Less than one percent

(1) Except as otherwise set forth in the footnotes below, all shares are beneficially owned, and the sole voting and investment power is held by the persons named.

(2) Based upon 17,214,754 shares of Common Stock outstanding as of April 15,
    2000.

(3) Includes 92,000 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of April 15, 2000. Excludes an aggregate of 128,000 shares of Common Stock subject to options which are not exercisable within 60 days of April 15, 2000.

(4) Includes 20,000 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of April 15, 2000. Excludes an aggregate of 80,000 shares of Common Stock subject to options which not exercisable within 60 days of April 15, 2000.

(5) Includes 20,000 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of April 15, 2000. Excludes an aggregate of 80,000 shares of Common Stock subject to options which are not exercisable within 60 days of April 15, 2000.

(6) Includes 20,000 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of April 15, 2000. Excludes an aggregate of 80,000 shares of Common Stock subject to options which are not exercisable within 60 days of April 15, 2000.

(7) Includes 16,000 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of April 15, 2000. Excludes an aggregate of 64,000 shares of Common Stock subject to options which are not exercisable within 60 days of April 15, 2000.

(8) Based on information set forth in Form 13-G dated February 14, 2000, filed with the Securities and Exchange Commission.

                        COMPARISON OF STOCKHOLDER RIGHTS


    Holders of shares of Boonton stock will become holders of shares of Wireless common stock. The following chart summarizes the material differences between the rights of Boonton stockholders (left column), and the rights of Wireless stockholders (right column). This summary is not intended to be complete and is qualified by reference to Boonton's Certificate of Incorporation and by-laws and Wireless' Certificate of Incorporation and by-laws, copies of which are on file with the SEC. Reference to the New Jersey Business Corporation Act is omitted since both Wireless and Boonton are governed by New Jersey law and there are no material differences.


       SUMMARY OF MATERIAL DIFFERENCES BETWEEN CURRENT RIGHTS OF BOONTON STOCKHOLDERS AND RIGHTS THOSE STOCKHOLDERS WILL HAVE FOLLOWING THE MERGER

                                       BOONTON                                   WIRELESS
                       ----------------------------------------  ----------------------------------------
CORPORATE GOVERNANCE   The rights of Boonton stockholders are    The rights of Wireless stockholders are
                       currently governed by New Jersey law and  currently governed by New Jersey law and
                       the certificate of incorporation and      the certificate of incorporation and by-
                       by-laws of Boonton. Upon completion of    laws of Wireless. Upon completion of the
                       the merger, the rights of Boonton         merger, the rights of Wireless
                       stockholders will be governed by New      stockholders will continue to be
                       Jersey law, the Wireless certificate of   governed by New Jersey law, the Wireless
                       incorporation and Wireless by-laws.       certificate of incorporation and the
                                                                 Wireless by-laws.

AUTHORIZED CAPITAL     5,000,000 shares of common stock, $0.10   30,000,000 shares of common stock, $.01
STOCK                  par value per share.                      par value per share. 2,000,000 shares of
                                                                 preferred stock, $.01 par value per
                                                                 share.

VOTING RIGHTS          Holders of common stock are entitled to   Holders of common stock are entitled to
                       one vote for each share held on all       one vote for each share held on all
                       matters on which stockholders are         matters on which stockholders are
                       generally entitled to vote.               generally entitled to vote. Holders of
                                                                 preferred stock are not entitled to vote
                                                                 except under certain circumstances.

SIZE OF THE BOARD OF   The Boonton by-laws provide that the      The Wireless by-laws provide that the
DIRECTORS              Board of Directors shall be not less      Board of Directors shall consist of up
                       than six nor more than seven members,     to nine members, with the exact number
                       with the exact number of directors to be  of directors to be fixed by approval of
                       fixed by approval of the board. The       the board. The Wireless board currently
                       Boonton board currently consists of 7     consists of 5 directors.
                       directors.

ELECTION AND           The Boonton board of directors is         All members of the Wireless Board of
CLASSIFICATION OF THE  divided into three classes. One class is  Directors are elected at the annual
BOARD OF DIRECTORS     elected each year for a three year term.  stockholders' meeting.
                       Boonton does not have cumulative voting
                       for the election of directors.

SPECIAL MEETINGS OF    Boonton by-laws provide that a special    Wireless by-laws provide that a special
STOCKHOLDERS           meeting of the stockholders of Boonton    meeting of the stockholders of Wireless
                       may be called at any time by a majority   may be called by the president or the
                       of the Boonton Board of Directors, or     board.
                       when so requested in writing, by
                       stockholders representing not less than
                       seventy-five percent (75%) of the
                       capital stock of Boonton.

STOCKHOLDER ACTION BY  Action by written consent is permitted.   Wireless by-laws provide that action by
WRITTEN CONSENT        The annual election of directors, if not  written consent is permitted.
                       conducted at a stockholders' meeting,
                       may only be effected by unanimous
                       written consent. A stockholder vote on a
                       plan of merger or consolidation, if not
                       conducted at a stockholders' meeting,
                       may only be effected by either:
                       (i) unanimous written consent of all
                       stockholders entitled to vote on the
                       issue with advance notice to any other
                       stockholders, or (ii) written consent
                       of stockholders who would have been
                       entitled to cast the minimum number of
                       votes necessary to authorize such action
                       at a meeting, together with advance
                       notice to all other stockholders.
AMENDMENT OF BY-LAWS   The Boonton by-laws provide that the by-  The Wireless by-laws provide that the
                       laws may be amended by the Board of       by- laws may be amended by the
                       Directors upon twenty days' notice of     stockholders or the Board. Any by-law
                       the proposed amendment to each Director.  amended by the stockholders may be
                       The by-laws may also be amended by an     amended, unless the resolutions of the
                       affirmative vote of the stockholders      stockholders adopting such by-laws
                       representing a majority of the entire     expressly reserve such right to the
                       outstanding capital stock having voting   stockholders.
                       power at an annual meeting or a special
                       meeting called for that purpose.
AMENDMENT OF           Except in limited circumstances as        Any amendment to the certificate of
CERTIFICATE OF         provided by New Jersey law, any           incorporation shall only be limited as
INCORPORATION          amendment to the certificate of           provided by New Jersey law. Wireless
                       incorporation requires the affirmative    does not have provisions limited
                       vote of two-thirds of the votes cast by   amendments to its Certificate of
                       stockholders entitled to vote thereon.    Incorporation in its by-laws or
                                                                 Certificate of Incorporation.

                     DESCRIPTION OF WIRELESS CAPITAL STOCK

GENERAL


    Wireless authorized capital stock consists of 30,000,000 shares of common stock and 2,000,000 shares of preferred stock. As of May 12, 2000, there were approximately 17,832,507 shares of common stock and no shares of preferred stock outstanding.


COMMON STOCK

    Holders of shares of Wireless common stock:

     are entitled to receive dividends when and as declared by Wireless board from legally available funds;

     except as otherwise may be required by law, have the exclusive right to vote;

     are entitled, upon any liquidation, dissolution or winding up, to a pro rata distribution of the assets and funds available for distribution to stockholders;

     are entitled to one vote per share on all matters on which stockholders generally are entitled to vote;

     do not have preemptive rights to subscribe for additional shares of Wireless common stock or securities convertible into shares of Wireless common stock.

    Wireless common stock is listed on the American Stock Exchange under the symbol 'WTT.' American Stock Transfer and Trust Company of New York is the transfer agent for Wireless common stock.

DIVIDEND LIMITATIONS

    Quarterly dividends on Wireless common stock had been declared from June 1993 until May 15, 1998. No dividends have been declared or paid for the past two years.

                      WHERE YOU CAN FIND MORE INFORMATION

    Wireless has filed a registration statement on Form S-4 to register with the SEC its common stock to be issued to Boonton stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes Wireless' prospectus in addition to being a proxy statement of Boonton for the meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information Boonton stockholders can find in the registration statement or the exhibits to the registration statement.

    In addition, Wireless files reports, proxy statements and other information with the SEC under the Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Boonton stockholders may read and copy this information at the following locations of the SEC:

Public Reference Room         New York Regional Office      Chicago Regional Office
450 Fifth Street, N.W.        7 World Trade Center          Citicorp Center
Room 1024                     Suite 1300                    500 West Madison Street
Washington, D.C. 20549        New York, New York 10048      Suite 1400
                                                            Chicago, Illinois 60661-2511

    Boonton stockholders may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Wireless and Boonton, who file electronically with the SEC. The address of that site is www.sec.gov. Boonton stockholders can also inspect reports, proxy statements and other information about Wireless at the offices of American Stock Exchange, 86 Trinity Place, New York, New York 10006.

    The SEC allows Wireless to 'incorporate by reference' information into this document. This means that the companies can disclose important information to Boonton stockholders by referring them to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

    This document incorporates by reference the documents listed below that Wireless has previously filed with the SEC. They contain important information about Wireless' companies and their financial condition. Some of these filings have been amended by later filings, which are also listed.


 WIRELESS SEC FILINGS (FILE NO. 1-11916)       DESCRIPTION OR PERIOD/AS OF DATE
------------------------------------------------------------------------------------

Report on Form 8-A, dated                  Discloses the listing of shares on the
  April 23, 1993                           American Stock Exchange
Annual Report on Form 10-K                 Year ended December 31, 1999

Current Report on Form 8-K, dated          Discloses the entering into the merger
  March 2, 2000                            agreement and related matters

Quarterly Report on Form 10-Q              Quarter Ended March 31, 2000

Current Report on Form 8-K, dated May 5,   Discloses the entry into amendment No. 1
  2000                                     to the merger agreement.

Current Report on Form 8-K, dated          Discloses the settlement of litigation.
  June 7, 2000
------------------------------------------------------------------------------------


    Wireless also incorporates by reference any additional documents that either company may file with the SEC between the date of this document and the date of the Boonton special stockholders meeting. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    Boonton stockholders can obtain any of the documents incorporated by reference in this document through Wireless or Boonton, as the case may be, or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. Boonton stockholders can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Wireless Telecom Group, Inc.               Boonton Electronics Corporation
East 64 Midland Avenue                     P.O. Box 465
Paramus, NJ 07652                          25 Eastmans Road
                                           Parsippany, NJ 07054-0465


    IF BOONTON STOCKHOLDERS WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY JUNE 26, 2000 TO RECEIVE THEM BEFORE THE SPECIAL STOCKHOLDERS MEETING. If they request any incorporated documents from Boonton, Boonton will mail such documents to its stockholders by first class mail, or another equally prompt means, within one business day after Boonton receives such request.


    Boonton stockholders may relay only on the information contained or incorporated by reference in this document in making a decision to vote on the merger proposal. Boonton has not authorized anyone to give any information or make any representation about the merger of the companies that differs from, or adds to, the information in this document or in its documents that are publicly filed with the SEC.

    The information contained in this proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies. Information in this document about Wireless has been supplied by Wireless, and information about Boonton has been supplied by Boonton.

                                    EXPERTS

    Wireless consolidated financial statements at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, incorporated by reference in this proxy statement/prospectus, which is made a part of this Form S-4 registration statement, have been audited by Lazar Levine & Felix LLP, independent auditors, as set forth in their report incorporated by reference in Wireless' annual report on Form 10-K, dated February 11, 2000, except as to note 10 which is dated March 2, 2000, which is incorporated by reference in this proxy statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    Boonton's balance sheets as of September 30, 1999 and 1998 and the related statements of operations, stockholder's equity and cash flows for each of the years in the three year period ended September 30, 1999 included in this proxy statement/prospectus, have been included herein in reliance on the audit report of Polakoff Weismann Leen LLC given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The legality of Wireless common stock offered by this proxy statement/prospectus will be passed upon for Wireless by Morrison Cohen Singer & Weinstein, LLP, New York, New York. Members of Morrison Cohen Singer & Weinstein, LLP hold equity securities in Wireless. Drinker Biddle & Shanley LLP will, as a condition to the merger, deliver an opinion to the effect that the description of the federal income tax consequences of the merger under the heading 'The Merger -- Material Federal Income Tax Consequences' correctly sets forth the material federal income tax consequences of the merger to Boonton, Wireless and their respective stockholders.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Representatives of Polakoff Weismann Leen LLC will be present at the special stockholders meeting of Boonton Electronics Corporation. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                        BOONTON ELECTRONICS CORPORATION
                              FINANCIAL STATEMENTS
                         YEAR ENDED SEPTEMBER 30, 1999
                AND SIX MONTHS ENDED MARCH 31, 2000 (UNAUDITED)

                        BOONTON ELECTRONICS CORPORATION
                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
AUDITED FINANCIAL STATEMENTS:

Report of Independent Certified Public Accountants..........   F-3
Financial Statements:
    Balance Sheets as of September 30, 1999 and September
     30, 1998...............................................   F-4
    Statements of Operations for the years ended September
     30, 1999, 1998 and 1997................................   F-5
    Statements of Changes in Stockholders' Equity for the
     years ended September 30, 1999, 1998 and 1997..........   F-6
    Statements of Cash Flows for the years ended September
     30, 1999, 1998 and 1997................................   F-7
    Notes to Financial Statements...........................   F-8

UNAUDITED INTERIM FINANCIAL STATEMENTS:
    Balance Sheets as of March 31, 2000 and September 30,
     1999...................................................  F-17
    Statements of Operations for the six months ended
     March 31, 2000 and 1999................................  F-18
    Statement of Operations for the three months ended
     March 31, 2000 and 1999................................  F-19
    Statements of Cash Flows for the six months ended
     March 31, 2000 and 1999................................  F-20
    Notes to Unaudited Interim Financial Statements.........  F-21

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders of
BOONTON ELECTRONICS CORPORATION
Hanover Township, New Jersey

    We have audited the accompanying Balance Sheets of Boonton Electronics Corporation as of September 30, 1999 and 1998 and the related Statements of Operations, Changes in Stockholders' Equity and Cash Flows for the years ended September 30, 1999, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boonton Electronics Corporation as of September 30, 1999 and 1998 and the results of its operations and cash flows for the years ended September 30, 1999, 1998 and 1997 in conformity with generally accepted accounting principles.

                                          By    /s/ POLAKOFF WEISMANN LEEN LLC
                                             ...................................
                                                 POLAKOFF WEISMANN LEEN LLC
                                                   LIVINGSTON, NEW JERSEY

January 27, 2000

                        BOONTON ELECTRONICS CORPORATION
                                 BALANCE SHEETS

                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  1999            1998
                                                                  ----            ----
                           ASSETS
Current assets:
    Cash and cash equivalents...............................   $   69,484      $  113,812
    Trade receivables (Note 1)..............................      866,475       1,299,281
    Inventories (Notes 1 & 3)...............................    1,441,561       1,444,245
    Deferred tax benefit (Notes 1 & 10).....................       86,000          86,000
    Prepaid expenses and other receivables..................      271,945         318,442
                                                               ----------      ----------
        Total current assets................................    2,735,465       3,261,780
                                                               ----------      ----------
    Plant and equipment -- net (Notes 1 & 4)................      375,287         457,160
                                                               ----------      ----------
Other assets:
    Deferred tax benefit (Notes 1 & 10).....................      322,435         927,129
    Deposits................................................       70,121          70,121
                                                               ----------      ----------
        Total other assets..................................      392,556         997,250
                                                               ----------      ----------
        Total assets........................................   $3,503,308      $4,716,190
                                                               ----------      ----------
                                                               ----------      ----------

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Note payable (Note 6)...................................   $   84,303      $   73,333
    Related party loans (Note 6)............................       43,530          43,530
    Accounts payable-trade..................................    1,082,132         783,247
    Other current liabilities...............................      298,717         527,366
    Unsecured claims payable (Chapter 11
      settlement -- current)
      (Note 2)..............................................      --              144,993
                                                               ----------      ----------
        Total current liabilities...........................    1,508,682       1,572,469
Note payable-noncurrent (Note 6)............................      234,849         307,496
Related party loans-noncurrent (Note 6).....................      218,970         218,970
                                                               ----------      ----------
        Total liabilities...................................    1,962,501       2,098,935
                                                               ----------      ----------
Commitments and contingencies (Note 8)......................
Stockholders' equity:
    Common stock (Note 9)...................................      238,733         164,430
    Capital in excess of par................................    5,005,563       4,637,866
    Deficit.................................................   (3,703,489)     (2,185,041)
                                                               ----------      ----------
        Total stockholders' equity..........................    1,540,807       2,617,255
                                                               ----------      ----------
        Total liabilities and stockholders' equity..........   $3,503,308      $4,716,190
                                                               ----------      ----------
                                                               ----------      ----------

        The accompanying notes are an integral part of these statements.

                        BOONTON ELECTRONICS CORPORATION
                            STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED SEPTEMBER 30,
                                                           -------------------------------------
                                                              1999          1998         1997
                                                              ----          ----         ----
Net sales................................................  $ 6,886,395   $6,849,143   $7,209,057
Cost of goods sold.......................................    4,039,605    3,431,001    4,140,099
                                                           -----------   ----------   ----------
Gross profit.............................................    2,846,790    3,418,142    3,068,958
                                                           -----------   ----------   ----------
Operating expenses:
    Commissions..........................................      959,412      708,561      715,835
    Research and development.............................      965,697      992,461      735,528
    Other operating expenses.............................    1,610,675    1,431,772    1,545,750
                                                           -----------   ----------   ----------
    Total operating expenses.............................    3,535,784    3,132,794    2,997,113
                                                           -----------   ----------   ----------
Income (loss) from operations............................     (688,994)     285,348       71,845
                                                           -----------   ----------   ----------

Other (income) expense:
    Interest expense.....................................       50,588       52,096       47,823
    Gain on sale of assets...............................         (150)      (3,700)     (51,660)
    Environmental expense................................       79,855       57,205       43,173
    Interest income......................................       (1,150)      (1,302)      (4,257)
    Other (income) expense...............................       95,417      (18,490)       5,422
                                                           -----------   ----------   ----------
Total other (income) expense.............................      224,560       85,809       40,501
                                                           -----------   ----------   ----------
Income (loss) before taxes...............................     (913,554)     199,539       31,344
Income taxes (Note 10)...................................      604,894       56,580       --
                                                           -----------   ----------   ----------
Net income (loss)........................................  $(1,518,448)  $  142,959   $   31,344
                                                           -----------   ----------   ----------
                                                           -----------   ----------   ----------
Earnings (loss) per common share (Note 12)...............  $      (.65)  $      .09   $      .02
                                                           -----------   ----------   ----------
                                                           -----------   ----------   ----------

        The accompanying notes are an integral part of these statements.

                        BOONTON ELECTRONICS CORPORATION
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 YEARS ENDED SEPTEMBER 30, 1999, 1998 AND 1997


                                 COMMON STOCK
                         ----------------------------   ADDITIONAL PAID-IN        RETAINED
                         NUMBER OF SHARES   PAR VALUE        CAPITAL         EARNINGS/(DEFICIT)      TOTAL
                         ----------------   ---------        -------         ------------------      -----
Balance 10/1/96........      1,556,585      $155,659        $4,421,637          $(2,359,344)      $ 2,217,952
Exercise of stock
  options..............         80,000         8,000           192,000             --                 200,000
Net income -- year
  ended 9/30/97........       --               --             --                     31,344            31,344
                            ----------      --------        ----------          -----------       -----------
Balance 9/30/97........      1,636,585       163,659         4,613,637           (2,328,000)        2,449,296
Exercise of stock
  options..............          7,716           771            24,229             --                  25,000
Net income -- year
  ended 9/30/98........       --               --             --                    142,959           142,959
                            ----------      --------        ----------          -----------       -----------
Balance 9/30/98........      1,644,301       164,430         4,637,866           (2,185,041)        2,617,255
Stock purchased........        743,031        74,303           367,697             --                 442,000
Net income -- year
  ended 9/30/99........       --               --             --                 (1,518,448)       (1,518,448)
                            ----------      --------        ----------          -----------       -----------
Balance 9/30/99........      2,387,332      $238,733        $5,005,563          $(3,703,489)      $ 1,540,807
                            ----------      --------        ----------          -----------       -----------
                            ----------      --------        ----------          -----------       -----------


        The accompanying notes are an integral part of these statements.

                        BOONTON ELECTRONICS CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED SEPTEMBER 30,
                                                             ----------------------------------
                                                                1999         1998       1997
                                                                ----         ----       ----
Cash flows from operating activities:
    Net income (loss)......................................  $(1,518,448)  $142,959   $  31,344
Adjustments to reconcile net income:
    Depreciation and amortization..........................       88,030     89,113      60,398
    Deferred taxes.........................................      604,694     56,580      --
    Gain on sale of assets.................................         (150)    (3,700)    (51,660)
Decrease (increase) in current assets:
    Accounts receivable....................................      432,806   (247,394)    (80,545)
    Inventories............................................        2,684   (138,130)    (95,175)
    Prepaid expenses and other receivables.................       46,497     14,883    (102,985)
Increase (decrease) in current liabilities:
    Accounts payable.......................................      298,885    (17,684)    331,049
    Accrued expenses.......................................     (228,649)   242,838    (253,800)
    Chapter 11 settlement -- current.......................     (144,993)    96,502      --
                                                             -----------   --------   ---------
    Net cash provided (used) by operating activities.......     (418,644)   235,967    (161,374)
                                                             -----------   --------   ---------
Cash flows from investing activities:
    Proceeds from sale of assets...........................          150      3,700      51,660
    Purchase of equipment..................................       (6,157)   (12,250)   (430,563)
    Other..................................................      --           1,048      (3,401)
                                                             -----------   --------   ---------
    Net cash (used) by investing activities................       (6,007)    (7,502)   (382,304)
                                                             -----------   --------   ---------
Cash flows from financing activities:
    Proceeds from notes payable............................      --           --        394,071
    Payments on loans......................................      (61,677)   (57,901)    (43,681)
    Related party borrowings...............................      --           --         50,000
    Payments on related party loans........................      --         (50,000)     --
    Chapter 11 settlement -- non current...................      --        (153,372)    (48,133)
    Proceeds from stock purchases..........................      442,000     25,000     200,000
                                                             -----------   --------   ---------
    Net cash provided (used) by financing activities.......      380,323   (236,273)    552,257
                                                             -----------   --------   ---------
    Increase (decrease) in cash and cash equivalents.......      (44,328)    (7,808)      8,579
    Cash and cash equivalents at beginning.................      113,812    121,620     113,041
                                                             -----------   --------   ---------
    Cash and cash equivalents at ending....................  $    69,484   $113,812   $ 121,620
                                                             -----------   --------   ---------
                                                             -----------   --------   ---------
Supplemental disclosures of cash flow information:
    Income taxes paid......................................  $    20,916   $  1,350   $   1,425
                                                             -----------   --------   ---------
                                                             -----------   --------   ---------
    Interest paid..........................................  $    22,139   $ 28,061   $  33,575
                                                             -----------   --------   ---------
                                                             -----------   --------   ---------

        The accompanying notes are an integral part of these statements.

                        BOONTON ELECTRONICS CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS

    A. The Company is a New Jersey Corporation organized in 1947. The Company designs and produces electronic testing and measuring instruments including power meters, voltmeters and modulation meters. Recent models are microprocessor controlled and are often used in computerized automatic testing systems. The Company's equipment is marketed throughout the world to commercial and government customers in the electronics industry.

       The Company markets and distributes its products throughout the United States and abroad through domestic sales representatives and foreign distributors. Representatives sell on a commission basis, while distributors buy products for resale at discounted ex-factory prices. Its representatives and distributors also handle the products of other manufacturers, although these are not generally competitive with the Company's products except that some items handled by foreign distributors may be somewhat competitive.

    B. Use of estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    C. The company accounts for uncollectible accounts under the direct write-off method whereas generally accepted accounting principals require provision for such expenses under the allowance method. The effect of using this method approximates the allowance method as all amounts are deemed to be fully collectible.

    D. Inventories -- stated at the lower of cost or market are valued by the first-in, first-out (FIFO) method.

    E. Property, plant and equipment -- Depreciation and amortization are calculated by the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Building and improvement.                                       39
Machinery and equipment.....................................  5-10
Office furniture and fixtures...............................  5-10
Transportation equipment....................................     3

       The accelerated cost recovery system and modified accelerated cost recovery system are used for income tax purposes. Cost of major renewals and betterments that extend the life of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expenses as incurred.

    F. Financial risk -- The Company regularly maintains bank account balances in excess of FDIC insurable limit.

    G. Income Taxes -- The Company adopted the provisions of Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' which requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a Company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and tax basis of assets and liabilities using expected tax rates in effect in the years in which the differences are expected to reverse. The Company recognized the benefit of net operating loss carry forwards applying the valuation allowance which requires that the tax benefit be limited based on the weight of available evidence and the probability that some portion of the deferred tax asset will not be realized.

                        BOONTON ELECTRONICS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999


    H. Financial Instruments -- The Company's financial instruments include cash, cash equivalents, trade receivables and payables, long-term debt and loans from related parties for which carrying amounts approximate fair value. It is not practicable to estimate the fair value of related party loans and long-term debt.

    I. Stock-Based Compensation -- The Company has elected to follow Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees' (APB25) and related interpretations in accounting for its employee stock options. Under APB25, because the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recorded. Effective October 1, 1997, the Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, 'Accounting for Stock-Based Compensation' (Statement 123).

NOTE 2. PROCEEDINGS UNDER CHAPTER 11

    The Company operated under Chapter 11 proceedings for the period September 7, 1993 through November 15, 1994 when, on the later date, an order confirming the Plan of Reorganization was entered by the United States Bankruptcy Court, District of New Jersey. The settlement of unsecured claims under the confirmed Plan of Reorganization totaling 35% of allowed claims for accounts payable and accrued expenses provided for the following payments to be made subsequent to November 15, 1994:

10%  From after tax proceeds from termination of the company's pension plan
 5%  One year after initial payment
 5%  Two years after initial payment
15%  Three years after initial payment (Paid in full October 30, 1998.)

    Pre-petition liabilities in accordance with the November 15, 1994 confirmed Plan of Reorganization were compromised of the following:

Accounts payable............................................    702,233
Accrued expenses:
    Commissions payable.....................................    126,370
    Vacation pay............................................     96,250
    Severance pay...........................................     25,108
    Other...................................................     78,282
                                                              ---------
        Total September 30, 1994............................  1,028,243
Court authorized payments/adjustments.......................    (75,073)
                                                              ---------
Balance subject to settlement...............................    953,170
Amount discharged and/or paid to date.......................   (953,170)
                                                              ---------
September 30, 1999 balance..................................  $  --
                                                              ---------
                                                              ---------

NOTE 3. INVENTORIES

                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 1999         1998
                                                                 ----         ----
Raw material................................................  $  846,594   $  707,729
Work in process.............................................     326,332      532,470
Finished goods..............................................     268,635      204,046
                                                              ----------   ----------
    Total inventories.......................................  $1,441,561   $1,444,245
                                                              ----------   ----------
                                                              ----------   ----------

                        BOONTON ELECTRONICS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999


NOTE 4. PROPERTY, PLANT AND EQUIPMENT

                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 1999         1998
                                                                 ----         ----
Building and improvements...................................  $   62,329   $   62,329
Machinery and equipment.....................................   1,675,512    1,670,068
Office furniture and fixtures...............................     583,232      582,518
Transportation equipment....................................      --           13,188
                                                              ----------   ----------
    Total...................................................   2,321,073    2,328,103
Accumulated depreciation....................................  (1,945,786)  (1,870,943)
                                                              ----------   ----------
    Net depreciated cost....................................  $  375,287   $  457,160
                                                              ----------   ----------
                                                              ----------   ----------

NOTE 5. RESULTS OF OPERATIONS

    The loss for the fiscal year ended September 30, 1999 was mainly attributable to; a) $211,648 inventory write down; b) increased export sales that carry higher commission rates; c) $604,694 reduction in deferred tax assets; and d) increased rent expense.

    The Company reported a net income of $142,959 for the fiscal year ended September 30, 1998. This was an increase of $111,615 over the net income of $31,344 reported for the fiscal year ended September 30, 1997.

NOTE 6. NOTES PAYABLE

                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1999       1998
                                                                ----       ----
A. Board of Directors:
    Notes, subordinated to NJEDA loan, dated February 6,
      1995, payable in monthly installments of $5,449
      including interest at 9% per annum through September
      30, 2001:.............................................  $262,500   $262,500
    Less current portion....................................    43,530     43,530
                                                              --------   --------
    Non current portion.....................................  $218,970   $218,970
                                                              --------   --------
                                                              --------   --------

    Interest expense for the fiscal years ended September 30, 1999 and 1998 amounted to $23,953 and $24,035, respectively. No principal payments were made during the year ended September 30, 1999 since these notes are subordinated to the NJEDA loan.


                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1999       1998
                                                                ----       ----
B. New Jersey Economic Development Authority:
    Note, dated July 31, 1996, payable in monthly
      installments of $7,620 Including interest at 6.75% per
      annum through June 30, 2003:..........................  $319,152   $380,829
    Less current portion....................................    84,303     73,333
                                                              --------   --------
    Non current portion.....................................  $234,849   $307,496
                                                              --------   --------
                                                              --------   --------


    Interest expense for the fiscal years ended September 30, 1999 and 1998 amounted to $24,855 and $28,061, respectively. Future principal payments under the terms of the agreement are as follows:

                        BOONTON ELECTRONICS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999


                       FISCAL YEAR                           AMOUNT
                       -----------                           ------
2000......................................................  $ 84,303
2001......................................................    77,778
2002......................................................    83,271
2003......................................................    73,800
                                                            --------
    Total.................................................  $319,152
                                                            --------
                                                            --------

NOTE 7. CONCENTRATION OF CREDIT RISK

    The Company maintains cash and cash equivalents at three financial institutions that are insured by the Federal Deposit Insurance Corporation
(FDIC) and/or Securities Investor Protection Corporation (SIPC). The Company at times during the year had amounts in these institutions that exceeded insurable limits of $100,000 FDIC and $500,000 SIPC. In the normal course of business the Company extends unsecured credit to customers in the United States and Asia.

NOTE 8. COMMITMENTS AND CONTINGENCIES

COMMITMENTS:

    A. Retirement Plans:

       Effective July 1, 1989, the Company adopted a defined contribution plan for all eligible employees. In accordance with Internal Revenue Code
       Section 401(k), the plan provides for elective deferral of up to 15% of total compensation. The plan further provided for a Company matching contribution of 25% of the elective deferral amount of each participant that did not exceed 6% of total compensation. Effective October 1, 1995, the Company increased the matching contribution to 50% of the elective deferral amount for each participant that does not exceed 6% of total compensation. The amounts charged to operations were $32,854 and $33,792 for the years ended September 30, 1999 and 1998, respectively.

    B. Employee Stock Options Plans:

       On February 26, 1987, the Stockholders approved the 1987 Incentive Stock Option Plan, the 1987 Employee Stock Purchase Plan and the 1987 Stock Option Program for Non-Employee Directors. Subject to the provisions of these plans, an aggregate of 150,000 shares of the Company's stock was made available for option purchases; namely, 75,000 shares, 37,500 shares and 37,500 shares, respectively. The plans ended effective December 1996 and no further grants may be made for options.

                                                                            OPTION
                                                              ----------------------------------
                                                              PRICE PER SHARE   NUMBER OF SHARES
                                                              ---------------   ----------------
      Shares under option at September 30, 1996.............      $1.0625            46,500
      Expired...............................................      $1.0625           (20,000)
                                                                                    -------
      Shares under option at September 30, 1997.............      $1.0625            26,500
                                                                                    -------
                                                                                    -------
      Shares under option at September 30, 1998.............      $1.0625            26,500
      Expired...............................................      $1.0625           (14,000)
                                                                                    -------
      Shares under option at September 30, 1999.............      $1.0625            12,500
                                                                                    -------
                                                                                    -------

    C. Lease Commitments:

       Subsequent to the sale of the Company's facility in Randolph, New Jersey on September 28, 1994, the company entered into a seven-year lease for its present office and manufacturing

                        BOONTON ELECTRONICS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999


     facility in Hanover Township, New Jersey with a five-year renewal option.
       Rent that was charged to operations for the fiscal year ended September 30, 1999 totaled $332,000. Future minimum lease payments required under the operating lease are as follows:

                       FISCAL YEAR                           AMOUNT
                       -----------                           ------
2000......................................................  $332,000
2001......................................................   332,000

      The Company leases certain equipment under operating lease arrangements that are generally for 60-month terms. These operating leases expire in various years through 2005. One of these leases may be renewed at the end of three years. Future payments consisted of the following at September 30, 1999:

FISCAL
YEAR                                                         AMOUNT
----                                                         ------
      2000.................................................  $52,186
      2001.................................................   54,624
      2002.................................................   51,511
      2003.................................................   49,287
      2004.................................................   44,536
      2005.................................................    2,438

CONTINGENCIES:

    A. Environmental Contingencies:

       Following an investigation by the New Jersey Department of Environmental Protection (NJDEP) of the Company's waste disposal practices at a certain site that it formerly leased, the Company put a ground water management plan into effect as approved by the Department. Costs associated with this site are charged directly to income as incurred. The owner of this site has notified the Company that if the NJDEP investigation proves to have interfered with a sale of the property, the owner may seek to hold the Company liable for any loss it suffers as a result. However, corporate counsel has informed management that, in their opinion, the lessor would not prevail in any lawsuit filed due to the imposition by law of the statute of limitations.

       Costs charged to operations in connection with the water management plan amounted to $79,855 and $57,205 for the years ended September 30, 1999 and 1998, respectively. The Company estimates the expenditures in this regard for the fiscal year ending September 30, 2000 will amount to approximately $80,000. The Company will continue to be liable under the plan in all future years until such time as the NJDEP releases it from all obligations applicable thereto.

    B. Contingent Subscription and Option Agreement:

       On June 30, 1997, the Board of Directors of Boonton Electronics Corporation (BEC) agreed to enter into a Subscription and Option Agreement with G.E.M. USA, Inc. (GEM), a wholly-owned subsidiary of General de Mesure et de Maintenance Electronique, S.A. (GMME), whereby GEM had the option to buy 435,984 shares of the common stock of BEC at an option price of $3.24 per share. The term of the option agreement was for a period of two years effective October 1, 1997. GEM paid BEC $25,000 for this option and simultaneously purchased 7,716 shares of BEC's common stock from the corporation for an additional $25,000.

       Further, on June 30, 1997, the Board of Directors of BEC resolved to enter into a Shared Facilities Agreement with B&K Precision, Inc. (B&K), a wholly-owned subsidiary of GEM, as additional consideration for the above noted option. The term of the agreement was for a period of two years effective October 1, 1997.

                        BOONTON ELECTRONICS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999


    C. Income Tax Contingencies:

       The Company's income tax returns for the fiscal years ended September 30, 1996, 1997, 1998 and 1999 are subject to review.

    D. The Company remains liable for certain claims by a former stockholder until full payment of the Stock Purchase by an affiliated company.

    E. A former employee has charged the Company with wrongful dismissal. The Company contends there was no such discrimination and intends to contest the suit.

     F. In September 1999, the Company was a party to an Agreement and Plan of Reorganization. In October 1999, the Purchasers terminated the Agreement pursuant to specific conditions. The Agreement provided that should the Company or its Shareholders enter into any acquisition transaction involving a third party within one year after such termination, the Company would be obligated to pay the Purchasers $100,000 plus certain other expenses up to a maximum of $500,000. Management contends that any such claim would be without merit and would vigorously defend their position.

    G. Management intends to pursue business alternatives including a strategic-alliance, merger or sale of the Company.

NOTE 9. COMMON STOCK

                                                            SEPTEMBER 30,   SEPTEMBER 30,
                                                                1999            1998
                                                                ----            ----
$.10 par value authorized 5,000,000 shares, issued and
  outstanding 2,387,332 shares and 1,644,301 shares,
  respectively............................................    $238,733        $164,430
                                                              --------        --------
                                                              --------        --------

NOTE 10. INCOME TAXES

The components of the deferred tax asset are:

                                                            SEPTEMBER 30,   SEPTEMBER 30,
                                                                1999            1998
                                                                ----            ----
Deferred tax asset........................................   $ 3,029,700     $ 2,788,561
Valuation allowance.......................................    (2,621,265)     (1,775,432)
                                                             -----------     -----------
Net deferred tax asset....................................   $   408,435     $ 1,013,129
                                                             -----------     -----------
                                                             -----------     -----------

    Financial Accounting Standards Board Statement No. 109, 'Accounting for Income Taxes', requires that the Company record a valuation allowance when it is 'more likely than not that some portion or all of the deferred tax assets will not be realized'.

    The ultimate realization of this deferred tax asset depends on the ability to generate sufficient taxable income in the future. The Company has undergone substantial restructuring changes and has made strategic realignments of its operations that management believes will result in future profitability. While it is management's belief that these measures will allow for future positive operating results, the losses in recent years and a desire to be conservative make it appropriate to record a valuation allowance. Accordingly, the Company has provided a valuation allowance for the portion of the total deferred tax asset that will not be realized as related to the operating loss carry forward.

    Income tax laws allow for the utilization of loss carry forwards over periods not to exceed 15 and 7 years for Federal and State purposes, respectively. If the Company is not able to generate sufficient taxable income in the future through operating results, increases in the valuation allowance will be required through a charge to expense (reducing stockholders' equity). In the event the Company

                        BOONTON ELECTRONICS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999


reports sufficient profitability to use all of the deferred income tax assets, the valuation allowance will be eliminated through a credit to expense (increasing stockholders' equity).

The provision for income taxes consists of the following:

                                                            SEPTEMBER 30,   SEPTEMBER 30,
                                                                1999            1998
                                                                ----            ----
Current provision:
    Federal...............................................    $ --             $--
    State.................................................         200          --
                                                              --------         -------
        Total current provision...........................         200          --
                                                              --------         -------
Deferred provision:
    Federal...............................................     548,810          36,342
    State.................................................      55,884          20,238
                                                              --------         -------
        Total deferred provision..........................     604,694          56,580
                                                              --------         -------
Total income tax provision................................    $604,894         $56,580
                                                              --------         -------
                                                              --------         -------

    The following is a reconciliation of income taxes at the federal statutory rate with income taxes recorded by the Company:

                                                            SEPTEMBER 30,   SEPTEMBER 30,
                                                                1999            1998
                                                                ----            ----
Computed income tax at statutory rate.....................     $--            $ 61,737
Recognition of net operating loss.........................      --             (61,737)
                                                               -------        --------
Expense (benefit).........................................     $--            $ --
                                                               -------        --------
                                                               -------        --------

    The Company has net operating loss carry forwards for federal and state purposes approximating $6,706,500 and $8,327,500 that expire in various years through 2014 and 2006, respectively. These loss carry forwards can be utilized to reduce future taxable income dollar for dollar.

    In May 1997, the Company dissolved Boonton International Sales Corporation
(BIS) (former wholly-owned subsidiary) and received a Certificate of Dissolution from the state of New Jersey. BIS, as an Interest Charge Domestic International Sales Corporation (IC-DISC), had $1,456,000 of deferred income. The deferred income became taxable to the Company upon the dissolution of BIS and therefore reduced the deferred tax asset and related valuation allowance accordingly.

NOTE 11. SEGMENT INFORMATION

    The Company is engaged in the manufacture and sale of electronic test and measurement equipment and management considers its business as a single segment for reporting purposes.

    A. The Company's export sales were as follows:

YEAR ENDED SEPTEMBER 30,                           EXPORT SALES   % OF TOTAL SALES
------------------------                           ------------   ----------------
1999.............................................   $3,101,706           45%
1998.............................................    2,392,508           35%
1997.............................................    2,369,499           33%

    B. Customers sales to domestic government agencies were as follows:

YEAR ENDED SEPTEMBER 30,                DOMESTIC GOVERNMENT SALES   % OF TOTAL SALES
------------------------                -------------------------   ----------------
1999..................................         $  383,543                   6%
1998..................................            321,850                   5%
1997..................................          1,514,792                  21%

                        BOONTON ELECTRONICS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999


NOTE 12. EARNINGS PER SHARE

    Earnings (loss) per share have been computed by dividing net income (loss) by the weighted average number of common shares outstanding of 2,351,148 for 1999, 1,644,301 for 1998 and 1,621,462 for 1997. Options to purchase a total of 428,268 shares of common stock at $3.24 per share in 1998 and 1997 were not included because the exercise price exceeded the average market price and would result in anti dilution. Incentive stock options to purchase 12,500 shares in 1999, 26,500 shares in 1998 and in 1997 were not included because they were insignificant.

NOTE 13. QUARTERLY FINANCIAL DATA (UNAUDITED)

SEPTEMBER 30, 1999                       1ST QTR.     2ND QTR.     3RD QTR.     4TH QTR.
------------------                       --------     --------     --------     --------
Sales.................................  $1,507,840   $1,906,339   $1,820,394   $1,651,822
Gross profit..........................     631,842      988,727      897,226      328,995
Net income (loss).....................    (122,509)      14,263       68,462   (1,478,664)
Earnings (loss) per share.............        (.05)         .00          .03         (.63)

SEPTEMBER 30, 1998                       1ST QTR.     2ND QTR.     3RD QTR.     4TH QTR.
------------------                       --------     --------     --------     --------
Sales.................................  $1,657,200   $1,562,204   $1,422,653   $2,207,086
Gross profit..........................     799,625      767,576      742,306    1,108,635
Net income (loss).....................      18,209         (161)     (31,642)     156,553
Earnings (loss) per share.............         .01          .00         (.02)         .10

                        BOONTON ELECTRONICS CORPORATION
                              FINANCIAL STATEMENTS
                        SIX MONTHS ENDED MARCH 31, 2000
                                  (UNAUDITED)


    The following financial statements have been prepared by management and are not to be considered as part of or included in the financial statements and notes to financial statements for the years ended September 30, 1999, 1998 and 1997 as audited by Polakoff Weismann Leen LLC.

                        BOONTON ELECTRONICS CORPORATION
                                 BALANCE SHEETS
                                  (UNAUDITED)


                                                              MARCH 31, 2000   SEPTEMBER 30, 1999
                                                              --------------   ------------------
                           ASSETS
Current assets:
    Cash and cash equivalents...............................   $   236,044        $    69,484
    Trade receivables.......................................     1,184,357            866,475
    Inventories.............................................     1,580,633          1,441,561
    Deferred tax benefit....................................        86,000             86,000
    Prepaid expenses and other receivables..................       264,898            271,945
                                                               -----------        -----------
        Total current assets................................     3,351,932          2,735,465
                                                               -----------        -----------
    Plant and equipment -- net..............................       332,800            375,287
                                                               -----------        -----------
Other assets:
    Deferred tax benefit....................................       322,435            322,435
    Deposits................................................        70,121             70,121
                                                               -----------        -----------
        Total other assets..................................       392,556            392,556
                                                               -----------        -----------
        Total assets........................................   $ 4,077,288        $ 3,503,308
                                                               -----------        -----------
                                                               -----------        -----------

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Notes payable...........................................   $   324,688        $    84,303
    Related party loans.....................................        43,530             43,530
    Accounts payable........................................       986,586          1,082,132
    Other current liabilities...............................       554,969            298,717
                                                               -----------        -----------
        Total current liabilities...........................     1,909,773          1,508,682
Notes payable -- noncurrent.................................       203,640            234,849
Related party loans -- noncurrent...........................       218,970            218,970
                                                               -----------        -----------
        Total liabilities...................................     2,332,383          1,962,501
                                                               -----------        -----------
Commitments and contingencies
Stockholders' equity:
    Common stock............................................       238,733            238,733
    Capital in excess of par................................     5,005,563          5,005,563
    Deficit.................................................    (3,499,391)        (3,703,489)
                                                               -----------        -----------
        Total stockholders' equity..........................     1,744,905          1,540,807
                                                               -----------        -----------
        Total liabilities and stockholders' equity..........   $ 4,077,288        $ 3,503,308
                                                               -----------        -----------
                                                               -----------        -----------


        The accompanying notes are an integral part of these statements.

                        BOONTON ELECTRONICS CORPORATION
                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


                                                                 FOR THE SIX MONTHS ENDED
                                                              -------------------------------
                                                              MARCH 31, 2000   MARCH 31, 1999
                                                              --------------   --------------
Net sales...................................................    $4,117,284       $3,414,179
Cost of sales...............................................     2,265,530        1,793,608
                                                                ----------       ----------
Gross profit................................................     1,851,754        1,620,571
                                                                ----------       ----------
Operating expenses:
    Commissions.............................................       478,733          437,377
    Research and development................................       363,777          433,997
    Other operating expenses................................       810,821          787,382
                                                                ----------       ----------
        Total operating expenses............................     1,653,331        1,658,756
                                                                ----------       ----------
Income (loss) from operations...............................       198,423          (38,185)
                                                                ----------       ----------
    Interest expense........................................        20,579           30,545
    Other (income) expense..................................       (26,254)          38,598
                                                                ----------       ----------
Total other (income) expense................................        (5,675)          69,143
                                                                ----------       ----------
Income (loss) before taxes..................................       204,098         (107,328)
Income taxes................................................       --               --
                                                                ----------       ----------
Net income (loss)...........................................       204,098         (107,328)
Stockholders' equity -- beginning...........................     1,540,807        2,617,255
Common stock sold...........................................       --               442,000
                                                                ----------       ----------
Stockholders' equity -- ending..............................    $1,744,905       $2,951,927
                                                                ----------       ----------
                                                                ----------       ----------
Weighted average shares outstanding.........................     2,387,332        2,314,765
                                                                ----------       ----------
                                                                ----------       ----------
Earnings (loss) per share...................................    $     0.09       $    (0.05)
                                                                ----------       ----------
                                                                ----------       ----------


        The accompanying notes are an integral part of these statements.

                        BOONTON ELECTRONICS CORPORATION
                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)



                                                                FOR THE THREE MONTHS ENDED
                                                              -------------------------------
                                                              MARCH 31, 2000   MARCH 31, 1999
                                                              --------------   --------------
Net sales...................................................    $2,345,961       $1,906,339
Cost of sales...............................................     1,355,704          917,610
                                                                ----------       ----------
Gross profit................................................       990,257          988,729
                                                                ----------       ----------
Operating expenses:
    Commissions.............................................       252,040          301,279
    Research and development................................       189,773          199,463
    Other operating expenses................................       442,180          430,112
                                                                ----------       ----------
        Total operating expenses............................       883,993          930,854
                                                                ----------       ----------
Income from operations......................................       106,264           57,875
                                                                ----------       ----------
    Interest expense........................................        10,749           16,058
    Other (income) expense..................................        (7,733)          26,636
                                                                ----------       ----------
        Total other expense.................................         3,016           42,694
                                                                ----------       ----------
Income before taxes.........................................       103,248           15,181
Income taxes................................................       --               --
                                                                ----------       ----------
Net income..................................................       103,248           15,181
Stockholders' equity -- beginning...........................     1,641,657        2,936,746
Common stock sold...........................................       --               --
                                                                ----------       ----------
Stockholders' equity -- ending..............................    $1,744,905       $2,951,927
                                                                ----------       ----------
                                                                ----------       ----------
Weighted average shares outstanding.........................     2,387,332        2,314,765
                                                                ----------       ----------
                                                                ----------       ----------
Earnings per share..........................................    $     0.04       $     0.00
                                                                ----------       ----------
                                                                ----------       ----------


        The accompanying notes are an integral part of these statements.

                        BOONTON ELECTRONICS CORPORATION
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)



                                                                 FOR THE SIX MONTHS ENDED
                                                              -------------------------------
                                                              MARCH 31, 2000   MARCH 31, 1999
                                                              --------------   --------------
Cash flows from operating activities:
    Net income (loss).......................................    $ 204,098        $(107,328)
Adjustments to reconcile net income (loss):
    Depreciation............................................       42,487           44,008
    Gain on sale of assets..................................      --                  (150)
Decrease (increase) in current assets:
    Accounts receivable.....................................     (317,882)         305,198
    Inventories.............................................     (139,072)        (246,241)
    Prepaid expenses and other current assets...............        7,047         (189,674)
Increase (decrease) in current liabilities:
    Accounts payable........................................      (95,546)         133,305
    Accrued liabilities.....................................      256,252         (169,974)
    Chapter 11 settlement -- current........................      --              (144,993)
                                                                ---------        ---------
    Net cash (used) by operations...........................      (42,616)        (375,849)
                                                                ---------        ---------
Cash flows from investing activities:
    Purchase of equipment...................................      --                (5,872)
    Proceeds from sale of assets............................      --                   150
                                                                ---------        ---------
Net cash provided (used) by investing activities............      --                (5,722)
                                                                ---------        ---------
Cash flows from financing activities:
    Payments on loans.......................................      (40,824)         (33,256)
    Proceeds from borrowings................................      250,000          --
    Proceeds from sale of common stock......................      --               442,000
                                                                ---------        ---------
Net cash provided by financing activities...................      209,176          408,744
                                                                ---------        ---------
Increase in cash and cash equivalents.......................      166,560           27,173
Cash and cash equivalents at beginning of period............       69,484          113,812
                                                                ---------        ---------
Cash and cash equivalents at end of period..................    $ 236,044        $ 140,985
                                                                ---------        ---------
                                                                ---------        ---------


        The accompanying notes are an integral part of these statements.

                        BOONTON ELECTRONICS CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                  (UNAUDITED)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS:



    A. The Company is a New Jersey Corporation organized in 1947. The Company designs and produces electronic testing and measuring instruments including power meters, voltmeters and modulation meters. Recent models are microprocessor controlled and are often used in computerized automatic testing systems. The Company's equipment is marketed throughout the world to commercial and government customers in the electronics industry.



       The Company markets and distributes its products throughout the United States and abroad via domestic sales representatives and foreign distributors. Representatives sell on a commission basis, while distributors buy products for resale at discounted ex-factory prices. Its representatives and distributors also handle the products of other manufacturers, although these are not generally competitive with the Company's products.



    B. Use of estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



    C. The Company accounts for uncollectible trade accounts under the direct write-off method whereas generally accepted accounting principles require provision for such expenses under the allowance method. The effect of using this method approximates the allowance method as all amounts are deemed to be fully collectible.



    D. Inventories -- stated at the lower of cost or market are valued by the first-in, first-out (FIFO) method.



    E. Plant and equipment -- Depreciation and amortization are calculated by the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:



Building and improvement....................................    39
Machinery and equipment.....................................  5-10
Office furniture and fixtures...............................  5-10



       The accelerated cost recovery and modified accelerated cost recovery systems are used for income tax purposes. Cost of major renewals and improvements that extend the life of the plant and equipment are capitalized. Expenditures for maintenance and repairs are charged to expenses as incurred.



    F. Financial risk -- The Company regularly maintains bank account balances in excess of FDIC insurable limits.



    G. Income taxes -- The Company adopted the provisions of Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' that requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on differences between the financial statement amounts and tax basis of assets and liabilities using expected tax rates in effect in the years in which the differences are expected to reverse. The Company recognized the benefit of net operating loss carry forward applying the valuation allowance that requires that the tax benefit be limited based on the weight of available evidence and the probability that some portion of the deferred tax asset shall not be realized.



    H. Financial instruments -- The Company's financial instruments include cash, cash equivalents, trade receivables and payables, long-term debt and loans from related parties for which the

                        BOONTON ELECTRONICS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 2000
                                  (UNAUDITED)


      carrying amounts approximate fair value. It is not practicable to estimate the fair value of related party loans and long-term debt.



    I. Stock-based compensation -- The Company has elected to follow Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees' (APB25) and related interpretations in accounting for its employee stock options. Under APB25, because the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recorded. Effective October 1, 1997, the Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, 'Accounting for Stock-Based Compensation' (Statement 123).



NOTE 2. INVENTORIES:



                                                              MARCH 31, 2000   SEPTEMBER 30, 1999
                                                              --------------   ------------------
Raw material................................................    $1,115,241         $  846,594
Work in process.............................................       234,655            326,332
Finished goods..............................................       230,737            268,635
                                                                ----------         ----------
    Total inventories.......................................    $1,580,633         $1,441,561
                                                                ----------         ----------
                                                                ----------         ----------



NOTE 3. PLANT AND EQUIPMENT:



                                                              MARCH 31, 2000   SEPTEMBER 30, 1999
                                                              --------------   ------------------
Building and improvements...................................   $    62,329        $    62,329
Machinery and equipment.....................................     1,675,512          1,675,512
Office furniture and fixtures...............................       583,232            583,232
                                                               -----------        -----------
Total -- at cost............................................     2,321,073          2,321,073
Accumulated depreciation....................................    (1,988,273)        (1,945,786)
                                                               -----------        -----------
Plant and equipment -- net..................................   $   332,800        $   375,287
                                                               -----------        -----------
                                                               -----------        -----------



NOTE 4. RELATED PARTY LOANS AND NOTES PAYABLE:



                                                              MARCH 31, 2000   SEPTEMBER 30, 1999
                                                              --------------   ------------------
A. Related Party Loans
Board of Directors:
    Notes, subordinated to NJEDA loan, dated February 6,
      1995, payable in monthly installments of $5,449
      including interest at 9% per annum through September
      30, 2001..............................................     $262,500           $262,500
Less current portion........................................       43,530             43,530
                                                                 --------           --------
Non current portion.........................................     $218,970           $218,970
                                                                 --------           --------
                                                                 --------           --------



    Interest expense for the fiscal years ended September 30, 1999 and 1998 amounted to $23,953 and $24,035, respectively. No principal payments were made during the year ended September 30, 1999 since these notes are subordinated to the NJEDA loan.

                        BOONTON ELECTRONICS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 2000
                                  (UNAUDITED)


                                                              MARCH 31, 2000   SEPTEMBER 30, 1999
                                                              --------------   ------------------
B. Notes Payable
New Jersey Economic Development Authority (NJEDA):
    Note, dated July 31, 1996, payable in monthly
      installments of $7,620 including interest at 6.75% per
      annum through June 30, 2003:..........................     $278,328           $319,152
    Wireless Telecom Group (see Note 11): Note, dated March
      2, 2000, payable in full including interest at 9.75%
      per annum:............................................      250,000           --
                                                                 --------           --------
    Total notes payable.....................................      528,328            319,152
    Less current portion....................................      324,688             84,303
                                                                 --------           --------
    Non current portion.....................................     $203,640           $234,849
                                                                 --------           --------
                                                                 --------           --------



    NJEDA interest expense for the fiscal years ended September 30, 1999 and 1998 amounted to $24,855 and $28,061, respectively. Future principal payments under the terms of the NJEDA note agreement are as follows:



                       FISCAL YEAR                           AMOUNT
                       -----------                           ------
2000......................................................  $ 84,303
2001......................................................    77,778
2002......................................................    83,271
2003......................................................    73,800
                                                            --------
Total.....................................................  $319,152
                                                            --------
                                                            --------



NOTE 5. CONCENTRATION OF CREDIT RISK:



    The Company maintains cash and cash equivalents at two financial institutions that are insured by the Federal Deposit Insurance Corporation
(FDIC). The Company at times during the period had amounts in these institutions that exceeded the FDIC insurable limit of $100,000. In the normal course of business the Company extends unsecured credit to customers in the United States and abroad.



NOTE 6. COMMITMENTS AND CONTINGENCIES:



COMMITMENTS:



    A. Retirement Plans:



       Effective July 1, 1989, the Company adopted a defined contribution plan for all eligible employees. In accordance with Internal Revenue Code
       Section 401(k), the plan provides for elective deferral of up to 15% of total compensation. The plan further provided for a Company matching contribution of 25% of the elective deferral amount of each participant that did not exceed 6% of total compensation. Effective October 1, 1995, the Company increased the matching contribution to 50% of the elective deferral amount of each participant that does not exceed 6% of total compensation. The amounts charged to operations for the fiscal years ended September 30, 1999 and 1998 were $32,854 and $33,792, respectively.



    B. Employee Stock Option Plans:



       On February 26, 1987, the Stockholders approved the 1987 Incentive Stock Option Plan, the 1987 Employee Stock Purchase Plan and the 1987 Stock Option Plan for Non-Employee Directors. Subject to the provisions of these plans, an aggregate of 150,000 shares of the Company's stock was made available for option purchases; namely 75,000 shares, 37,500 shares

                        BOONTON ELECTRONICS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 2000
                                  (UNAUDITED)


     and 37,500 shares, respectively. The plans ended effective December 1996 and no further grants may be made for options.



                                                              PRICE PER SHARE   NUMBER OF SHARES
                                                              ---------------   ----------------
Shares under option at September 30, 1998...................      $1.0625            26,500
    Expired.................................................      $1.0625           (14,000)
                                                                                    -------
Shares under option at September 30, 1999...................      $1.0625            12,500
    Expired.................................................      $1.0625           (12,500)
                                                                                    -------
Shares under option at March 31, 2000.......................      $1.0625           --
                                                                                    -------
                                                                                    -------



    C. Lease commitments:



       Effective September 28, 1994, the Company entered into a seven-year lease (with a five-year renewal option) for its present office and manufacturing facility in Hanover Township, New Jersey. Rent that was charged to operations for the fiscal year ended September 30, 1999 totaled $332,000. Future minimum lease payments required under the lease for fiscal years 2000 and 2001 are $332,000 and $332,000, respectively.



    The Company leases certain equipment under operating lease arrangements that are generally 60-month terms. These operating leases expire in various years through 2005. One of these leases may be renewed at the end of three years. Future minimum payments consisted of the following at September 30, 1999:



                        FISCAL YEAR                          AMOUNT
                        -----------                          ------
2000.......................................................  $52,186
2001.......................................................   54,624
2002.......................................................   51,511
2003.......................................................   49,287
2004.......................................................   44,536
2005.......................................................    2,438



CONTINGENCIES:



    A. Environmental Contingencies:



       Follow an investigation by the New Jersey Department of Environmental Protection (NJDEP) of the Company's waste disposal practices at a certain site that it formerly leased, the Company put a groundwater management plan into effect as approved by the NJDEP. Costs associated with the plan are charged directly to income as incurred. The owner of the site has notified the Company that if the NJDEP investigation proves to interfere with a sale of the property, the owner may seek to hold the Company liable for any loss it suffers as a result. However, corporate counsel has informed management that, in their opinion, the lessor would not prevail in any lawsuit filed due to the imposition by law of the statute of limitations. Costs charged to operations in connection with the groundwater management plan for the fiscal years ended September 30, 1999 and 1998 amounted to $79,855 and $57,205, respectively. The Company estimates the expenditures in this regard for the fiscal year ending September 30, 2000 shall amount to approximately $80,000.



    B. Income Tax Contingencies:



       The Company's income tax returns for the fiscal years ended September 30, 1999, 1998, 1997 and 1996 are subject to review.



    C. The Company remains liable for certain claims by a former stockholder until full payment of the Stock Purchase by an affiliated company.

                        BOONTON ELECTRONICS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 2000
                                  (UNAUDITED)


    D. A former employee has charged the Company with wrongful dismissal. The Company contends there was no such discrimination and intends to contest the suit.



    E. On March 2, 2000, the Company entered into an Agreement and Plan of Reorganization (see Note 11). The Agreement provides that if it is terminated under specific conditions and the Company or its Shareholders enter into any acquisition transaction involving a third party within one year after such termination, the Company would be obligated to pay the Purchasers $100,000 plus certain other expenses up to a maximum of $500,000. Management is confident that the specific conditions for termination shall not arise and that no 'break-up fees' shall be incurred.



     F. Management intends to pursue business alternatives including a strategic- alliance, merger or sale of the Company.



NOTE 7. COMMON STOCK:



                                                              MARCH 31,   SEPTEMBER 30,
                                                                2000          1999
                                                                ----          ----
Common Stock:
$.10 par value authorized 5,000,000 shares, issued and
  outstanding 2,387,332 shares..............................  $238,733      $238,733
                                                              --------      --------
                                                              --------      --------



NOTE 8. INCOME TAXES:



The components of the deferred tax asset are:



                                                              MARCH 31,    SEPTEMBER 30,
                                                                2000           1999
                                                                ----           ----
Deferred tax asset.........................................  $ 3,029,700    $ 3,029,700
Valuation allowance........................................   (2,621,265)    (2,621,265)
                                                             -----------    -----------
Net deferred tax asset.....................................  $   408,435    $   408,435
                                                             -----------    -----------
                                                             -----------    -----------



    Financial Accounting Standards Board Statement No. 109, 'Accounting for Income Taxes', requires that the Company record a valuation allowance when it is 'more likely than not that some portion or all of the deferred tax assets will not be realized'. The ultimate realization of this deferred tax asset depends on the ability to generate sufficient taxable income in the future. The Company has undergone substantial restructuring changes and has made strategic realignments of its operations that management believes will result in future profitability. The losses in recent years and a desire to be conservative make it appropriate to record a valuation allowance. Accordingly, the Company has provided a valuation allowance for the portion of the total deferred tax asset that will not be realized as related to the operating loss carry forward.



    Income tax laws allow for the utilization of loss carry forwards over periods not to exceed 15 and 7 years for Federal and State purposes, respectively. In the event the Company reports sufficient profitability in the future to use all or a portion of the deferred tax asset the valuation allowance shall be reduced or eliminated through a credit to expense (increasing stockholders' equity). The Company has net loss carry forwards for Federal and State purposes approximating $6,706,500 and $8,327,500 that expire in various years through 2014 and 2006, respectively. These loss carry forwards can be utilized to reduce future taxable income dollar for dollar.

                        BOONTON ELECTRONICS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 2000
                                  (UNAUDITED)


    The following is a reconciliation of income taxes at the federal statutory rate with income taxes recorded by the Company:



                                                              MARCH 31,   MARCH 31,
                                                                2000        1999
                                                                ----        ----
Computed income taxes at statutory rate.....................   $69,393    $  --
Recognition of net operating loss...........................   (69,393)      --
                                                               -------    --------
Expense (benefit)...........................................   $ --       $  --
                                                               -------    --------
                                                               -------    --------



NOTE 9. SEGMENT INFORMATION:



    The Company is engaged in the manufacture and sale of electronic test and measurement equipment and management considers its business as a single segment for reporting purposes.



    The Companies export sales were as follows:



SIX MONTHS ENDED MARCH 31,                            AMOUNT     % OF TOTAL SALES
--------------------------                            ------     ----------------
2000..............................................  $1,476,560         36%
1999..............................................   1,749,788         51%



    The Companies sales to domestic government agencies were as follows:



SIX MONTHS ENDED MARCH 31,                            AMOUNT    % OF TOTAL SALES
--------------------------                            ------    ----------------
2000...............................................  $206,655          5%
1999...............................................   241,597          7%



NOTE 10. EARNINGS PER SHARE:



    Earnings per share have been computed by dividing net income by the weighted-average number of shares outstanding of 2,387,332 for 2000 and 2,314,765 for 1999. Options to purchase a total of 428,268 shares of common stock at $3.24 per share in 1999 were not included because the exercise price exceeded the average market price and would have therefore resulted in anti-dilution. Also in 1999, incentive stock option shares were not included because they were deemed to be insignificant.



NOTE 11. CHANGE IN CONTROL OF COMPANY:



    Boonton entered into an Agreement and Plan of Reorganization (the 'Merger Agreement') on March 2, 2000 with Wireless Telecom Group ('Wireless') and WTT Acquisition Corp., a wholly owned subsidiary of Wireless. Boonton shall be acquired by and become a wholly owned subsidiary of Wireless. Under the terms of the Merger Agreement, each outstanding share of the Boonton's common stock shall be converted into .79 shares of Wireless common stock on the closing date. It is expected that the merger shall be completed before July 14, 2000. The Merger Agreement is subject to approval by Boonton's stockholders as well as other customary closing conditions and requirements. Wireless, headquartered in Paramus NJ, is a global provider of noise generators used in the telecommunications field.



    Also, on March 2, 2000, Wireless and Boonton executed a Promissory Note whereby Boonton promises to pay Wireless the sum of Two Hundred and Fifty Thousand Dollars ($250,000) together with interest, equal to the rate of interest announced on March 2, 2000 by Chase Manhattan Bank to be its prime or reference rate plus one percent (1%) per annum, as follows. The principal due and any accrued but unpaid interest shall immediately become due and payable on the earlier of the 5th business day after the termination of the Merger Agreement or July 14, 2000. If the note is not repaid in cash then it shall be converted into 225,000 shares of Boonton common stock. If the closing of the Merger Agreement shall occur before July 14, 2000, or Boonton's obligation to repay the Promissory Note is cancelled in accordance with a specified section of the Merger Agreement, the principal due and any accrued but unpaid interest thereon shall be cancelled and forgiven and Wireless shall release, acquit and discharge Boonton from any liability under the Promissory Note.

                                                                         ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION
                           DATED AS OF MARCH 2, 2000,
                                     AMONG
                          WIRELESS TELECOM GROUP, INC.
                             WTT ACQUISITION CORP.
                                      AND
                           BOONTON ELECTRONICS CORP.

                               TABLE OF CONTENTS


                                 ARTICLE I
                                  GENERAL
  1.1    The Merger..................................................   A-1
  1.2    The Effective Time of the Merger............................   A-1
  1.3    Effect of Merger............................................   A-1
  1.4    Certificate and By-laws of Surviving Corporation............   A-1
  1.5    Taking of Necessary Action..................................   A-2
  1.6    Tax-free Reorganization.....................................   A-2
  1.7    Closing.....................................................   A-2

                                ARTICLE II
             EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
            CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

  2.1    Effect on Capital Stock.....................................   A-2
  2.2    Exchange of Certificates....................................   A-3

                                ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS

  3.1    Capacity; Authority; No Consents............................   A-5
  3.2    Agreements, etc.............................................   A-5
  3.3    Certain Agreements..........................................   A-5
  3.4    Brokers.....................................................   A-5
  3.5    Related Transactions........................................   A-5
  3.6    Amounts Owed................................................   A-6

                                ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  4.1    Organization; Good Standing; Qualification and Power........   A-6
  4.2    Equity Investments..........................................   A-6
  4.3    Margin Stock................................................   A-6
  4.4    Capital Stock; Securities...................................   A-6
  4.5    Authority; No Consents......................................   A-7
  4.6    SEC Documents...............................................   A-8
  4.7    Financial Statements........................................   A-8
  4.8    Collectability of Accounts Receivable.......................   A-8
  4.9    Absence of Undisclosed Liabilities..........................   A-9
  4.10   Absence of Changes; Conduct of Business.....................   A-9
  4.11   Tax Matters.................................................  A-10
  4.12   Books and Records; Audits and Investigations................  A-11
  4.13   Title to Assets, Properties and Rights and Related
         Matters.....................................................  A-11
  4.14   Environmental Liability.....................................  A-13
  4.15   Assessments.................................................  A-13
  4.16   Intellectual Property.......................................  A-13
  4.17   Agreements, etc.............................................  A-14
  4.18   Suppliers; Raw Materials....................................  A-15
  4.19   Customers; Sales Representatives............................  A-15
  4.20   No Defaults, etc............................................  A-15
  4.21   Litigation, Observance of Statues, Regulations and Orders...  A-16
  4.22   Licenses, Permits, etc......................................  A-16
  4.23   Compliance; Governmental Authorizations.....................  A-16
  4.24   Labor Relations; Employees..................................  A-17

SECTION                                                                PAGE
-------                                                                ----
  4.25   Employee Benefit Plans and Contracts........................  A-17
  4.26   Certain Agreements..........................................  A-19
  4.27   Insurance...................................................  A-19
  4.28   Brokers.....................................................  A-20
  4.29   Related Transactions........................................  A-20
  4.30   Board Approval..............................................  A-20
  4.31   Vote Required...............................................  A-20
  4.32   Officers and Directors......................................  A-20
  4.33   Information Supplied........................................  A-20
  4.34   Bank Accounts; Credit and Charge Cards......................  A-21
  4.35   Company not an Interested Shareholder.......................  A-21
  4.36   Investment Company Act; Public Utility Holding Company
         Act.........................................................  A-21
  4.37   No Right of Action..........................................  A-21
  4.38   Knowledge Definition........................................  A-21
  4.39   Year 2000 Compliance........................................  A-21
  4.40   Directors Liabilities.......................................  A-21
  4.41   Full Disclosure.............................................  A-22

                                 ARTICLE V
       REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

  5.1    Organization; Good Standing; Qualification and Power........  A-22
  5.2    Information Supplied........................................  A-22
  5.3    Continuity of Business Enterprise...........................  A-22
  5.4    Authority; No Consents......................................  A-22
  5.5    SEC Documents...............................................  A-23
  5.6    Financial Statements........................................  A-23
  5.7    Absence of Undisclosed Liabilities..........................  A-24
  5.8    Absence of Changes..........................................  A-24
  5.9    Tax Representation Letter...................................  A-24
  5.10   Full Disclosure.............................................  A-24
  5.11   Tax Matters.................................................  A-24
  5.12   No Defaults, etc............................................  A-24
  5.13   Board Approval..............................................  A-24
  5.14   Parent Common Stock.........................................  A-24

                                ARTICLE VI
                             VOTING AGREEMENT

  6.1    Agreement to Vote...........................................  A-24

                                ARTICLE VII
             CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
                           ADDITIONAL AGREEMENTS

  7.1    Access to Records and Properties of Each Party;
         Confidentiality.............................................  A-25
  7.2    Operation of Business of the Company........................  A-26
  7.3    Negotiation with Others.....................................  A-26
  7.4    Preparation of S-4; Other Filings...........................  A-26
  7.5    Advice of Changes...........................................  A-27
  7.6    Letter of the Company's Accountants.........................  A-27
  7.7    Letter of Parent's Accountants..............................  A-27
  7.8    Shareholders' Approval......................................  A-27
  7.9    Legal Conditions to Merger..................................  A-28
  7.10   Consents....................................................  A-28
  7.11   Efforts to Consummate.......................................  A-28

SECTION                                                                PAGE
-------                                                                ----
  7.12   Notice of Prospective Breach................................  A-28
  7.13   Public Announcements........................................  A-29
  7.14   Notice of Developments......................................  A-29
  7.15   Agreement Regarding Proceedings.............................  A-29
  7.16   Certain Obligations.........................................  A-29
  7.17   Principal Shareholder Agreements............................  A-29
  7.18   Certain Loan and Promissory Note............................  A-29

                               ARTICLE VIII
             CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATIONS

  8.1    Shareholder Approval; Agreement of Merger...................  A-30
  8.2    Approvals...................................................  A-30
  8.3    Legal Action................................................  A-30
  8.4    S-4.........................................................  A-30
  8.5    Legislation.................................................  A-30
  8.6    Tax-free Reorganization.....................................  A-30

                                ARTICLE IX
          CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION SUB

  9.1    Representations and Warranties..............................  A-30
  9.2    Performance of Obligations of the Company...................  A-30
  9.3    Authorization of Merger.....................................  A-31
  9.4    Merger Filing...............................................  A-31
  9.5    Certificate.................................................  A-31
  9.6    Good Standing Certificates..................................  A-31
  9.7    Opinion of the Company's Counsel............................  A-31
  9.8    Acceptance by Counsel to Parent and Acquisition Sub.........  A-31
  9.9    Consents and Approvals......................................  A-31
  9.10   Government Consents, Authorizations, etc....................  A-31
  9.11   Transaction Documents.......................................  A-31
  9.12   Repayment of Indebtedness...................................  A-31
  9.13   Confidentiality, Non-competition and No Solicitation
         Agreements..................................................  A-32
  9.14   Schedules...................................................  A-32
  9.15   Settlement Agreement........................................  A-32
  9.16   Deminimus Quantity Exception................................  A-32
  9.17   UCC Termination Statements..................................  A-32

                                 ARTICLE X
                 CONDITIONS TO OBLIGATIONS OF THE COMPANY
                      AND THE PRINCIPAL SHAREHOLDERS

 10.1    Representations and Warranties..............................  A-32
 10.2    Performance of Obligations of Parent and Acquisition Sub....  A-32
 10.3    Authorization of Merger.....................................  A-33
 10.4    Certificate.................................................  A-33
 10.5    Good Standing Certificates..................................  A-33
 10.6    Opinion of Parent's Counsel.................................  A-33
 10.7    Acceptance by Counsel to Company............................  A-33
 10.8    Consents and Approvals......................................  A-33
 10.9    Government Consents, Authorizations, etc....................  A-33
 10.10   Transaction Documents.......................................  A-33

SECTION                                                                PAGE
-------                                                                ----
                                ARTICLE XI
             CONFIDENTIALITY, NON-COMPETE AND NO SOLICITATION

 11.1    Confidentiality.............................................  A-33
 11.2    Non-compete.................................................  A-33
 11.3    No Solicitation.............................................  A-34

                                ARTICLE XII
                              INDEMNIFICATION

 12.1    Indemnification by the Company..............................  A-34
 12.2    Indemnification by Principal Shareholder....................  A-35
 12.3    Indemnification by Parent and Acquisition Sub...............  A-35
 12.4    Loss Indemnity Procedure....................................  A-35
 12.5    Duration of Indemnification.................................  A-36
 12.6    No Claim Against Surviving Corporation/Company..............  A-36
 12.7    Limitations on Indemnity....................................  A-36
 12.8    Other Indemnification Provisions............................  A-37

                               ARTICLE XIII
                   PAYMENT OF CERTAIN FEES AND EXPENSES

 13.1    Payment of Certain Fees and Expenses........................  A-37

                                ARTICLE XIV
              TERMINATION; AMENDMENT, MODIFICATION AND WAIVER

 14.1    Termination.................................................  A-38
 14.2    Effect of Termination.......................................  A-38

                                ARTICLE XV
                               MISCELLANEOUS

 15.1    Survival; Effect of Disclosure..............................  A-39
 15.2    Entire Agreement............................................  A-39
 15.3    Descriptive Headings........................................  A-39
 15.4    Notices.....................................................  A-39
 15.5    Counterparts................................................  A-40
 15.6    Governing Law...............................................  A-40
 15.7    Benefits of Agreement.......................................  A-40
 15.8    Pronouns....................................................  A-40
 15.9    Waiver, Amendment and Modification..........................  A-40
 15.10   Specific Performance........................................  A-41
 15.11   Severability................................................  A-41


EXHIBITS

1.2   Form Plan of Merger
5.9   Tax Representation Letter
7.18  Parent Promissory Note
9.7   Opinion of Company's Counsel
10.6  Opinion of Parent's Counsel

                                   SCHEDULES

SCHEDULE                                     SECTION
--------                                     -------
Schedule  3.2      -- Agreements
Schedule  3.3      -- Certain Agreement
Schedule  4.5      -- Environmental Consents
Schedule  4.6      -- 10b-5
Schedule  4.10(d)  -- Liabilities Not in the Ordinary Course
Schedule  4.10(g)  -- Current Liabilities
Schedule  4.10(k)  -- Termination of Material Contracts
Schedule  4.10(s)  -- Termination of Employment
Schedule  4.10(u)  -- Litigation
Schedule  4.11(c)  -- Tax
Schedule  4.12     -- Audits and Investigations
Schedule  4.13(a)  -- Encumbrances
Schedule  4.13(e)  -- Real Properties
Schedule  4.13(g)  -- Rights to Assets
Schedule  4.13(i)  -- Machinery and Equipment
Schedule  4.14     -- Environmental Liability
Schedule  4.16     -- Intellectual Property
Schedule  4.17     -- Agreements
Schedule  4.18     -- Suppliers
Schedule  4.19(a)  -- Customers
Schedule  4.19(b)  -- Sales Representatives
Schedule  4.20     -- No Defaults
Schedule  4.21     -- Litigation
Schedule  4.23     -- Compliance
Schedule  4.24     -- Employees
Schedule  4.24(h)  -- Labor Relations
Schedule  4.25(a)  -- Employee Benefit Plans
Schedule  4.25(d)  -- Employee Benefit Plans
Schedule  4.25(i)  -- Employee Benefit Plans Government Approvals
Schedule  4.25(k)  -- Employee Benefit Plans to Former Employees
Schedule  4.27     -- Insurance
Schedule  4.32     -- Officers and Directors
Schedule  4.34     -- Bank Accounts; Credit and Charge Cards
Schedule  4.39     -- Year 2000 Compliance
Schedule  4.40     -- Directors Liabilities
Schedule  7.16     -- Lafferty Liabilities
Schedule  9.12     -- Company EDA Indebtedness

                             INDEX OF DEFINED TERMS


                                                              PAGE
                                                              ----
Acquisition Sub.............................................    1
Acquisition Transaction.....................................   26
Actions.....................................................   16
affiliate...................................................   20
Agreement...................................................    1
Assets......................................................   12
associate...................................................   20
Assumption Notice...........................................   35
Benefit Arrangements........................................    5
Books and Records...........................................   10
Break-Up Fee................................................   37
Business Day................................................    2
Certificate.................................................    1
Closing.....................................................    2
Closing Date................................................    2
Code........................................................    2
Collectible Accounts Receivable.............................    8
Company.....................................................    1
Company Common Stock........................................    1
Company EDA Indebtedness....................................   31
Company Financial Statements................................    8
Company Options.............................................    7
Company Returns.............................................   10
Company Sales Representatives...............................   15
Company SEC Documents.......................................    8
Company Warrants............................................    7
Constituent Corporations....................................    1
Covered Action..............................................   35
DB&S........................................................   24
EDA Advance.................................................   32
Effective Time..............................................    1
Employee....................................................   18
Employee Plans..............................................   17
Encumbrances................................................   12
Environmental Laws..........................................   13
ERISA.......................................................   17
ERISA Affiliate.............................................   17
Exchange Act................................................    7
Exchange Agent..............................................    3
Exchange Fund...............................................    3
Executory Period............................................   25
FAS No. 5...................................................    9
GAAP........................................................    8
Government Contracts........................................   14
Governmental Authority......................................    7
Hazardous Substance.........................................   13
HSR Act.....................................................   28
Indemnification Notice......................................   35
Indemnified Party...........................................   35
Indemnifying Party..........................................   35
Intellectual Property Rights................................   13

                                                              PAGE
                                                              ----
Lafferty Liability..........................................   21
Liability...................................................    9
Loan Agreement..............................................   31
Losses......................................................   34
Mailing Date................................................   28
Material Adverse Effect.....................................    6
Merger......................................................    1
Merger Shares...............................................    3
Modification................................................   40
Multiemployer Plan..........................................   18
New Jersey Statute..........................................    1
NJEDA.......................................................   31
Old Certificates............................................    3
Order.......................................................   13
Ordinary Course.............................................    9
Other Filings...............................................   27
Parent......................................................    1
Parent Common Stock.........................................    1
Parent Financial Statements.................................   23
Parent Returns..............................................   24
Parent SEC Documents........................................   23
Pension Plans...............................................   18
Permitted Transaction Costs.................................   37
Person......................................................    4
Plan of Merger..............................................    1
Principal Shareholders......................................    1
Purchasing Companies........................................   33
S-4.........................................................    7
SEC.........................................................    7
Share Consideration.........................................    2
Shareholder Action..........................................   27
Shareholder Statement.......................................   28
Shareholders................................................    3
Shareholders' Materials.....................................   28
Shareholders' Meeting.......................................   27
Subsidiary..................................................    2
Surviving Corporation.......................................    1
Tax.........................................................   11
Taxes.......................................................   11
to the best knowledge of the Company........................   21
Transaction Documents.......................................    1
Uncollectable Accounts Receivable...........................    8
Year 2000 Compliant.........................................   21

    AGREEMENT AND PLAN OF REORGANIZATION dated as of March 2, 2000, among Wireless Telecom Group, Inc., a New Jersey corporation ('Parent'), WTT Acquisition Corp., a New Jersey corporation and wholly-owned subsidiary of Parent ('Acquisition Sub'), and Boonton Electronics Corp., a New Jersey corporation (the 'Company'), and the Company's shareholders listed on the signature page to this Agreement (the 'Principal Shareholders').

    The Boards of Directors of Parent, Acquisition Sub and the Company have each duly approved and adopted this Agreement and Plan of Reorganization (this 'Agreement'), the plan of merger (the 'Plan of Merger') and the proposed merger of Acquisition Sub with and into the Company in accordance with this Agreement, the Plan of Merger and the New Jersey Business Corporation Act (the 'New Jersey Statute'), whereby, among other things, the issued and outstanding shares of common stock, $.10 par value, of the Company (the 'Company Common Stock'), will be exchanged and converted into shares of common stock, $.01 par value, of Parent (the 'Parent Common Stock') in the manner set forth in Article II hereof and in the Plan of Merger, upon the terms and subject to the conditions set forth in this Agreement and the Plan of Merger. As used herein, the term 'Transaction Documents' shall mean collectively, this Agreement, the Plan of Merger, Parent Promissory Note, the Confidentiality Agreement, Non-competition Agreement, and No Solicitation Agreements, and the other documents, instruments and agreements contemplated hereby and executed and delivered in connection herewith.

    NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Plan of Merger and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

                                   ARTICLE I
                                    GENERAL

    1.1 The Merger. In accordance with the provisions of this Agreement, the Plan of Merger and the New Jersey Statute, Acquisition Sub shall be merged with and into the Company (the 'Merger'), which at and after the Effective Time shall be, and is sometimes herein referred to as, the 'Surviving Corporation.' Acquisition Sub and the Company are sometimes referred to as the 'Constituent Corporations.'

    1.2 The Effective Time of the Merger. Subject to the provisions of this Agreement, the Plan of Merger in substantially the form set forth in EXHIBIT 1.2 shall be executed, delivered and filed with the Treasurer of the State of New Jersey by each of the Constituent Corporations on the Closing Date in the manner provided under Section 14A:10-4.1 of the New Jersey Statute. The Merger shall become effective (the 'Effective Time') upon the filing of the Certificate of Merger (to which the Plan of Merger is an exhibit) with the Treasurer of the State of New Jersey.

    1.3 Effect of Merger. At the Effective Time, the separate existence of Acquisition Sub shall cease and Acquisition Sub shall be merged with and into the Company and the Company shall continue as the Surviving Corporation. The Surviving Corporation shall possess all of the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations and the Merger shall have such other effects as provided by the New Jersey Statute.

    1.4 Certificate and By-Laws of Surviving Corporation. From and after the Effective Time: (a) the Certificate of the Company shall be amended, and the Certificate of the Company, as so amended, shall be the Certificate of the Surviving Corporation, unless and until altered, amended or repealed as provided in the New Jersey Statute; (b) the by-laws of the Acquisition Sub shall be the by-laws of the Surviving Corporation; (c) the directors of Acquisition Sub shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the New Jersey Statute, the Certificate or the by-laws of the Surviving Corporation, as applicable; and (d) the officers of the Acquisition Sub shall be the officers of the Surviving Corporation, unless and until removed, or until their terms of office shall have expired, in accordance with the New Jersey Statute, the Certificate or the by-laws of the Surviving Corporation, as applicable.

    1.5 Taking of Necessary Action. Prior to the Effective Time, the parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Plan of Merger, and the New Jersey Statute. In case at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement and to vest in the Surviving Corporation full title to all Assets, privileges, rights and entitlements (as well as the obligations and duties) of either Constituent Corporations, the officers and directors of such corporations shall take all such lawful and necessary action.

    1.6 Tax-Free Reorganization. For Federal income tax purposes, the parties intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the 'Code'), by reason of Section 368(a)(2)(E) of the Code.

    1.7 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article XIII, and subject to this Agreement, the closing of the Merger (the 'Closing') will take place at 10:00 a.m. (New York City time) on a date (the 'Closing Date') to be mutually agreed upon by the parties, which date shall be not later than the third (3rd) Business Day after all the conditions set forth in Articles VIII, IX and X shall have been satisfied (or waived to the extent the same may be waived), unless another date is agreed to in writing by the Parent and the Company. The Closing shall take place at the offices of Morrison Cohen Singer & Weinstein, LLP 750 Lexington Avenue, New York, New York 10022, unless another place is agreed to in writing by the parties. As used herein, the term 'Business Day' shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in New Jersey or New York.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    2.1 Effect on Capital Stock. At the Effective Time, subject and pursuant to the terms and conditions of this Agreement and the Plan of Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock of the Constituent Corporations:

        (a) Capital Stock of Acquisition Sub. Each issued and outstanding share of common stock, par value $.01 per share, of Acquisition Sub shall immediately prior to the Effective Time be deemed cancelled and converted into and shall represent the right to receive one share of common stock, par value $.10 per share, of the Surviving Corporation.

        (b) Cancellation of Certain Shares of Company Common Stock. Each share of Company Common Stock that is immediately prior to the Effective Time:
    (i) owned by the Company as treasury stock; (ii) owned by any Subsidiary of the Company; or (iii) owned by Parent or any subsidiary of Parent, shall be cancelled and no Parent Common Stock or other consideration shall be delivered in exchange therefor. As used in this Agreement, a 'Subsidiary' means with respect to any Person (a) any corporation or other entity with respect to which such Person, directly or indirectly, has the power to vote or direct the voting of securities sufficient to elect a majority of the directors or other managers thereof or (b) any corporation or other entity with respect to which another Person, directly or indirectly, owns fifty percent (50%) or more of the aggregate equity interests therein.

        (c) Exchange Ratio for Company Common Stock. Subject to Section 2.2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.1(b)) shall be deemed cancelled and converted into and shall represent the right to receive .79 shares of Parent Common Stock in accordance with
    Section 2.2 (the 'Share Consideration') For convenience of reference, the shares of Parent Common Stock to be issued upon the exchange and conversion of Company

    Common Stock in accordance with this Section 2.1(c) are sometimes hereinafter collectively referred to as the 'Merger Shares.'

        (d) Adjustments for Capital Changes. If, prior to the Effective Time, Parent or the Company recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares or other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the Share Consideration shall be adjusted appropriately so as to maintain the relative proportionate interests of the holders of shares of Company Common Stock and the holders of shares of Parent Common Stock.

    2.2 Exchange of Certificates.

    (a) Procedure for Exchange. Prior to the Closing Date, Parent shall select American Stock Transfer & Trust Company as exchange agent (the 'Exchange Agent') to act in such capacity in connection with the Merger. As of the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders (the 'Shareholders') of shares of Company Common Stock, for exchange in accordance with this Article II and the Plan of Merger certificates representing the shares of Parent Common Stock contemplated to be issued as Merger Shares (which shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter collectively referred to as the 'Exchange Fund'). As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately before the Effective Time represented issued and outstanding shares of Company Common Stock (collectively, the 'Old Certificates'): (i) a letter of transmittal advising such holders of the terms of the exchange effected by the Merger (and specifying how delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon delivery of the Old Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify); and
(ii) instructions for use in effecting the surrender of Old Certificates in exchange for certificates representing Merger Shares. Upon surrender of an Old Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Old Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and the Plan of Merger, and the Old Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which are not registered on the transfer records of the Company, it shall be a condition of the exchange thereof that the Old Certificate representing such Company Common Stock is presented to the Exchange Agent properly endorsed and otherwise in proper form for transfer and accompanied by all documents required to evidence and affect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2(a) and the Plan of Merger, each Old Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender
(x) the certificate representing shares of Parent Common Stock and (y) cash in lieu of fractional shares (as hereinafter provided) of Parent Common Stock as contemplated by this Article II and the Plan of Merger.

    (b) Distributions With Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d) or the Plan of Merger until the holder of record of such Old Certificate shall surrender such Old Certificate. Subject to the effect of applicable laws, following surrender of any such Old Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and the Plan of Merger and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

    (c) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms of this Article II and the Plan of Merger (including any cash paid pursuant to Section 2.2(b) or 2.2(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock and there shall be no further registration or transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Old Certificate is presented to the Surviving Corporation for any reason, such Old Certificate shall be cancelled and exchanged as provided in this Article II and the Plan of Merger.

    (d) No Issuance of Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Old Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of Parent such as rights to dividends, stock splits or interest in lieu of issuing certificates for fractional shares. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of certificates evidencing Company Common Stock for exchange pursuant to this Section 2.2(d) shall be entitled to receive from Parent a cash payment equal to the product of such fraction and the closing price of a share of Parent Common Stock on the Closing Date.

    (e) Lost, Stolen or Destroyed Certificates. In the event any Old Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate to be lost, stolen or destroyed, the Exchange Agent shall issue an exchange for such loss, stolen or destroyed Old Certificate the consideration payable and exchange therefor pursuant to this Article II. The Exchange Agent or the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Old Certificate to give the Exchange Agent a bond in such reasonable sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Old Certificate alleged to have been lost, stolen or destroyed. As used in this Agreement, the term 'Person' shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

    (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of the Company for eighteen (18) months after the Effective Time shall be delivered to Parent, and upon demand from any former Shareholders of the Company who have not theretofore complied with this Article II, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock shall be distributed, to the former Shareholders of the Company upon the receipt of proper Certificates and/or evidence reasonably satisfactory in form and substance to the Parent.

    (g) No Liability. Neither the Exchange Agent, Parent, Acquisition Sub nor the Company shall be liable to any holder of shares of Company Common Stock or Parent Common Stock, as the case may be, for either shares (or dividends or distributions with respect thereto) of Parent Common Stock to be issued in exchange for Company Common Stock pursuant to this Section 2.2, if, on or after the expiration of eighteen (18) months following the Effective Date, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS

    Each Principal Shareholder represents and warrants to Parent and Acquisition Sub with respect to himself or itself only that:

    3.1 Capacity; Authority; No Consents. Each such Principal Shareholder who is a natural Principal Shareholders has the requisite capacity and authority to execute, deliver and perform the Transaction Documents to which he is a party and in the case of a non-natural Principal Shareholder, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all action, hereby necessary corporate action, on the part of such Principal Shareholder; and this Agreement and the other Transaction Documents to which he/it is a party have been, and will be, duly and validly executed and delivered by him/it, and this Agreement and the other Transaction Documents to which he/it is a party are, and will be, the valid and binding obligations of such Principal Shareholder, enforceable against him/it in accordance with their respective terms subject to bankruptcy, fraudulent conveyance, insolvency, moratorium or similar laws affecting the rights of creditors generally or general equitable principles.

    3.2 Agreements, Etc. Schedule 3.2 sets forth opposite such Principal Shareholder's name a true and complete list and accurate description of the material terms of (i) all the employment and consultancy arrangements between the Company and such Principal Shareholder and (ii) any other type of contract, commitment or understanding between the Company and such Principal Shareholder which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other liability at or at any time after the Effective Time, in each case to which such Principal Shareholder is a party and not made in the Ordinary Course of business, or made in the Ordinary Course of business which are currently in effect.

    3.3 Certain Agreements. Except as provided in this Agreement or as otherwise set forth on Schedule 3.3 attached hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

        (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to such Principal Shareholder, under any Employee Plan, Benefit Arrangement or otherwise;

        (b) increase any benefits otherwise payable under any Employee Plan or Benefit Arrangement to such Principal Shareholder; or

        (c) result in the acceleration of the time of payment or vesting of any such benefits to such Principal Shareholder.

    3.4 Brokers. Such Principal Shareholder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by the Transaction Documents.

    3.5 Related Transactions. Such Principal Shareholder is not now, and has not been during the last three (3) fiscal years:

        (a) a party to any transaction with the Company which requires filing of a 10-KSB or definitive proxy statement with the SEC (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, such Principal Shareholder or any of his/its associates or affiliates), other than any transaction which has been disclosed in a definitive proxy statement or report filed by the Company in a timely fashion with the SEC;

        (b) the direct or indirect owner, including any ownership by a family member, of a 10% or greater interest in any non-natural Person, which is, or has been, a supplier, customer, or, within the last 12 months, competitor, of the Company (other than non-affiliated holdings in publicly-held companies); or

        (c) a party to any transaction with the Company whereby such Principal Shareholder received compensation (other than dividends paid by a publicly held corporation) from any other Person, which is, or has been, a supplier, customer, or, within the last 12 months, competitor of the Company.

    3.6 Amounts Owed. Other than the amount owed to each such Principal Shareholder under the Director Liabilities (as defined in Section 4.40), the Company owes no other amounts to such Principal Shareholder.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Acquisition Sub that:

    4.1 Organization; Good Standing; Qualification and Power. The Company:

        (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey; (b) has all requisite corporate power and authority to own, lease and operate its properties and Assets and to carry on its business in the Ordinary Course; and (c) is duly qualified and in good standing to do business in all jurisdictions in which the failure to be so qualified and in good standing could be reasonably expected to have a material adverse effect on such Person's business, Assets, operations, results of operations, liabilities, properties, condition (financial or otherwise), affairs or an effect which could materially impair the ability of a Person to perform any obligation under this Agreement or materially impair the consummation of the transaction contemplated hereby ('Material Adverse Effect'). The Company has all requisite corporate power and authority to enter into this Agreement and the Plan of Merger and each of the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company has delivered to Parent true and complete copies of the Charter and by-laws of the Company as amended to the date hereof, and its minute books. As used in this Agreement, 'Certificate' shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments thereto, as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or consolidation or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement.

    4.2 Equity Investments. The Company does not own any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, limited liability company, joint venture or other entity. The Company does not have any Subsidiaries. There are no options, warrants, rights, calls, commitments or agreements of any character to which the Company is a party or by which the Company is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities of the Company or the Company Sub.

    4.3 Margin Stock. The Company owns no 'margin stock' as such term is defined in Regulation U, as amended (12 C.F.R. Part 221) of the Federal Reserve Board.

    4.4 Capital Stock; Securities. The authorized capital stock of the Company consists of 5,000,000 shares of Company Common Stock, of which 2,387,332 shares are outstanding as of the Closing

Date. As of the Closing Date, the Company has no outstanding warrants for shares of Company Common Stock (with no shares of Company Common Stock reserved for such purpose) (collectively, the 'Company Warrants'). The Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, share of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of Company Common Stock are validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights. There are no voting trusts, voting agreements (except pursuant to Section 6.1 below), first offer rights, co-sale rights, transfer restrictions (other than restrictions imposed by federal or state securities laws) or other agreements, instruments or understandings (whether written or oral, formal or informal) with respect to the voting, registration, transfer or disposition of Company Securities to which the Company is a party or by which it is bound, or to the knowledge of the Company, among or between any Persons other than the Company.

    4.5 Authority; No Consents. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement and the other Transaction Documents to which the Company is a party have been, and the Plan of Merger when executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and this Agreement and the other Transaction Documents to which the Company is a party is, and the Plan of Merger when executed and delivered by the parties thereto will be, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms subject to bankruptcy, fraudulent conveyance, insolvency, moratorium or similar laws affecting the rights of creditors generally or general equitable principles. Neither the execution, delivery and performance of the Transaction Documents to which the Company is a party nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any provision hereof or thereof will: (a) conflict with; (b) result in any violations of (c) cause a default under (with or without due notice, lapse of time or both); (d) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under; or (e) result in the creation of any Encumbrance on or against any Assets, right or property of the Company under any term, condition or provision of: (x) any instrument or agreement to which the Company is a party, or, to the knowledge of the Company, by which the Company, its properties, Assets or rights may be bound (except as shall have been waived or with respect to which consent shall have been obtained prior to the Closing) except where the foregoing would not result in a Material Adverse Effect on the Company; (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ('Governmental Authority') applicable to the Company or any of its properties, Assets or rights except where the foregoing would not result in a Material Adverse Effect on the Company; or (z) the Company's Certificate or by-laws, as amended through the date hereof. Except as contemplated by this Agreement or the Plan of Merger, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Company and each Principal Shareholder of this Agreement, the Plan of Merger or the Transaction Documents to which the Company is a party or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the Securities and Exchange Commission (the 'SEC') of
(A) Form S-4 with respect to the Merger Shares, the shares of Parent Common Stock to be issued in exchange for Vested Company Options and the shares of Parent Common Stock reserved for issuance upon exercise of the assumed Unvested Company Options and Company Warrants (as to which the option or warrant holder is, by the terms of the Company option plan or warrant in effect, entitled upon exercise of the option or warrant, to receive registered stock) (the 'S-4') and
(B) such reports and information under the Securities and Exchange Act of 1934, as amended (the 'Exchange Act'), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby; (ii) such filings as may be required by the American Stock Exchange with respect to Parent Common Stock to be issued in connection with the Merger and the Company Warrants and Company Options to be assumed by Parent in the Merger; (iii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby; (iv) the distribution of the Shareholders' Materials with respect to the adoption by the Shareholders of this Agreement and the Plan of Merger; (v) the filing of the Plan of Merger with the Treasurer of the State of New Jersey and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (vi) the filings or notices that may be required under Environmental Laws as set forth on Schedule 4.5; and (vii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on the Company or materially impair the ability of the Company and the Shareholders to consummate the transactions contemplated by this Agreement or the Plan of Merger, including, without limitation, the Merger.

    4.6 SEC Documents. The Company has furnished Parent with a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC on or after September 30, 1998 (the 'Company SEC Documents'), which are all the documents (other than preliminary material) that the Company was required to file (or otherwise did file) with the SEC on or after September 30, 1998. As of their respective dates, except as set forth on Schedule 4.6, none of the Company SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

    4.7 Financial Statements. The financial statements of the Company included in the Company SEC Documents (the 'Company Financial Statements'):

        (a) complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principals ('GAAP'), consistently applied (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC);

        (b) were in accordance with the books and records of the Company; and

        (c) fairly present (subject, in the case of the unaudited statements, to normal, nonrecurring audit adjustments) the financial position of the Company as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

    4.8 Collectability of Accounts Receivable. All accounts receivable included in the Company Financial Statements, net of any reserves for losses as reflected thereon, and net of costs, which costs shall not exceed $15,000 in the aggregate, are fully collectible in cash within three (3) months from the date hereof, with the exception of financed accounts receivable which by their terms are not payable in full within such three-month period ('Collectible Accounts Receivable'). All accounts receivable which cannot be fully collectable in cash within three (3) months from the date hereof with the exception of accounts receivable which by their term are not payable in full within such three month period are uncollectable accounts receivable ('Uncollectable Accounts Receivable'). Credits, returns and rebates shall not constitute payment of accounts receivable. (In determining whether there has been any nonpayment of any Account Receivable, all payments received from any account debtor shall, unless otherwise specified by such account debtor, be first applied to the oldest outstanding account Receivable of such account debtor until all accounts receivable of such account debtor have been paid in full.)

    4.9 Absence of Undisclosed Liabilities. At September 30, 1999: (a) the Company had no material liability or obligation of any nature (whether known or unknown, matured or unmatured, fixed or contingent ('Liability')), which was not provided for or disclosed on the Company SEC Documents for the fiscal year ended September 30, 1999; and (b) all liability reserves established by the Company and set forth on the Company Financial Statements were adequate, in the good faith judgment of the Company, for all such Liabilities at the date thereof. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ('FAS No. 5')) which were not adequately provided for on the Company Financial Statements as required by FAS No. 5.

    4.10 Absence of Changes; Conduct of Business. Since September 30, 1999, the Company has been operated in the ordinary course, consistent with the Company's past practice ('Ordinary Course') and:

        (a) the Company has notified Parent in writing of any Material Adverse Effect on the Company;

        (b) there has not been any damage, destruction or loss, whether or not covered by insurance, having or which could have a Material Adverse Effect on the Company;

        (c) the Company has kept in a normal state of repair and operating efficiency all tangible personal property used in the operation of its business;

        (d) except as set forth on Schedule 4.10(d), there has not been any Liability created, assumed, guaranteed or incurred, or any material transaction, contract or commitment entered into, by the Company, other than the license, sale or transfer of the Company's products to customers in the Ordinary Course except for liabilities to Parent or incurred or to be incurred in connection with negotiation and execution of this Agreement;

        (e) there has not been any declaration, setting aside or payment of any dividend or other distribution of any Assets of any kind whatsoever with respect to any shares of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Company;

        (f) there has not been any payment, discharge or satisfaction of any material Encumbrance or Liability or any cancellation by the Company of any material debts or claims or any amendment, termination or waiver of any right of material value to the Company;

        (g) except as otherwise provided for in this Agreement the Company has paid or incurred only those fees and expenses not in the Ordinary Course of its business approved in writing or ratified in writing by Parent (including, without limitation, statements of fees for legal and accounting services, only on a time basis at regular hourly rates). Except as otherwise provided for in this Agreement, no such fees have been paid or incurred in respect of services performed in connection with the negotiation, preparation or execution of any documents, instruments, exhibits, schedules or any other matter relating to the transactions contemplated hereby. Except as set forth on Schedule 4.10(g), the Company has paid all of its current liabilities as and when they became due;

        (h) there has not been any stock split, reverse stock split, combination, reclassification or recapitalization of any Company Common Stock, or any issuance of any other security in respect of or in exchange for, any shares of Company Common Stock;

        (i) the Company has not redeemed, repurchased, or otherwise acquired any of its capital stock or securities convertible into or exchangeable for its capital stock or entered into any agreement to do so;

        (j) there has not been any issuance by the Company of any shares of its capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of its capital stock or debt security;

        (k) except as set forth on Schedule 4.10(k), there has not been any termination of or indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between the Company and any other Person, or the assignment by the Company of any interest in any contract to which the Company is a party;

        (l) the Company has used commercially reasonable efforts to maintain the good will associated with its business, and the existing business relationships with its agents, customers, key employees and consultants, suppliers and other Persons having relations with it;

        (m) there has not been any material write-down or write-up of the value of any Asset of the Company, or any material write-off of any accounts receivable or notes receivable of the Company or any portion thereof.

        (n) the Company has not sold, leased, licensed or otherwise disposed of any Assets or created or permitted to exist any Encumbrance on its Assets except in the Ordinary Course and which would not have a Material Adverse Effect on the Company;

        (o) there has not been any increase in or modification or acceleration of compensation or benefits payable or to become payable to any officer, employee, consultant or agent of the Company, or the entering into of any employment contract or consulting contract with any such Person;

        (p) there has not been any making of any loan, advance or capital contribution to or investment in any Person or the engagement in any transaction with any employee, officer, director, consultant or shareholder of the Company;

        (q) there has not been any Encumbrance created, or agreement to do so, with respect to any Company Assets, tangible, or intangible;

        (r) there has not been any change in the accounting methods or practices followed by the Company, or any change in depreciation or amortization policies or rates theretofore adopted by the Company;

        (s) except as set forth on Schedule 4.10(s) there has not been any termination of employment or consultancy of any officer or key employee or key consultant of the Company or, any expression of intention by any officer, key consultant or key employee of the Company to terminate such office, employment or consultancy with the Company;

        (t) there has not been any amendments or changes in the Company's Certificate or by-laws;

        (u) except as set forth on Schedule 4.10(u), there has not been any commencement of any litigation or other action by or against the Company and, to the Company's knowledge, there has been no occurrence which could give rise thereto;

        (v) the Company has kept in all material respects true, complete and correct books and records of account ('Books and Records') with respect to its business, in which entries have made of all transactions up to the Effective Time in the Company's Ordinary Course; and

        (w) there has not been any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Company to take any of the actions specified in items (a) through (v) above.

    4.11 Tax Matters. The Company and each other corporation included in any consolidated or combined tax return in which the Company has been included:

        (a) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date (the 'Company Returns') with the appropriate governmental agencies in all jurisdictions in which Company Returns are required to be filed and have paid or will pay all amounts shown thereon to be due; and (b) have paid and shall timely pay all Taxes required to have been paid on or before the Closing Date. All Taxes attributable to all taxable periods ending on or before the Closing Date, to the extent not required to have been previously paid have been adequately provided for on the Company Financial Statements and the Company will not incur or accrue a Tax liability from the date of the Company Financial Statements up to and including the Closing Date, other than a Tax liability incurred or accrued in the

    Ordinary Course of business. The Company has not been notified by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Company Return, and no waivers of statutes of limitations have been given or requested with respect to the Company. Any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Company Return have been fully paid or are adequately provided for on the Company Financial Statements and no proposed additional Taxes have been asserted. The Company has not made an election to be treated as a 'consenting corporation' under Section 341(f) of the Code nor is it a 'personal holding company' within the meaning of Section 542 of the Code. The Company has not agreed to, nor is required to make any adjustment under
    Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company will not incur a Tax liability resulting from the Company ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns. As used in this Agreement, 'Tax' means any of the Taxes and 'Taxes' means, with respect to any entity: (x) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity; and (y) any liability for the payment of any amount of the type described in the immediately preceding clause (x) as a result of: (i) being a 'transferee' (within the meaning of Section 6901 of the Code or any other applicable law) of another entity; (ii) being a member of an affiliated or combined group; or (iii) any contractual obligations or otherwise.

        (b) Prior to the Merger, the Company's shareholders did not dispose of any Company Stock, or receive any distribution from the Company, in a manner that would cause the Merger to violate the continuity of shareholder interest requirement set forth in Treasury Regulation Section 1 .368-1(e).

        (c) Schedule 4.11(c) hereto sets forth the following information with respect to the Company as of the most recent practicable date: (A) the Tax basis of the Company in its Assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax credit, research and development credit, excess charitable contribution or other carryover allocable to the Company, the years in which such Tax attributes arose and the years (if any) in which such Tax attributes are scheduled to expire; and (C) a list of any Tax elections made by the Company and affecting the Company. The Company has no net operating losses or other Tax attributes subject to limitation under Code Section 382, 383 or 384, or the federal consolidated return regulations, or under any similar provision of state, local or foreign law. The amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax credit, research and development credit, excess charitable contribution or other carryover allocable to the Company is fully utilizable by the Company.

    4.12 Books and Records; Audits and Investigations. All the books and records of the Company have been kept and were prepared in accordance with GAAP. The Company has delivered to Parent all responses to auditors' inquiry letters received in the past four years and all letters to the Company from the auditors during such period. Schedule 4.12 hereto identifies all correspondence received from a Governmental Authority in the past four years relating to tax and accounting, regulatory compliance reviews, audits or investigations.

    4.13 Title to Assets, Properties and Rights and Related Matters.

    (a) The Company has good and marketable title to, or valid leasehold interests in, all its Assets, subject to no security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money ('Encumbrances') except: (i) liens for current Taxes not yet due and payable, (ii) mechanics' and materialmen's liens arising or incurred in the Ordinary Course of its business, and (iii) as reflected on Schedule 4.13(a).

    (b) The properties, assets, rights, contracts, leases, easements, permits, licenses and real and personal property (the 'Assets') evidenced on the Company Financial Statements are the sole items of tangible and intangible personal property heretofore utilized by the Company in the (and necessary for the Company to) conduct of its operations.

    (c) The real and personal property owned or leased by the Company, including, without limitation, all equipment and machinery of the Company, are in reasonable working order and have been maintained in accordance with standard maintenance procedures, and meet all material standards, clearances and ratings in effect on the date hereof in respect of those rules and regulations promulgated by any Governmental Authority applicable thereto except where the failure to meet the above would not have a Material Adverse Effect.

    (d) Except as set forth elsewhere in this Section 4.13, the Company makes no representations or warranties regarding the real or personal property owned or leased by the Company, specifically excluding any representations or warranties with respect to merchantibility or fitness for a particular purpose of the Company's products or services.

    (e) Schedule 4.13(e) hereto identifies all real property owned by the Company and all improvements located thereon, all unexpired options held by the Company or contractual obligations on its part to purchase or sell any interest in real property, and all mortgages held by the Company. There exists no event constituting a default under any such mortgage and no notice of deficiency has been issued with respect thereto. The real property identified on such Schedule 4.13(e) as owned by the Company is the same as the real property owned by the Company on September 30, 1999, and the condition thereof, including the improvements thereon, has not deteriorated since such date, reasonable wear and tear excepted.

    (f) Each lease or license of an Asset by the Company is a valid and subsisting obligation enforceable against the lessor or licensor, as the case may be, in accordance with its terms.

    (g) Except as set forth on Schedule 4.13(g), to the knowledge of the Company, none of the Shareholders nor any third party owns or has any rights in any Assets or property used to carry on the business or operations of the Company.

    (h) Such of the Assets as constitute inventory on the date hereof is in good and merchantable condition and usable for its intended purpose, and, as to finished goods inventory, saleable at its normal gross profit margins experienced over the last twelve (12) months;

    (i) Schedule 4.13(i) hereto is a true and correct list of all of the machinery and equipment owned or leased by the Company as of the date hereof having an initial cost exceeding $10,000 or requiring annual lease payments exceeding $10,000, and, as to each item under lease or license, a brief description of the material terms of such lease. The Company has good and marketable title or, if reflected as a leasehold interest in the Company Financial Statements, a valid and enforceable leasehold interest in and to the machinery and equipment, merchandise, materials, supplies and other property of every kind, tangible or intangible, which are shown as or reflected in the Assets on the most recent Company Financial Statements, or which, whether or not shown on the Company Financial Statements, were acquired directly or indirectly by the Company through the purchase of Assets or stock from or through merger, consolidation or other transaction with, another Person, except for machinery and equipment and other Assets which have been consumed, sold or disposed of in the Ordinary Course since the date of those Company Financial Statements or such acquisition, free and clear of all Encumbrances.

    (j) The Company has complied with all obligations under all material leases and licenses to which it is a party or to which it has succeeded by merger or acquisition of stock or Assets of any other Person and under which it is in occupancy or license, as the case may be, and all such leases and licenses are in full force and effect. The Company enjoys peaceful and undisturbed possession under all real property leases.

    4.14 Environmental Liability. The Company has obtained all permits, licenses and other authorizations which are required with respect to its operation under means, any federal, state, local or foreign laws, ordinance, rule, regulation, order, writ, injunction, decree, judgment, award, determination, direction, stipulation or demand of a Government Authority ('Order'), demand letter, request for information, or schedule or time table set forth in any Federal, state, local or foreign law, ordinance, rule, regulation, Order, demand letter or request for information issued, promulgated, approved or entered thereunder relating to pollution or protection of the environment or to occupational health or safety, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land, surface or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes ('Environmental Laws'); (b) the Company is in compliance with the terms and conditions of the required permits, licenses and authorizations required by the Environmental Laws; (c) except as set forth on Schedule 4.14 there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, proceeding, notice or demand letter pending relating to the Company or threatened against it relating in any way to any Environmental Laws or any regulation, code, plan or Order issued, entered, promulgated or approved thereunder; (d) except as set forth on Schedule 4.14 there are no investigations or internal or non-public agency proceedings pending regarding the Company relating in any way to any Environmental Laws or any regulation, code, plan or Order issued, entered, promulgated or approved thereunder; and (e) except as set forth on Schedule 4.14 there has been no generation, production, refining, processing, manufacturing, use, storage, disposal, treatment, shipment, emission, receipt or release of a substance or material regulated by any Environmental Law, and in the regulations adopted and publications promulgated pursuant thereto and include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos or any material containing asbestos or petroleum or petroleum by-product ('Hazardous Substance') on, in or under such of the Assets of the Company constituting real property which would subject the owner or operator of the real property or business, or any past or future owner or operator of the real property to liability for the removal, remediation or cleanup of the Hazardous Substance, petroleum or petroleum by-product under the Environmental Laws or common law. The Company has delivered to Parent true and complete copies of all environmental studies made in the last ten years relating to the Company's real property or the business of the Company. Except as set forth on Schedule 4.14 no Hazardous Substance has ever been spilled, released, leaked, poured, leached, dumped, discharged, placed or disposed of, or otherwise caused to be located at any property which has at any time been owned, leased or used by the Company in violation of any Environmental Law and all Hazardous Substances have been handled in compliance with Environmental Laws.

    4.15 Assessments. The Company has not received notice of a special assessment, or demand for payment of a special assessment or other payment as contemplated by Section 5 a. of the Lease dated September 26, 1994 between Eastmans Road Association, Ltd. and the Company.

    4.16 Intellectual Property. Schedule 4.16 sets forth a list of all patents, copyrights, trademarks, tradenames and service marks and any licensed intellectual property rights (other than commercial or 'shrink-wrap' licenses covering software generally available to the public on a retail basis) (collectively, 'Intellectual Property Rights') of the Company. The ownership or use of such Intellectual Property Rights by the Company does not infringe on the intellectual property rights of others and the Company has not received notice alleging any such infringement, and, to the knowledge of the Company, no third party is infringing on the Intellectual Property Rights of the Company. The Company is not obligated to pay any third party any royalty or fee for the use of the Intellectual Property Rights used in its business. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. The Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Encumbrances), the Company Intellectual Property Rights, and, to the knowledge of the Company, has sole and exclusive rights to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including, without limitation, any employees, former employee, Shareholder or former shareholder of the Company.

    4.17 Agreements, Etc. Schedule 4.17 sets forth a true and complete list of all written or oral contracts, agreements and other instruments to which the Company is a party and not made in the Ordinary Course of business, or made in the Ordinary Course of business which are currently in effect, and referred to in any of clauses (a) through (k) of this Section 4.17

        (a) any joint venture, partnership or other agreement or arrangement for the sharing of profits;

        (b) any collective bargaining contract or other contract with or commitment to any labor union;

        (c) the future purchase, sale or license of products, material, supplies, equipment or services requiring payments to or from the Company in an amount in excess of $25,000 per annum, which agreement, arrangement or understanding is not terminable on thirty (30) days' notice without cost or other liability at or at any time after the Effective Time, or in which the Company has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, Assets or territory;

        (d) the employment or consultancy of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other liability at or at any time after the Effective Time;

        (e) an indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or, if involving payments in excess of $25,000 per annum, for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

        (f) a contract or commitment for capital expenditures individually in excess of $25,000;

        (g) any agreement or contract with a 'disqualified individual' (as defined in Section 280G(c) of the Code), which could result in a disallowance of the deduction for any 'excess parachute payment' (as defined in Section 280G(b)(i) of the Code) under Section 280G of the Code;

        (h) an agreement or arrangement for the sale of any Assets, properties or rights having a value in excess of $25,000;

        (i) an agreement which restricts the Company from engaging in any aspect of its business or competing in any line of business in any geographic area;

        (j) the Company accounts for all of its software, hardware, consulting, licensing, distribution and other similar agreements and contracts under which the Company provides services or sells or distributes goods or equipment in accordance with GAAP; and

        (k) a list of all agreements ('Government Contracts') with the Company's vendors where the Company is an approved vendor with the United States Department of Defense or other applicable Governmental Authority.

    The Company has furnished to Parent true and complete copies of all such agreements listed in Schedule 4.17 and Schedule 3.2 and each such agreement:

        (i) is the legal, valid and binding obligation of the Company and, to the best knowledge of the Company, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms;

        (ii) is in full force and effect; and

        (iii) the other party or parties thereto is or are not, to the knowledge of the Company, in material default thereunder.

    4.18 Suppliers; Raw Materials. Schedule 4.18 sets forth the names and addresses of the ten largest suppliers of the Company based on the aggregate value of raw materials, supplies, merchandise and other goods and services ordered by the Company from such suppliers during the one year period ended September 30, 1999 and the three month period ended December 31, 1999.

    4.19 Customers; Sales Representatives.

    (a) Schedule 4.19(a) sets forth for the year ended September 30, 1999 and for the three month period ending December 31, 1999 (i) a list of the top 10 customers (inclusive of distributors) of the Company based on the aggregate value of goods and services ordered from the Company by such customers during each such period and (ii) the products purchased by each such customer and the amount for which each such customer was invoiced during each period. The Company has not received any notice or has any reason to believe that any material customer (i) has ceased, or will cease, to use the products, goods or services,
(ii) has materially reduced or will materially reduce, the use of products, goods or services or (iii) has sought, or is seeking, to materially reduce the price it will pay for products, goods or services, which cessations and reductions, either individually or in the aggregate, are reasonably likely to result in a Material Adverse Effect on the Company.

    (b) Schedule 4.19(b) sets forth a complete and correct list of (a) each sales representative who is individually responsible for the account of any customer of the Company business that ordered goods and services from the Company with an aggregate value of $100,000 or more during the year ended September 30, 1999 and the three month period ended December 31, 1999 and (b) all sales representatives who collectively are responsible for the account of any customer of the Company that ordered goods and services from the Company with an aggregate value of $100,000 or more during the three month period ended December 31, 1999 (collectively, the 'Company Sales Representatives'), indicating with respect to each such Company Sales Representative the aggregate value of goods and services ordered from the Company by customers for whose accounts such Company Sales Representative was responsible. Each of the Company Sales Representatives is continuing to act as a sales representative on behalf of the Company and the Company has no reason to believe that any such representative has ceased or will cease to act on behalf of the Company.

    4.20 No Defaults, Etc. Except as set forth on Schedule 4.20 the Company has in all respects performed all the material obligations required to be performed by it to date and is not in material default or alleged to be in material default under: (a) its Certificate or by-laws; or (b) any material agreement, lease, mortgage, indenture, contract, commitment, instrument or obligation to which the Company is a party or by which any of its Assets or rights are or may be bound or affected, and there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default by it of any of the foregoing. No current customer has notified, or to the knowledge of the Company expressed an intention to notify, the Company or its employees, officers or agents, that such customer will materially reduce the dollar amount of business it will do with the Company or cease doing business with the Company. Provided that the Company obtain the consents which may be required to consummate the transaction which are set forth on the Schedule 4.20, no such mortgage, indenture, lease, contract, agreement, license, instrument or order limits in any material way the freedom of any Person acquiring control of the Company, whether directly or indirectly, or from performing this

Agreement in accordance with its terms. The Company has not received any notice from any party to any such contract with respect to such party's unwillingness or inability to perform thereunder.

    4.21 Litigation, Observance of Statues, Regulations and Orders. Except as set forth on Schedule 4.21 there are no:

        (a) actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, 'Actions') pending, or to the knowledge of the Company, threatened against the Company, or to the knowledge of the Company facts which could give rise to any of the foregoing, whether at law or in equity, or before or by any Governmental Authority;

        (b) outstanding judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Company or disputes with customers or vendors;

        (c) violations of or defaults with respect to any Order of any arbitrator or Governmental Authority and, there is no basis for there to be declared any such violation or Default;

        (d) to the knowledge of the Company, Company officers, directors, employees, agents, shareholders or representatives who have made, directly or indirectly, with respect to the business of the Company, any illegal political contributions, payments from corporate funds not recorded in the Books and Records of the Company, payments from corporate funds that were falsely recorded on the Books and Records of the Company, payments from corporate funds to governmental officials in their individual capacities for the purpose of affecting their action or the action of the government they represent to obtain special concessions or illegal payments from corporate funds to obtain or retain business; or

        (e) no holder of capital stock of any Person which was, at any time, directly or indirectly a subsidiary of the Company, or which merged with or into the Company or any direct or indirect subsidiary of the Company, or a Person from which the Company, directly or indirectly, acquired substantially all of such Person's Assets or a shareholder of such Person, has asserted any claim against the Company arising out of the acquisition of such Assets or of such holder's capital stock and the Company knows of no basis for any such claim.

    4.22 Licenses, Permits, Etc. The Company possesses adequate licenses, clearances, ratings, permits and franchises, and all rights with respect thereto, to conduct its business as now conducted, and without any conflict with the rights of others in any such license, clearance, rating, permit or franchise. The Company has no knowledge of, nor has received notice of termination, revocation or limitation of, or of the pendency or threatened commencement of any proceeding to terminate, revoke or limit any such licenses, clearances, ratings, permits or other approvals by the Governmental Authority or other Person issuing same.

    4.23 Compliance; Governmental Authorizations. Except as set forth on
Schedule 4.23, the Company has complied within the last five (5) years and is presently in compliance in all material respects with all material Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business, including, without limitation, the Environmental Authorities, all Federal and state securities or 'blue sky' laws, and all laws and regulations relating to occupational safety and health and the environment. Except as set forth on Schedule 4.23, the Company has all material authorizations, security clearances, consents, approvals, licenses and permits necessary to be obtained from Governmental Authorities in the conduct of its business as presently conducted and as currently proposed by the Company to be conducted, such authorizations, consents, approvals, licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the best knowledge of the Company, or threatened to revoke or limit any thereof. All of the Company's full-time and temporary personnel who provide services in a manner or of the type that require specific certifications or clearances have provided such services at all times while having such certifications or clearances in full force and effect. Neither the Company has nor, to the knowledge of the Company, any of its full-time or part-time personnel have, with respect to each of their activities, actions, or services for or on behalf of the Company, has been cited or alleged by the Environmental Authorities or other regulatory authority within the last five (5) years as failing to comply with regulatory requirements or guidelines.

    4.24 Labor Relations; Employees. Schedule 4.24 sets forth the name of all full-time and part-time employees of the Company and the primary locations at which such employees provide their services as of the Closing Date. In addition, except as set forth on Schedule 4.24,

        (a) the Company is not delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such Persons;

        (b) neither Acquisition Sub nor the Surviving Corporation will by reason of anything done prior to the Closing be liable to any of such employees or consultants for severance pay or any other payments other than for ordinary wages and salaries payable through Closing;

        (c) the Company is in compliance in all material respects with all material Federal, state, local and foreign laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours;

        (d) there is neither pending nor, threatened labor dispute, strike or work stoppage involving employees of the Company (or otherwise) which affects or which may affect the Company's business or which may interfere with its continued operations;

        (e) to the knowledge of the Company, there are no union organization efforts relating to employees of the Company or any representation question involving recognition as a collective bargaining agent for any employees of the Company;

        (f) there is not pending or, to the knowledge of the Company, threatened any charge or complaint against the Company by the National Labor Relations Board or any representative thereof;

        (g) there have been no strikes, walkouts or work stoppages involving employees of the Company in the last five (5) years;

        (h) except as set forth on Schedule 4.24(h), there is no unfair labor practice, sexual harassment or other employment-related complaint pending or, to the knowledge of the Company, threatened against the Company or any employee of the Company. Schedule 4.24(h) assesses managements current belief in connection with the Company's liability with respect to any such complaint or threat. No employee or consultant of the Company is, to the knowledge of the Company, in material violation of any term of any employment contract or consulting contract, confidentiality agreement or any other contract or agreement relating to the relationship of such employee or consulting contract with the Company or any other party because of the nature of the business conducted or proposed to be conducted by the Company or the execution and delivery of such agreement or contract by such employee or consultant.

    4.25 Employee Benefit Plans and Contracts.

    (a) Schedule 4.25(a) identifies each 'employee benefit plan,' as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and all other material written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Company and any Employee of the Company, but excluding workers' compensation, unemployment compensation, other government-mandated programs and the Company's salary and wage arrangements) currently or previously maintained, contributed to or entered into by the Company or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which the Company or any ERISA Affiliate thereof has any present or future obligation or liability (the 'Employee Plans'). The Company has provided to Parent true and complete copies of all Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof. For purposes of the preceding sentence, 'ERISA Affiliate' shall mean any entity which is a member of (A) a 'controlled group of corporations,' as defined in
Section 414(b) of the Code, (B) a group of entities under 'common control,' as defined in Section 414(c) of the Code or (C) an 'affiliated service group,' as defined in Section 414(m) of the Code or treasury regulations promulgated under
Section 414(o) of the Code, any of which includes the Company. Any Employee Plans which individually or collectively would constitute an 'employee pension benefit plan,' as defined in Section 3(2) of ERISA, but which are not Multiemployer Plans (collectively, the 'Pension Plans'), are identified as such in Schedule 4.25(a). For purposes of this Section 4.25, 'Employee' means any common law employee, consultant or director of the Company.

    (b) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company does not know of any facts or circumstances that would materially adversely affect such qualification prior to the Closing. The Company has provided Parent with copies of the most recent Internal Revenue Service determination letters with respect to any such Employee Plans. Each Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Employee Plans.

    (c) No Employee Plan constitutes or since the enactment of ERISA has constituted a 'multiemployer plan,' as defined in Section 3(37) of ERISA (a 'Multiemployer Plan').

    (d) Schedule 4.25(d) lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which:

        (i) is not an Employee Plan;

        (ii) is entered into, maintained or contributed to, as the case may be, by the Company;

        (iii) covers any Employee or former Employee; and

        (iv) under which the Company has any present or future obligation or liability (excluding workers' compensation, unemployment compensation or other government-mandated programs and the Company's salary and wage arrangements). Such contracts, plans and arrangements as are described above are hereinafter referred to collectively as the 'Benefit Arrangements.' Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all material laws, statutes, rules, regulations, orders and judgments which are applicable to such Benefit Arrangements. Except as indicated on Schedule 4.25(d), no Benefit Arrangement or Employee Plan provides benefits including, without limitation, death or medical benefits (whether or not insured), with respect to any employee or former employee of the Company beyond such employee's retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any 'employee pension plan', as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

    (e) The Company has provided, or will have provided, to individuals entitled thereto who are current or former Employees of the Company all required notices within the applicable time period and coverage pursuant to Section 4980B of the Code with respect to any 'qualifying event' (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former Employees of the Company.

    (f) None of the Employee Plans is subject to Title IV of ERISA. There are no pending or, to the best knowledge of the Company, threatened claims (other than routine claims for benefits), actions, suits or proceedings by, or on behalf of or against any of the Employee Plans or any trusts related thereto.

    (g) With respect to each Employee Plan, neither the Company nor any ERISA Affiliate has engaged in a 'prohibited transaction' (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that would subject the Company or the Parent to any taxes, penalties or other liabilities resulting from prohibited transactions under Section 4975 of the Code or Section 409 or 502(i) of ERISA.

    (h) Neither the Company nor any ERISA Affiliate is a party to or obligated under any agreement, plan, contract or other arrangements that will result, separately or in the aggregate, in the payment of any 'excess parachute payment' within the meaning of Section 280G of the Code.

    (i) Except to the extent set forth on Schedule 4.25(i) hereto, to the extent any Employee Plan is subject to approval by any governmental agency (or such approval is available under applicable law), such Employee Plan has received such approval and such approval is current.

    (j) The Company is not subject to, and no facts exist which could subject the Company to, any liability whatsoever which is directly or indirectly related to any Employee Plan, including, but not limited to, liability for benefits payments or related claims (other than the ordinary usual claims by participants or beneficiaries which have been made for benefits called for under the terms of such Employee Plans), any liability for any Tax or related penalty under the Code, or liability for any damages or penalties arising under Title I or Title IV of ERISA.

    (k) Except as set forth on Schedule 4.25(k) hereto, no ERISA Welfare Plan provides benefits to former employees of the Company other than continuation coverage required by Section 4980B of the Code and Section 601 of ERISA.

    (l) There are no pending or, to the knowledge of the Company, threatened claims, suits or other proceedings with respect to any Employee Plan other than the ordinary usual claims by participants or beneficiaries which have been made for benefits called for under the terms of such Employee Plans and which will be paid under such Employee Plans in the Ordinary Course.

    (m) There is no requirement that Parent, Surviving Corporation or the Company make any further contributions to any Employee Plan after the Closing Date, and each Employee Plan which provides benefits to or on behalf of employees or former employees of the Company may be terminated by Parent, Surviving Corporation or the Company in its sole discretion on or after the Closing Date without liability of any kind or description whatsoever to Parent, the Company, Surviving Corporation, any of Parent's ERISA Affiliates, or any other person, entity or governmental agency; provided, however, that Plan benefits upon such termination are distributed to Participants in accordance with the Plan terms and consistent with the requirements of ERISA and the Code.

    4.26 Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

        (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, Shareholder, or employee of the Company from the Company, under any Employee Plan, Benefit Arrangement or otherwise;

        (b) increase any benefits otherwise payable under any Employee Plan or the Benefit Arrangement;

        (c) result in the acceleration of the time of payment or vesting of any such benefits; or

        (d) violate any no shop, nonsolicitation, noncompetition or nondisclosure agreement that the Company may be a party to.

    4.27 Insurance. The Company maintains policies of liability, theft, fidelity, fire, product liability, workmen's compensation, indemnification of directors and officers and other similar forms of insurance. Schedule 4.27 sets forth and accurately describes such policies, and a history of all claims within the last three (3) years in excess of $50,000 made by the Company thereunder and the status thereof. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the knowledge of the Company, no basis exists for termination or non-renewal of any thereof on the part of the insurer. The amounts of coverage under such policies conform to the requirements set forth in the Company's customer contracts. The Company has not, during the last three fiscal years, been denied or had revoked or rescinded any policy of insurance.

    4.28 Brokers. The Company has not, nor have any of its officers, directors, shareholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by the Transaction Documents.

    4.29 Related Transactions. Except for compensation to regular employees of the Company, no current or former director, officer or shareholder that is an affiliate of the Company or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now, or has been during the last three (3) fiscal years:

        (a) a party to any transaction with the Company which would be required to be included in a Form 10K-SB or definitive proxy statement with the SEC (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated shareholder of the Company or associate thereof), other than any transaction which has been disclosed in a definitive proxy statement or report filed by the Company in a timely fashion within the SEC;

        (b) the direct or indirect owner, including any ownership by a family member, of a 10% or greater interest in any non-natural Person, which is, or has been, a supplier, customer, or, within the last 12 months, competitor, of the Company (other than non-affiliated holdings in a publicly held companies); or

        (c) a party to any transaction with the Company whereby such Person received compensation (other than dividends paid by a publicly held corporation) from any other Person, which is, or has been, a supplier, customer, or, within the last 12 months, competitor of the Company.

    4.30 Board Approval. Each of the Board of Directors of the Company has unanimously:

        (a) approved the Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby;

        (b) determined that the Merger is in the best interests of the Shareholders of the Company and is on terms that are fair to such Shareholders; and

        (c) recommended that the Shareholders of the Company approve the Merger in accordance with the Plan of Merger and the New Jersey Statute. No other Company approvals are required other than that of the Board of Directors and Shareholders of the Company.

    4.31 Vote Required. The affirmative vote of at least a majority of the outstanding shares voting of the Company Common Stock approving the Merger, this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby are the only votes of the holders of any class or series of the Company's capital stock necessary to approve the Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby.

    4.32 Officers and Directors. The duly elected, qualified and acting officers and directors of the Company are as set forth in Schedule 4.32.

    4.33 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion in:

        (a) the S-4 will, at the time that the S-4 is filed with the SEC and at the time that the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and

        (b) the Shareholders' Materials will, at the dates mailed to the Shareholders and at the effective date of the Shareholder Action, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Shareholders' Materials will comply as to form with the provisions of all applicable laws, rules and regulations of all Governmental Authorities.

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    4.34 Bank Accounts; Credit and Charge Cards. Schedule 4.34 hereto contains a true and complete list as of the date hereof (i) of all banks, trust companies and savings and loan associations in which the Company maintains an account (and the account number thereof) or safe deposit vault and the names of all Persons authorized to draw thereon and the balances on such accounts on the date hereof; and (ii) of all credit and charge cards issued in the name of the Company or any of its employees or officers and for which the Company has any liability and the outstanding balances on each such card as of January 31, 2000.

    4.35 Company Not An Interested Shareholder. As of the date of this Agreement, neither the Company nor, to the best of the Company's knowledge, any of its Affiliates is an 'Interested Shareholder' of Parent as such term is defined in Section 14A:10A-3 of the New Jersey Business Corporation Act.

    4.36 Investment Company Act; Public Utility Holding Company Act. The Company is not, and is not directly or indirectly controlled by, or acting on behalf of, any Person which is an 'investment company' within the meaning of the Investment Company Act of 1940, as amended. The Company is not a 'holding company' as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

    4.37 No Right of Action. The execution and delivery of this Agreement and the other agreements, documents and instruments contemplated hereby and the completion of the transactions contemplated hereby and thereby, shall not cause Parent, the Surviving Corporation, or any of their respective affiliates to be liable for damages to any other Person or give such Person any equitable right against any of them or the Company or any of their respective Assets.

    4.38 Knowledge Definition. As used in this Agreement, 'to the knowledge of the Company' and like phrases shall mean and include:

        (a) actual knowledge; and

        (b) that knowledge which a prudent businessperson (including the officers, directors and other key employees of the Company) would have obtained in the management of his or her business affairs after reviewing this Article IV in detail and making due inquiry and exercising reasonable diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of Yves Guyomar, Dick Blackwell, and the Company's CFO shall be imputed to be the knowledge of the Company.

    4.39 Year 2000 Compliance. All computer software or hardware owned or used by the Company or licensed by the Company, as licensor or as licensee, other than any shrinkwrap software available to retail customers generally, is 'Year 2000 Compliant', except where failure to be so could not have a Material Adverse Effect on the Company and except as disclosed on Schedule 4.39 attached hereto. As used herein 'Year 2000 Compliant' shall mean (i) all such software or hardware shall operate in four-digit year format, without errors in the recognition, calculation and processing of date data relating to century recognition, leap years, single and multi-century formulae, date values and interfaces of date-related functionalities; (ii) all date processing shall be conducted in a four-digit year format and all date sorting that includes a 'year field' or 'year category' shall be based upon a four-digit year format; and
(iii) any date arithmetic programs or calculators in the software or hardware shall operate in accordance with the related user documentation in the Year 2000, and the years following, without degrading functionality or performance.

    4.40 Directors Liabilities. The Company has furnished the Parent Schedule
4.40 setting forth, opposite each respective name, a true correct and complete list of (a) the amount of accrued fees owed to members of the Company's board of directors (or their affiliates) as at the date hereof; (b) the principal amount of the loans to Company directors (or their affiliates) as at the date hereof plus accrued and unpaid interest through February 29, 2000; and (c) the amount representing benefit payments owed to members of the Company's board of directors (or their affiliates) as at February 29, 2000 (together 4.40(a), 4.40(b) and 4.40(c), the 'Director Liabilities'). Schedule 4.40 also sets forth certain liabilities owed to Raymond Lafferty (the 'Lafferty Liabilities') The Director Liabilities are demand obligations, and Schedule 4.40 has been initialed by each of the Principal Shareholders' to whom any such fees, benefits, salaries or loans are owed directly (or indirectly to his/its affiliates or associates).

    4.41 Full Disclosure. No financial statement, Exhibit, Schedule or document required by this Agreement to be prepared or furnished by or on behalf of the Company or any Principal Shareholder to the Parent and/or Acquisition Sub in connection with this Agreement or any other Transaction Document hereby or delivered pursuant hereto, contained or contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this Article IV do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

    Parent and Acquisition Sub, jointly and severally, represent and warrant to the Company and each of the Principal Shareholders that:

    5.1 Organization; Good Standing; Qualification and Power. Each of Parent and Acquisition Sub:

        (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey;

        (b) has all requisite corporate power and authority to enter into the Transaction Documents to which either is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; and

        (c) is duly qualified and in good standing in all jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on the Parent or Acquisition Sub. Parent has delivered to the Company true and complete copies of the Certificate and by-laws of each of Parent and Acquisition Sub.

    5.2 Information Supplied. None of the information supplied or to be supplied by Parent or Acquisition Sub for inclusion or incorporation by reference in the S-4 will, at the time the S-4 is filed with the SEC and at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

    5.3 Continuity of Business Enterprise. It is the present intention of Parent to continue at least one significant historic business line of the Company or to use at least a significant portion of the Company's historic business Assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

    5.4 Authority; No Consents. The execution, delivery and performance by Parent and Acquisition Sub of the Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Acquisition Sub, and this Agreement and the other Transaction Documents to which each is a party have been, and the Plan of Merger when executed and delivered by Parent and Acquisition Sub will be, duly and validly executed and delivered by Parent and Acquisition Sub, and this Agreement and the other Transaction Documents to which each is a party are, and the Plan of Merger when executed and delivered by the parties thereto will be, the valid and binding obligations of Parent and Acquisition Sub, enforceable against Parent and Acquisition Sub in accordance with their respective terms subject to bankruptcy, fraudulent conveyance, insolvency, moratorium or similar laws affecting the rights of creditors generally or general equitable principles. Neither the execution, delivery and performance of the other Transaction Documents to which each is a party nor the consummation by Parent and Acquisition Sub of the transactions contemplated hereby or thereby nor compliance by Parent and Acquisition Sub with any provision hereof or thereof will: (a) conflict with; (b) result in any violations of; (c) cause a default under (with or without due notice, lapse of time or both); (d) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under; or (e) result in the creation of any Encumbrance on or against any assets of Parent or Acquisition Sub, right or property of Parent or Acquisition Sub under any term, condition or provision of: (x) any instrument or agreement to which Parent or Acquisition Sub is a party, or, to the knowledge of Parent and Acquisition Sub, by which Parent or Acquisition Sub, their respective properties, assets or rights may be bound (except as shall have been waived or with respect to which consent shall have been obtained prior to the Closing) except where the foregoing would not result in a Material Adverse Effect on Parent; (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Parent or Acquisition Sub or any of their respective properties, assets or rights except where the foregoing would not result in a Material Adverse Effect on Parent; or (z) the Certificate or by-laws of Parent or Acquisition Sub, respectively, as amended through the date hereof. Except as contemplated by this Agreement or the Plan of Merger, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by Parent and Acquisition Sub of this Agreement, the Plan of Merger or the Transaction Documents to which Parent and Acquisition Sub is a party or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the SEC of (A) the S-4 with respect to the Merger Shares, the shares of Parent Common Stock to be reserved for issuance upon exercise of the assumed Company Options and Company Warrants and (B) such reports and information under the Exchange Act, and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby; (ii) such filings as may be required by the American Stock Exchange with respect to notification and listing of Parent Common Stock to be issued in connection with the Merger and the Company Warrants and Company Options to be assumed by Parent in the Merger; (iii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby; (iv) the distribution of the Shareholders' Materials with respect to the adoption by the Shareholders of this Agreement and the Plan of Merger; (v) the filing of the Plan of Merger with the Treasurer of the State of New Jersey and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; and (vi) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on the Parent or materially impair the ability of Parent and Acquisition Sub to consummate the transactions contemplated by this Agreement or the Plan of Merger, including, without limitation, the Merger.

    5.5 SEC Documents. Parent has filed each report, schedule, registration statement and definitive proxy statement with the SEC on or after December 31, 1999 (the 'Parent SEC Documents'), which are all the documents (other than preliminary material) that Parent was required to file (or otherwise did file) with the SEC on or after December 31, 1999. As of their respective dates, none of the Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Parent SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

    5.6 Financial Statements. The financial statements of the Parent included in the Parent SEC Documents (the 'Parent Financial Statements'):

        (a) complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP, consistently applied (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC);

        (b) were in accordance with the books and records of the Parent; and

        (c) fairly present (subject, in the case of the unaudited statements, to normal, nonrecurring audit adjustments) the financial position of the Parent as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

    5.7 Absence of Undisclosed Liabilities. At January 31, 2000(a) Parent had no Liability which was not provided for or disclosed on the Parent SEC Documents for the fiscal year ended December 31, 1999; and (b) all liability reserves established by Parent and set forth on the Parent Financial Statements were adequate, in the good faith judgment of Parent, for all such Liabilities at the date thereof. There were no material loss contingencies (as such term is used in FAS No. 5) which were not adequately provided for on the Parent Financial Statements as required by FAS No. 5.

    5.8 Absence of Changes. Since the filing with the SEC of the Parent's most recent 10-Q, the Parent has not experienced any Material Adverse Effect.

    5.9 Tax Representation Letter. Set forth on Exhibit 5.9 is a copy of the tax representation letter to be addressed by the Parent to DB&S in connection with the issuance of a tax opinion by DB&S.

    5.10 Full Disclosure. No financial statement, Exhibit, Schedule or document required by this Agreement to be prepared or furnished by or on behalf of the Parent or Acquisition Sub to the Company or and/or the Principal Shareholders in connection with this Agreement or any other Transaction Document hereby or delivered pursuant hereto, contained or contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this Article V do not contain any material misstatements of fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading.

    5.11 Tax Matters. The Parent:

        (a) has filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by Parent through the Closing Date (the 'Parent Returns') with the appropriate governmental agencies in all jurisdictions in which Parent Returns are required to be filed and have paid or will pay all amounts shown thereon to be due; and (b) have paid and shall timely pay all Taxes required to have been paid on or before the Closing Date.

    5.12 No Defaults, Etc. The Parent and Acquisition Sub have in all respects performed all the material obligations required to be performed by it to date and is not in material default or alleged to be in material default under:
(a) its Certificate or by-laws; or (b) any material agreement, lease, mortgage, indenture, contract, commitment, instrument or obligation to which the Parent and Acquisition Sub is a party or by which any of its Assets or rights are or may be bound or affected.

    5.13 Board Approval. The Board of Directors of the Parent and Acquisition Sub have approved the Transaction Documents to which the Parent and Acquisition Sub are a party and the transactions contemplated hereby and thereby;

    5.14 Parent Common Stock. The shares of Parent Common Stock issued in the Merger pursuant to Article II of this Agreement shall at the Effective Time be duly authorized, validly issued, fully paid, and nonassessable and in compliance with the listing rules and regulations of the American Stock Exchange.

                                   ARTICLE VI
                                VOTING AGREEMENT

    6.1 Agreement to Vote.

    (a) Each Principal Shareholder hereby agrees that at any meeting of the Shareholders of the Company, however called, or in any action by written consent of the Shareholders, such Principal

Shareholder shall: (i) vote all of the Company Common Stock owned or controlled by him in favor of this Agreement, the Plan of Merger, and the Merger and the other transactions contemplated hereby and thereby, provided that the Board of Directors of the Company shall have approved such Merger; and (ii) until the termination of this Agreement pursuant to Article XIV, vote such Shares against any (A) merger, consolidation, share exchange, business combination or other similar transaction pursuant to which control of the Company would be transferred to any Person other than Parent, or (B) sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20)% or more of the Assets of the Company, taken as a whole, in a single transaction or in a series of transactions. Notwithstanding the foregoing, this Section 6.1(a) shall be null and void and not binding on such Principal Shareholder unless the Principal Shareholder will receive in the Merger shares of Parent Common Stock in the same proportion or ratio as all other holders of the Company Common Stock.

    (b) The Principal Shareholders hereby constitute, appoint and instruct Edward Garcia (the 'Proxy Holder') as the Principal Shareholders' true and lawful proxy and attorney-in-fact, with full power of substitution, to: (a) vote at any meeting of the Shareholders, all Company Common Stock which the Principal Shareholders owned as of the record date for such meeting (or to execute any consent of the Principal Shareholders of the Company in lieu of such meeting for the number of shares of the Company Common Stock that the Principal Shareholders owned as of the date of or record date for such consent) in favor of the approval of this Agreement, the Plan of Merger, and the Merger and the other transactions contemplated hereby and thereby, provided that the Board of Directors of the Company shall have approved such Merger; and (b) until the termination of this Agreement pursuant to Article XIV, to vote at any meeting of the Shareholders of the Company, however called, all Company Common Stock which the Principal Shareholders owned as of the record date for such meeting (or to execute any consent of the Shareholders of the Company in lieu of such meeting for the number of Shares that the Principal Shareholders owned as of the date of or record date for such consent) against an matter referred to in
Section 6.1(a)(ii)(A) and/or Section 6.l(a)(ii)(B) hereof. Such proxy shall be limited strictly to the power to vote Company Common Stock in the manner set forth in the preceding sentence and shall not extend to any other matters presented for vote at such meeting, and the Principal Shareholders shall have the right to vote the Company Common Stock on any other matter whatsoever in the Principal Shareholders' sole discretion. The Principal Shareholders acknowledge that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by the New Jersey Statute. In the event that the Principal Shareholders fail for any reason to vote the Principal Shareholders' Company Common Stock in accordance with the requirements of this Section 6.1, then the Proxy Holder shall have the right to vote the Company Common Stock in accordance with the provisions of this Section 6.1. The vote of the Proxy Holder shall control in any conflict between the vote by the Proxy Holder of Company Common Stock and a vote by the Principal Shareholders of Company Common Stock. Notwithstanding the foregoing, this Section 6.1(b) shall be null and void and not binding on the Principal Shareholders unless the Principal Shareholders will receive in the Merger shares of Parent Common Stock in the same proportion or ratio as all other holders of the Company Common Stock.

                                  ARTICLE VII
                       CONDUCT AND TRANSACTIONS PRIOR TO
                     EFFECTIVE TIME; ADDITIONAL AGREEMENTS

    7.1 Access to Records and Properties of Each Party; Confidentiality. From and after the date hereof until the Effective Time or the earlier termination of this Agreement pursuant to Section 13.1 hereof (the 'Executory Period'), the Company shall afford: (i) representatives of the Parent or Acquisition Sub, free and full access at all reasonable times upon reasonable notice to all properties, books and records (including tax returns filed and those in preparation) of the Company provided that such activities shall not interfere with the Company's normal operations, in order that the Parent and Acquisition Sub may have full opportunity to make such investigations as they shall reasonably desire to make of the business and affairs of the Company. Additionally,

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

the Company will permit the Parent and Acquisition Sub to make such reasonable inspections of the Company and its respective operations during normal business hours, upon reasonable notice, as the Parent and Acquisition Sub may reasonably require and the Company will cause its officers to furnish to the Parent and Acquisition Sub, such additional financial and operating data and other information as to the business and properties of the Company as the Parent and Acquisition Sub shall from time to time reasonably request (it being understood that, subject to the terms of the Confidentiality Agreement, Parent and Acquisition Sub shall be entitled to make copies of such information and take notes with respect thereto). No investigation pursuant to this Section 7.1, or made prior to the date hereof, shall affect or otherwise diminish or obviate in any respect any of the representations and warranties made in this Agreement.

    7.2 Operation of Business of the Company. During the Executory Period, the Company will operate its business as now operated and only in the normal and Ordinary Course and, consistent with such operation, will use its commercially reasonable efforts to preserve intact its present business organization, to keep available the services of its officers, consultants and employees and to maintain satisfactory relationships with licensors, franchisees, licensees, suppliers, contractors, distributors, customers and other Persons having business dealings with it. Without limiting the generality of the foregoing, during the Executory Period, the Company shall not:

        (a) take any action that would result in any of the representations and warranties of the Company herein becoming untrue or in any of the conditions to the Merger not being satisfied.

        (b) take or cause to occur any of the actions or transactions described in Section 4.10 hereof.

    7.3 Negotiation with Others.

    (a) During the Executory Period, the Company and the Principal Shareholders shall not, and the Company shall not permit any agent or other representative of the Company or any Principal Shareholder to, directly or indirectly:

        (i) solicit, initiate or engage in discussions or engage in negotiations with any Person (whether such negotiations are initiated by the Company or Principal Shareholder or otherwise) or take any other action to facilitate the efforts of any Person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase or lease of Assets or otherwise) or any material portion of its capital stock or Assets (any such acquisition being referred to as an 'Acquisition Transaction');

        (ii) provide information to any Person, other than the Parent or Acquisition Sub, relating to a possible Acquisition Transaction;

        (iii) enter into an agreement with any Person, other than the Parent or Acquisition Sub, relating to or providing for a possible Acquisition Transaction;

        (iv) consummate an Acquisition Transaction with any Person other than the Parent or Acquisition Sub; or

        (v) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Transaction, unless the Parent or Acquisition Sub are a party to such Acquisition Transaction.

    7.4 Preparation of S-4; Other Filings. As promptly as practicable after the date of this Agreement, Parent and the Company shall properly prepare and file with the SEC a Registration Statement on Form S-4 with respect to the Merger Shares in which the Shareholder Statement will be included as a prospectus. Each of Parent and the Company shall use its best efforts to respond to any comments of the SEC, to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to cause the Shareholder Statement to be mailed to the Shareholders at the earliest practicable time, but in any event within ten (10) Business Days (if permitted under applicable law or regulation without any further requirements to prepare and/or file any additional filings) after the S-4 has been declared effective by the SEC. As promptly as practicable after the date of this Agreement, Parent and the Company shall properly prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal or state laws and Parent shall properly prepare and file any filings required under state securities or 'blue sky' laws, in each case, relating to the Merger and the transactions contemplated by this Agreement and the Plan of Merger (collectively, the 'Other Filings'). The Company shall promptly furnish Parent with all information concerning the Company and the Shareholders as may be reasonably required in connection with any action contemplated by this Section 7.4, including without limitation a tax opinion as required by Section 10.4 as to 'reorganization' status of the Merger under Code section 368(a)(i) and appropriate language for inclusion in the Form S-4 with respect to the 'reorganization' status of the Merger. Each Party will notify the other Party promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4 or any Other Filing or for additional information and will supply the other Party with copies of all correspondence between such Party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Merger or any Other Filing. Each Party shall promptly provide the other Party (or its counsel) copies of all filings made by such Party with any Governmental Authority in connection with this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby. The S-4 and the Other Filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which should be set forth in an amendment or supplement to the S-4 or any Other Filing, Parent or the Company, as the case may be, shall promptly inform the other Party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to Shareholders of the Company, such amendment or supplement.

    7.5 Advice of Changes. The Company and Parent shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change, event or circumstance having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on either such Person or which could impair (negatively or positively) its financial projections or forecasts.

    7.6 Letter of the Company's Accountants. The Company shall use its best commercial efforts to cause to be delivered to Parent a letter of Polakoff Weismann Leen, LLC, the Company's independent accountant, dated a date within two (2) Business Days before the date on which the S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 (and, if requested, a bring-down comfort letter at the closing of the Merger).

    7.7 Letter of Parent's Accountants. Parent shall use its best commercial efforts to cause to be delivered to the Company a letter of Lazar Levine & Felix, LLP Parent's independent public accountants, dated a date within two (2) Business Days before the date on which the S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 (and, if requested, a bring-down comfort letter at the closing of the Merger).

    7.8 Shareholders' Approval. The Company shall:

        (a) call a special meeting of the Shareholders (the 'Shareholders' Meeting') within 30 days (or such other period as may be required by applicable law) after the S-4 shall have been declared effective by the SEC for the purpose of obtaining the approval of the Merger, this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby (the 'Shareholder Action'); and

        (b) recommend that the Shareholders vote in favor of the Merger and approve this Agreement and the Plan of Merger and take or cause to be taken all such other action as may be required by the New Jersey Statute and any other applicable law in connection with the Merger, this Agreement and the Plan of Merger, in each case as promptly as possible. The Company shall prepare and distribute any written notice and other materials relating to the

    Shareholder Action, including, without limitation, a proxy statement (the 'Shareholder Statement'), in accordance with the Certificate and by-laws of the Company, the New Jersey Statute and any other Federal and state laws relating to the Merger, such Shareholders' Meeting or any other transaction relating to or contemplated by this Agreement (collectively, the 'Shareholders' Materials'); provided, however, that Parent and its counsel shall have the opportunity to review all Shareholders' Materials prior to delivery to the Shareholders, and all Shareholders' Materials shall be in form and substance reasonably satisfactory to Parent and its counsel; provided, further, however, that if any event occurs which should be set forth in an amendment or supplement to any Shareholders' Materials, the Company shall promptly inform Parent thereof (or, if such event relates solely to Parent, Parent shall promptly inform the Company thereof), and the Company shall promptly prepare an amendment or supplement in form and substance satisfactory to Parent in accordance with the Certificate and by-laws of the Company, the New Jersey Statute and any other Federal or state laws.

    7.9 Legal Conditions to Merger. Each Party shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such Party with respect to the Merger and will take all reasonable action necessary to cooperate with and furnish information to the other Party in connection with any such requirements imposed upon such other Party in connection with the Merger. Each Party shall take all reasonable actions necessary:

        (a) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other Party in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third party, required to be obtained or made by such Party (or by the other Party) in connection with the Merger or the taking of any action contemplated by this Agreement or the Plan of Merger;

        (b) to defend, lift, rescind or mitigate the effect of any lawsuit, order, injunction or other action adversely affecting the ability of such Party to consummate the transactions contemplated hereby; and (c) to fulfill all conditions precedent applicable to such Party pursuant to this Agreement;

        (c) if required, to complete all filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ('HSR Act') in connection with the Merger and the applicable waiting period with respect to each such filing (including any extension thereof by reason of a request for additional information) shall have expired by the date the Shareholder Statement is first sent to the Shareholders of the Company (the 'Mailing Date').

    7.10 Consents. Each Party shall use its commercially reasonable efforts, and the other Party shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each Person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the Merger and the transactions contemplated hereby and to enable the Surviving Corporation to conduct and operate the business of the Company substantially as presently conducted and as proposed to be conducted.

    7.11 Efforts to Consummate. Subject to the terms and conditions herein provided, each of the Parties hereto shall, in good faith, use reasonable effort to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby and by the Plan of Merger and to satisfy or cause to be satisfied all conditions precedent that are applicable to each such Party that are set forth in this Agreement as soon as reasonably practicable (including, without limitation, in the case of the Company cooperating with (and executing and delivering appropriate certifications to) any Person who has been requested by a party hereto to analyze (and/or furnish an opinion with respect to) whether the Merger shall be treated as a tax-free reorganization under the Code).

    7.12 Notice of Prospective Breach. Each Party hereto shall immediately notify the other Party in writing upon the occurrence of any act, event, circumstance or thing that is reasonably likely to cause or result in a representation or warranty hereunder to be untrue at the Closing, the failure

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of a closing condition to be achieved at the Closing, or any other breach or violation hereof or default hereunder.

    7.13 Public Announcements. Each of the Company and the Parent hereto agrees that it shall consult with the other parties before issuing any press releases or otherwise making any public statements with respect to the Merger; and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or as may be advised by counsel to be desirable or appropriate, without the prior written consent of the other. Each Party further agrees that no Party shall unreasonably withhold their written consent to the issuance of a public disclosure referred to in this
Section 7.13.

    7.14 Notice of Developments. Each party hereto will use all commercially reasonable efforts to ensure that its respective representations and warranties will be accurate and complete at the time this Agreement is executed. However, notwithstanding the foregoing, each party shall at any time from the date of this Agreement throughout the Closing notify the other party if the notifying party becomes aware of any fact or condition that causes or constitutes a breach of any of its representations and warranties as of the date of this Agreement or of any development causing a breach of any of its representations and warranties.

    7.15 Agreement Regarding Proceedings. In the event of any threatened, pending or completed claim, action, suit, investigation or any legal, administrative or other proceeding (a 'Proceeding') by any Governmental Authority or other Person which questions the validity or legality of the transactions contemplated by this Agreement or seeks to enjoin, restrain or prohibit such transactions, or seeks damages in connection therewith, whether before or after the Effective Time of the Merger, Parent, Acquisition Sub, the Company, and the Surviving Corporation agree, to the fullest extent permissible by law, to cooperate in the defense thereof.

    7.16 Certain Obligations. The Parent has reviewed Schedule 4.40 and acknowledges that the Director Liabilities, as set forth on such Schedule 4.40, are the obligations and liabilities of the Company. Parent agrees that it shall satisfy the Director Liabilities and Lafferty Liabilities in cash or by issuing Parent Common Stock, at the Closing as set forth on Schedule 7.16. The amount of Parent Common Stock to be issued pursuant to this Section 7.16 shall be equivalent to (with respect to each of the members of the Company's board of director's listed on Schedule 4.40) the quotient of (i) the Director Liabilities owed as set forth on Schedule 4.40 divided by (ii) the closing price of a share of Parent Common Stock as reported on the American Stock Exchange on the date hereof, or, if the date hereof is not a trading day, the first date prior to the date hereof on which there is a closing price of the Parent Common Stock reported on the American Stock Exchange. By executing this Agreement, the members of the Company's board of directors who are owed Director Liabilities agree to accept Parent Common Stock in lieu of any liabilities owed to them with respect to the Director Liabilities set forth on Schedule 4.40.

    7.17 Principal Shareholder Agreements. Notwithstanding anything contained herein to the contrary, the execution of this Agreement by each of the Principal Shareholders shall terminate, effective as of the date hereof, any and all oral or written agreement (other than this Agreement), understanding or similar arrangement (to the extent not set forth on Schedule 3.2 or specifically set forth in this Agreement) to which any such Principal Shareholder is a direct or indirect party or beneficiary and to which the Company, its affiliates or agents, is a direct or indirect party or beneficiary without any further liability or obligations of the Company, its successors, assigns, affiliates or agents.

    7.18 Certain Loan and Promissory Note. Concurrently with the execution of this Agreement, the Parent agrees that it will lend to the Company $250,000 and that the Company shall issue a promissory note in favor of the Parent (the 'Parent Promissory Note'), which note is substantially in the form attached hereto as Exhibit 7.18. The terms and provisions of the Parent Promissory Note shall set forth the following: (i) that the note shall be due and payable only in the event the Closing does not occur by June 16, 2000, (ii) that if the Closing shall occur, the Parent Promissory Note shall be forgiven, (iii) the maturity of the Note shall be the 5th business day after the termination of this Agreement; and (iv) in the event the note is not paid at maturity, any unpaid

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amount thereunder shall be automatically converted into 225,000 shares of the
Company's common stock to be registered with the Securities and Exchange Commission for resale within 150 days of maturity.

                                  ARTICLE VIII
                CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATIONS

    The obligations of each Party to perform this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby will be subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by each other Party:

    8.1 Shareholder Approval; Agreement of Merger. This Agreement, the Plan of Merger and the Merger shall have been approved and adopted by at least a majority of the outstanding shares voting of Company Common Stock, and the Plan of Merger shall have been executed and delivered by Acquisition Sub and the Company and filed with and accepted by the Treasurer of the State of New Jersey.

    8.2 Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

    8.3 Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

    8.4 S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

    8.5 Legislation. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or the Plan of Merger or any of the conditions to the consummation of such transactions.

    8.6 Tax-free Reorganization. The Company and Parent shall be reasonably satisfied that the Merger shall be treated for Federal income Tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code, by reason of Section 368(a)(2)(E) of the Code.

                                   ARTICLE IX
            CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION SUB

    The obligations of Parent to perform this Agreement and to consummate the transactions contemplated hereby and of Acquisition Sub to perform this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby will be subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Parent and Acquisition Sub:

    9.1 Representations and Warranties. The representations and warranties of the Principal Shareholders set forth in Article III and the representations and warranties of the Company set forth in Article IV hereof shall in each case be true and correct in all respects as of the date of this Agreement, and as of the effective date of the Shareholder Action and as of the Closing Date as though made at and as of such dates, respectively.

    9.2 Performance of Obligations of The Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement and the Plan of Merger prior to or as of the Closing Date.

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    9.3 Authorization of Merger.

    (a) As of the Mailing Date, all action necessary to authorize the execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and the Parent shall have received copies of all resolutions evidencing same certified by the Secretary of the Company. The Company shall have full power and right to effect the Merger on the terms provided herein.

    (b) As of the Mailing Date, all action necessary to authorize the execution, delivery and performance of the Transaction Documents by each Principal Shareholder, with respect to himself/itself, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by each of the Principal Shareholders, with respect to himself/itself, and the Parent shall have received copies of all resolutions evidencing same certified by the Secretary of the Company. The Principal Shareholders shall have full power and right to effect the Merger on the terms provided herein.

    (c) As of the Effective Time, all action necessary to authorize the execution, delivery and performance of the Transaction Documents by the Shareholders and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Shareholders, and the Parent shall have received copies of all resolutions evidencing same certified by the Secretary of the Company. The Shareholders of the Company shall have full power and right to effect the Merger on the terms provided herein.

    9.4 Merger Filing. The Merger Filing shall be duly executed by the Company.

    9.5 Certificate. Parent and Acquisition Sub shall have received a certificate dated the Closing Date, signed by the President of the Company as to the satisfaction of the conditions contained in Sections 9.1 through 9.3.

    9.6 Good Standing Certificates. A certificate of the appropriate officials, as of a recent date, of the due organization and good standing to do business and tax standing of the Company in New Jersey and in each jurisdiction wherein the conduct of its business or the ownership of operation of Assets requires the Company to maintain qualification as a foreign corporation.

    9.7 Opinion of The Company's Counsel. Parent and Acquisition Sub shall have received an opinion in the form set forth on Exhibit 9.7, dated the Closing Date, of Drinker Biddle & Shanley, LLP, a Pennsylvania limited liability partnership ('DB&S'), counsel to the Company.

    9.8 Acceptance by Counsel to Parent and Acquisition Sub. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to Morrison Cohen Singer & Weinstein, LLP, counsel for Parent and Acquisition Sub.

    9.9 Consents and Approvals. Parent and Acquisition Sub shall have received duly executed copies of all consents set forth on Schedule 4.5, and other consents and approvals contemplated by this Agreement, in form and substance satisfactory to Parent and Acquisition Sub.

    9.10 Government Consents, Authorizations, Etc. All consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby shall have been obtained or made.

    9.11 Transaction Documents. Each of the Transaction Documents shall be in full force and effect as of the Effective Time in accordance with the respective terms thereof, and each Person or entity who or which is required or contemplated by the parties hereto to be a party to any Transaction Documents who or which did not theretofore enter into such Transaction Documents shall execute and deliver such Transaction Documents.

    9.12 Repayment of Indebtedness. The Company shall have repaid in full any principal and interest outstanding on the Company's indebtedness ('Company EDA Indebtedness') owed to the New Jersey Economic Development Authority ('NJEDA') pursuant to a Loan Agreement dated July 31, 1996 and/or any amendment, addition or deletion thereto (the 'Loan Agreement'). On

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the Closing Date, Parent shall advance (the 'EDA Advance') such funds as shall be required to repay the Company EDA Indebtedness as set forth on Schedule 9.12. The Company represents and warrants that (i) no payment required by the 'Premium upon the Sale of a Controlling Interest of the Borrower' section of the $500,000 Direct Loan Promissory Note dated July 31, 1996 between the Company and the NJEDA or (ii) any other payment, penalty, interest or similar charge or expense to the Company or any of its successors or assigns shall be due if the Company EDA Indebtedness is satisfied in the manner contemplated by this Section 9.12. In addition, the Company shall deliver to Parent and Acquisition Sub such evidence from the NJEDA, in form and substance acceptable to the Parent and the Acquisition Sub, that (i) and (ii) of this Section 9.12 shall be satisfied and that the Company EDA Indebtedness has been repaid in full.

    9.13 Confidentiality, Non-Competition and No Solicitation Agreements. Each of the Principal Shareholders, with respect to himself/itself only, and all the employees of the Company shall have executed and delivered to the Parent a Confidentiality Agreement, a Non-competition Agreement and a No Solicitation Agreements in form and substance acceptable to Parent. Such agreements shall only contain those provisions as are set forth in Article XI hereof.

    9.14 Schedules. Parent and Acquisition Sub shall have determined in its sole discretion, exercised in good faith, that the respective observations of Parent and Acquisition Sub made during their review of the schedules to this Agreement disclosed no material information regarding the Company unsatisfactory to the Parent or Acquisition Sub.

    9.15 Settlement Agreement. Each and every party to that certain Stock Purchase and Settlement Agreement (the 'Settlement Agreement') dated January 19, 1998 between Holmes Bailey, Judith Bailey, the Company, G.E.M. USA, Inc. and Abel Sheng have fully satisfied all of the liabilities and obligations under the Settlement Agreement, including the full payment, satisfaction and cancellation of all promissory notes contained therein, and the Parent and Acquisition Sub shall have received evidence of the foregoing in form and substance acceptable to it.

    9.16 Deminimus Quantity Exemption. The Company shall comply with New Jersey's Industrial Site Recovery Act, N.J.S.A. 13:1K-6 and shall have filed the Deminimus Quantity Exemption application for the Company's current facility located in Hanover.

    9.17 UCC Termination Statements. Upon satisfaction of the obligations set forth in Section 7.16, (i) the Company will provide Parent with duly executed UCC-3 termination statements in form and content satisfactory to extinguish all security interests and/or liens created by Directors' Loans against any and all assets of the Company and (ii) each of the applicable members of the Company's board of directors shall execute a termination and satisfaction notice with respect to the Director Liabilities set forth opposite each of their names on
Schedule 4.40.

                                   ARTICLE X
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY
                         AND THE PRINCIPAL SHAREHOLDERS

    The obligations of the Company and the Principal Shareholders to perform this Agreement and the Plan of Merger, and to consummate the transactions contemplated hereby and thereby will be subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Company and the Principal Shareholders:

    10.1 Representations and Warranties. The representations and warranties of Parent and Acquisition Sub set forth in Article V hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement, and as of the Closing Date as though made at and as of such dates, respectively.

    10.2 Performance of Obligations of Parent and Acquisition Sub. Parent and Acquisition Sub shall have performed in all material respects their respective obligations required to be performed by them under this Agreement and the Plan of Merger prior to or as of the Closing Date.

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    10.3 Authorization of Merger. All action necessary to authorize the execution, delivery and performance of the Transaction Documents by Parent, the execution, delivery and performance of this Agreement and the Plan of Merger by Acquisition Sub, and the consummation of the transactions contemplated hereby and by the Plan of Merger shall have been duly and validly taken by the board of directors of Parent and Acquisition Sub and by Parent as the sole shareholder of Acquisition Sub, and the Company shall have received copies of all such resolutions certified by the respective Secretary of Parent and Acquisition Sub.

    10.4 Certificate. The Company shall have received a certificate dated the Closing Date, signed by the President of each of Parent and Acquisition Sub as to the satisfaction of the conditions contained in Sections 10.1 through 10.3, except to the extent waived by the Company.

    10.5 Good Standing Certificates. A certificate of the appropriate officials, as of a recent date, of the due organization and good standing to do business and tax standing of each of the Parent and Acquisition Sub in New Jersey and in each jurisdiction wherein the conduct of its business or the ownership of operation of its business requires such Person to maintain qualification as a foreign corporation.

    10.6 Opinion of Parent's Counsel. The Company and the Principal Shareholders shall have received an opinion dated the Closing Date of Morrison Cohen Singer & Weinstein, LLP, counsel to Parent and Acquisition Sub in form and substance reasonably satisfactory to the Company, in the form annexed hereto as Exhibit 10.6.

    10.7 Acceptance by Counsel to Company. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to S&F.

    10.8 Consents and Approvals. The Company shall have received duly executed copies of all consents referenced in Section 5.4 and other consents and approvals contemplated by this Agreement in form and substance reasonably satisfactory to the Company.

    10.9 Government Consents, Authorizations, Etc. All consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by Parent and Acquisition Sub of the Transaction Documents and the consummation by the Parent and the Acquisition Sub of the transactions contemplated hereby and thereby shall have been obtained or made.

    10.10 Transaction Documents. Each of the Transaction Documents shall be in full force and effect as of the Effective Time in accordance with the respective terms thereof, and each Person who or which is required or contemplated by the parties hereto to be a party to any Transaction Documents who or which did not theretofore enter into such Transaction Documents shall execute and deliver such Transaction Documents.

                                   ARTICLE XI
                CONFIDENTIALITY, NON-COMPETE AND NO SOLICITATION

    11.1 Confidentiality. From and after the date hereof, the Principal Shareholders agree not to divulge, communicate, use to the detriment of the Parent, Acquisition Sub, or the Company or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets included in or relating to the Company or its Assets including, without limitation, personnel information, secret processes, know-how, customer lists or other technical data.

    11.2 Non-Compete.

    (a) Until the first anniversary of the Closing Date, no Principal Shareholder and no Affiliate of any Principal Shareholder shall, anywhere in North America or Europe, directly or indirectly, alone or in association with any other Person, firm corporation or other business organization (i) acquire or own in any manner, any interest in any Person that is engaged in any facet of the power measurement and/or noise generation business (the 'Business') of the Parent or Acquisition Sub or its subsidiaries or affiliates (collectively, the 'Purchasing Companies'), (ii) engage in any facet of the Business of the Company or compete in any way with the Business of the Purchasing Companies, (iii) be employed in any capacity by, serve as an employee of, or consultant or be an

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advisor to, or otherwise participate in the management or operation of, any
Person that (x) engages in any facet of the Business of the Parent, or (y) competes with the Business of the Parent in any way.

    (b) The parties hereto intend that the covenants contained in this
Section 11.2 shall be construed as a series of separate covenants, one for each state or country. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 11.2(a) above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in Section 11.2(a), then such unenforceable covenant shall be deemed reduced in scope or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

    (c) The provisions of this Section 11.2 shall not apply to investments by the Principal Shareholders in shares of stock traded on a national securities exchange or on the national over-the-counter market which shall have an aggregate market value, at the time of acquisition, of less than 5% of the outstanding shares of such stock.

    Each of the Principal Shareholders acknowledge that the provisions of this
Section 11.2, and the period of time, geographic area and scope and type of restrictions on its activities set forth herein, are reasonable and necessary for the protection of the Parent and the Acquisition Sub and are an essential inducement to the Parent and the Acquisition Sub entering into the Transaction Documents to which they are a party and consummating the transactions contemplated thereby.

    11.3 No Solicitation. No Principal Shareholder shall to, from and after the Closing Date, and for a period of one (1) year thereafter, directly or indirectly, for itself or on behalf of any other Person, employ, engage or retain any Person who, at any time during the preceding 12-month period, shall have been an employee of the Parent, Acquisition Sub, or the Company, or contact any supplier, customer or employee of the Company for the purpose of soliciting or diverting any such supplier, customer or employee of the Parent, Acquisition Sub, or the Company.

                                  ARTICLE XII
                                INDEMNIFICATION

    12.1 Indemnification by The Company. The Company agrees to indemnify and hold harmless the Parent, Acquisition Sub and (after the Merger) Surviving Corporation from and against, without duplication, all costs, fees, liabilities, Taxes, charges, claims, expenses, losses and damages, including reasonable legal expenses and costs of investigation (both of those incurred in connection with the defense or prosecution of an indemnifiable claim and those incurred in connection with the enforcement of this provision), as and when actually incurred or as and when actually paid by the Parent, Acquisition Sub and Surviving Corporation or any of their respective subsidiaries, successors, assigners, officers, employees, directors, agents or affiliates, arising out of or in connection with any action or proceeding (collectively 'Losses') as a result of or arising in connection with:

        (a) the breach of any of the Company's or where applicable Principal Shareholder's representations, warranties or agreements contained in the Transaction Documents;

        (b) the commencement and/or prosecution of any action brought against Parent or Surviving Corporation by a Principal Shareholder (or equity interest holder) or former Shareholder (or equity interest holder) of the Company, or any predecessor thereof or any Person acquired thereby, arising out of or relating to the purchase of all or a portion of such Person's capital stock or the acquisition of all or substantially all of the Assets of the entity the capital stock of which was owned by such Person or, in each case, any direct or indirect shareholder of any of the foregoing;

        (c) the actual or threatened commencement of any proceeding, suit or action against Parent, Surviving Corporation or any direct or indirect Subsidiary thereof, or any director, officer, agent or employee of any of them, which, if determined adversely thereto (regardless

                                      A-34





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    of the actual determination thereof) would result in a Loss (any such pending or threatened suit or action being a 'Covered Action'); or

        (d) any and all actions, suits or proceedings, claims or demands incident to any of the foregoing or such indemnities.

    12.2 Indemnification by Principal Shareholder. The Principal Shareholders agree to indemnify and hold harmless the Parent, Acquisition Sub and Surviving Corporation from and against, without duplication, all costs, fees, liabilities, Taxes, charges, claims, expenses, losses and damages, including reasonable legal expenses and costs of investigation (both of those incurred in connection with the defense or prosecution of an indemnifiable claim and those incurred in connection with the enforcement of this provision), as and when actually incurred or as and when actually paid by the Parent, Acquisition Sub and Surviving Corporation or any of their respective subsidiaries, successors, assigners, officers, employees, directors, agents or affiliates, arising out of or in connection with any Losses as a result of or arising in connection with the breach of any such Principal Shareholder's representations, warranties, covenants or agreements contained in those sections of the Agreement set forth above their name on the signature page hereto. Prior to Closing, no Principal Shareholder shall have any indemnification obligations hereunder.

    12.3 Indemnification by Parent and Acquisition Sub. The Parent and Acquisition Sub agree to indemnify and hold harmless the Company from and against, without duplication, all Losses arising out of or in connection with any action or proceeding as a result of or arising in connection with the breach of any of the Parent or Acquisition Sub's representations, warranties or agreements contained in the Transaction Documents.

    12.4 Loss Indemnity Procedure. Upon learning of the commencement of a Covered Action or the actual receipt by the parties claiming a right of indemnification (the 'Indemnified Party') of information relating to the purported existence of facts or circumstances which could result in the commencement of a Covered Action or other incurrence of Loss, the Indemnified Party shall promptly, but no later than fifteen (15) days after learning of such commencement or receipt, give notice ('Indemnification Notice') thereof, with reasonable specificity of the facts as then known to the party having the indemnification obligation (the 'Indemnifying Party'); provided, however, failure to give timely such notice shall not release the Indemnifying Party of its obligations hereunder except, and only, to the extent the Indemnifying Party suffers actual prejudice as a proximate result of such failure.

    (a) The Indemnifying Party shall have the right to assume the defense of any such Covered Action by giving written notice (the 'Assumption Notice') to the Indemnified Party within 20 days after notice given pursuant to this
Section 12.4 which Assumption Notice shall state that (i) the Indemnifying Party agrees that the claimant is entitled to indemnification hereunder and that any resulting Loss for which it is or they are liable; and (ii) it agrees or they agree to assume the defense thereof in the name and on behalf of the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party, in either event at the sole cost and expense of the Indemnifying Party; provided, however,
(x) all such costs and expenses of the foregoing counsel, if not paid by the Indemnifying Party and instead paid by the Indemnified Party shall be Losses for which the Indemnified Party is indemnified under this Section 12.4, (y) the Indemnified Party, notwithstanding the timely delivery of an Assumption Notice, may participate in such Covered Action through counsel separately selected and paid for by the Indemnified Party, and (z) if no Assumption Notice is timely given, or despite the giving of the Assumption Notice the defendants in any Covered Action include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, or if there is a conflict of interest which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party, the Indemnified Party shall have the right to select one separate counsel to conduct the defense of such action on its behalf, and all such costs and expenses shall be paid by the Indemnifying Party and, if paid by the Indemnified Party, shall be Losses under this Section 12.4. The Indemnified Party may take such action with respect to a Covered Action as it may

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deem appropriate to protect against further damage or default, including obtaining an extension of time to answer the complaint or other pleading or filing an answer thereto.

    (b) In no event shall a Principal Shareholder (where a Principal Shareholder is the Indemnifying Party or where the Principal Shareholders are Indemnifying Parties) consent to the entry of any judgment or enter into any settlement without the written consent of Surviving Corporation, which shall not be unreasonably withheld or delayed. Subject to Section 12.4(a) above, no Indemnified Party shall consent to the entry of any judgment or enter into any settlement relating to a Loss without the written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

    12.5 Duration of Indemnification. Liability for indemnification under this
Article XII shall expire on the second anniversary of the Closing Date (or, in the case of indemnification arising out of the breach of a representation or warranty, the survival period of such representation or warranty under
Section 15.1 below).

    12.6 No Claim against Surviving Corporation/Company. In no event following Closing may any Principal Shareholder seek or assert any claim whatsoever, whether for contribution or otherwise, against Surviving Corporation arising out of any facts or any action or failure to act by the Company or a Principal Shareholder existing or occurring prior to or as of the Closing, including, without limitation, based upon any breach of any representation, warranty, covenant or condition herein by the Company or a Principal Shareholder, whether by way of contribution based upon the gross negligence or willful misconduct of the Company or a Principal Shareholder, or otherwise.

    12.7 Limitations on Indemnity.

    (a) The parties acknowledge and agree that each Principal Shareholder shall only have liability hereunder for the Losses incurred by the Parent or the Acquisition Sub arising directly out of any breach of any representation, warranty, covenant or other agreement made by such Principal Shareholder hereunder; provided, however, that (i) notwithstanding anything herein to the contrary, in no event shall such Principal Shareholder be liable for any such Loss unless and until the aggregate amount of all Losses suffered by the Parent and the Acquisition Sub caused by such Principal Shareholder's breach exceeds the Threshold and then such Principal Shareholder shall only be liable for the excess thereof and (ii) in no event shall such Principal Shareholder be liable for any Losses suffered by the Parent and the Acquisition Sub in excess of the Cap. As used in this Section 12.7(a), with respect to any Principal Shareholder, the Threshold shall mean, 1% of(i) the product of (A) the number of shares of Parent Common Stock received by such Principal Shareholder in the Merger multiplied by (B) the closing price of a share of Parent Common Stock as reported on the American Stock Exchange on the Closing Date or, if the Closing Date is not a trading day, the first date prior to the Closing Date on which there is a closing price of the Parent Common Stock reported on the American Stock Exchange (the 'AMEX Closing Price'). As used in this Section 12.7(a), with respect to any Principal Shareholder, the Cap shall mean, 10% of (i) the product of (A) the number of shares of Parent Common Stock received by such Principal Shareholder in the Merger multiplied by (B) the AMEX Closing Price.

    (b) The parties acknowledge and agree that Parent and Acquisition Sub shall only have liability hereunder for the Losses incurred by the Company and Principal Shareholders arising directly out of any breach of any representation, warranty, covenant or other agreement made by Parent and Acquisition Sub hereunder; provided, however, that (i) notwithstanding anything herein to the contrary, in no event shall the Parent and Acquisition Sub be liable for any such Losses unless and until the aggregate amount of all Losses suffered by the Company and Principal Shareholders caused by such Parent and/or Acquisition Sub's breach exceed the Parent Threshold and then the Parent and Acquisition Sub shall only be liable for the excess thereof and (ii) in no event shall the aggregate liability of the Parent and the Acquisition Sub to provide indemnification for Losses under this Article XII exceed the Parent Cap (regardless of whether Persons (other than Parent and Acquisition Sub) suffer aggregate Losses in excess of the Parent Cap). As used in this Section 12.7(b), with respect to the Parent and Acquisition Sub, the Parent Threshold shall mean 1% of (i) the product of (A) the number of shares of Parent Common Stock received by such Principal Shareholder in the Merger multiplied by (B) AMEX Closing Price. As used in this Section 12.7(a), with respect to any Principal Shareholder, the Cap shall mean, 10% of (i) the product of (A) the number of shares of Parent Common Stock received by such Principal Shareholder in the Merger multiplied by
(B) the AMEX Closing Price.

    12.8 Other Indemnification Provisions.

    (a) Unless otherwise specifically provided herein, the indemnification provisions of this Article XII shall, absent fraud, be the sole and exclusive remedy of the parties for any breach of any covenants, representations or warranties made by any other Party in this Agreement and each Party hereby waives all statutory, common law and other claims with respect thereto, other than claims for indemnification pursuant to this Article XII and claims based on fraud.

    (b) Indemnification hereunder shall include liability for any special, incidental, punitive or consequential damages to the extent the Indemnified Party is required to pay such amount to a third party. Except as expressly provided in the preceding sentence, there shall be no indemnification by any party for any special, incidental, punitive or consequential damages.

    (c) In calculating amounts payable to an Indemnified Party, the amount of the indemnified Losses shall be computed net of(i) payments that the Indemnified Party actually receives under any insurance policy with respect to such Losses,
(ii) the net amount of any prior or subsequent recovery by the Indemnified Party from any third party with respect to such Losses, and (iii) any Tax benefit to the Indemnified Party with respect to such Losses.

                                  ARTICLE XIII
                      PAYMENT OF CERTAIN FEES AND EXPENSES

    13.1 Payment of Certain Fees and Expenses.

        (a) Except as set forth below in this Section 13.1, Parent and the Company shall pay its own expenses that are incidental to negotiation, preparation, execution, delivery of the Transaction Documents and the Closing whether or not this Agreement and the transactions contemplated hereby are actually consummated; it being understood that the Company shall not be permitted to incur more than $150,000 of legal fees and accounting fees in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the Closing, including any amounts previously paid or incurred in any proposed transaction with Parent and/or Acquisition Sub ('Permitted Transaction Costs'). Any unpaid Permitted Transaction Costs shall be paid by the Parent in full at Closing and any transaction costs in excess of the Permitted Transaction Costs shall be paid on or before closing by Yves Guyomar.

        (b) If (i) this Agreement is terminated by Parent or Acquisition Sub pursuant to Section 14.1(b)(except Section 8.2 through Section 8.6 to the extent the Company uses its reasonable commercial efforts to see the conditions of Section 8.2 through Section 8.6 fulfilled) or Section 14.1(c) (except Section 9.8, Section 9.10 and Section 9.15 to the extent the Company uses its reasonable commercial efforts to see the conditions of
    Section 9.8, Section 9.10 and Section 9.15 fulfilled) and (ii) the Company and/or Principal Shareholders enter into an Acquisition Transaction involving a third party within one year after such termination, then the Company agrees to pay the Parent within sixty (60) days following the entering into of such Acquisition Transaction (A) $100,000 plus (B) up to a maximum amount of $500,000 of all out-of-pocket expenses (including, without limitation, all attorneys' fees, investment banking fees, printing costs, governmental filing and other governmental fees, and finder's fees and expenses) incurred by the Parent and Acquisition Sub in connection with the transactions contemplated by this Agreement (collectively the 'Break-Up Fee') as reimbursement for the lost profit opportunity of Parent and the time and expense of Parent's executives. Parent and Acquisition Sub hereby waive any and all right, claim or interest for any fees or expenses incurred by Parent or Acquisition Sub in any prior proposed transaction between the Company and Parent and/or Acquisition Sub. Company hereby waives any and all right claim or interest for any fees or expenses incurred by the Company in any prior proposed transaction between the Company and Parent and/or Acquisition Sub.

        (c) In the event that the Closing occurs, each Principal Shareholder shall indemnify and hold the Parent and the Surviving Corporation harmless from all legal and professional fees incurred by such Principal Shareholder (other than the Permitted Transaction Costs) in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and the Closing.

                                  ARTICLE XIV
                TERMINATION; AMENDMENT, MODIFICATION AND WAIVER

    14.1 Termination. This Agreement may be terminated, and the Merger abandoned, notwithstanding the approval by Parent, Acquisition Sub and the Company of this Agreement, at any time prior to the Effective Time, by:

        (a) the mutual consent of Parent, Acquisition Sub and the Company.

        (b) Parent, Acquisition Sub or the Company, if:

           (i) the conditions set forth in Article VIII hereof shall not have been met and the Merger has not occurred by June 16, 2000, which date may be extended at the discretion of the Parent or Acquisition Sub, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or

           (ii) the other party or parties have materially breached at the time made a representation and warranty, covenant or agreement set forth herein and such breach is not cured (if curable) within 15 days following written notice thereof from the non-breaching party;

        (c) Parent and Acquisition Sub if the conditions set forth in Article IX hereof shall not have been met (or waived by the Person(s) entitled to satisfaction thereof), and the Company if the conditions set forth in
    Article X hereof shall not have been met (or waived by the Person(s) entitled to satisfaction thereof), in either case by June 16, 2000 which date may be extended at the discretion of Parent or Acquisition Sub, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate. Notwithstanding the provisions of this Section 14.1(c), the Company shall have the right to terminate this Agreement and abandon the Merger after September 15, 2000, except if the Merger cannot be completed by such date as a result of the action or inaction of the party seeking to terminate.

        (d) Parent and Acquisition Sub on the one hand, or the Company on the other hand, if such party or parties shall have determined in its or their sole discretion, exercised in good faith, that the Merger contemplated by this Agreement and the Plan of Merger has become impracticable by reason of the institution of any litigation, proceeding or investigation to restrain or prohibit the consummation of the Merger, so long as such litigation, proceeding or investigation has not been instituted, initiated, commenced or undertaken without the approval of the party or parties seeking to terminate the Agreement (which in the Company's case would include any actions of the Principal Shareholders).

        (e) Parent or Acquisition Sub if during the sixty (60) day period after the date of this Agreement, Parent shall have determined in its sole discretion, exercised in good faith, that the respective observations of Parent and Acquisition Sub made during their due diligence process disclosed information regarding the Company unsatisfactory to it and such information is (i) material and (ii) not adequately disclosed in this Agreement.

    Any termination pursuant to this Section 14.1 shall be effected by written notice from the party or parties so terminating to the other parties hereto.

    14.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 14.1, this Agreement shall be of no further force or effect and no party hereto, nor its shareholders, directors, officers or affiliates, shall have any liability in connection herewith; provided, however, that Article XII, Article XIII, this
Section 14.2 and Article XV shall survive the termination of this Agreement. Notwithstanding the foregoing, except as set forth in the following sentence, this Section 14.2 shall not relieve any party from liability in connection with an intentional or willful material breach of this Agreement prior to its termination. If this Agreement is terminated by the Company pursuant to
Section 14.1(b)(ii), then the Company's obligation to repay the Parent Promissory Note shall be cancelled ('Parent Break-up Fee') and the Parent and Acquisition Sub shall be relieved from any liability in connection with any termination or breach of this Agreement, whether intended, willful or otherwise.

                                   ARTICLE XV
                                 MISCELLANEOUS

    15.1 Survival; Effect of Disclosure. Except as otherwise specifically provided herein all statements, representations, warranties and covenants shall survive the Closing for two (2) years, regardless of any inspection or discovery whether by reason of due diligence or otherwise, and shall remain in effect continuously during such period; provided that the representations, warranties and covenants set forth in (a) Sections 3.4, 4.4 and 4.28 shall survive indefinitely and remain in effect continuously after the Closing and (b) Sections 4.11, 4.14 and 4.25 shall survive and remain in effect continuously after the Closing for the lesser of (i) seven (7) years and the (i) statute of limitations applicable to the subject representation, warranty or covenant. None of the Company, Parent or Acquisition Sub shall be liable or bound in any manner by representations, warranties, covenants or agreements pertaining to the subject matter of this Agreement, whether express or implied, or any other matter whatsoever, which are made or furnished by any Person representing or purporting to represent the Company, Parent or Acquisition Sub unless and only to the extent that such representations, warranties, covenants, or agreements are expressly and specifically set forth in this Agreement or the Exhibits or Schedules hereto or in any certificate or other agreement, document or instrument delivered pursuant to the provisions of this Agreement.

    15.2 Entire Agreement. This Agreement and the Plan of Merger (including the Schedules and the Exhibits attached hereto) and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

    15.3 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

    15.4 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier, with confirmation as provided above addressed as follows:

      if to Parent or Acquisition Sub, to:
       Wireless Telecom Group Inc.
       East 64 Midland Avenue
       Paramus, NJ 07652
       Attention: Edward Garcia
       Telephone: (201) 261-8797
       Telecopier: (201) 261-8339

with a copy to:

Morrison Cohen Singer & Weinstein, LLP
       750 Lexington
       New York, NY 10022
       Attention: Robert H. Cohen, Esq.
       Telephone: 212-735-8600
       Telecopier: 212-735-8708
if to the Company, to:

Boonton Electronics Corp.
       25 Eastmans Road
       P.O. Box 465
       Parsippany, NJ 07054
       Attention: President
       Telephone: (973) 386-9696
       Telecopier: (973) 386-9191

with a copy to:

Drinker, Biddle & Shanley LLP
       500 Campus Drive
       Florham Park, NJ 07932-1047

Attention: Michael E. Helmer, Esq.
       Telephone: 973-360-1100
       Telecopier: 973-360-9831

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received: (a) in the case of personal delivery or telecopy, on the date of such delivery; (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent; and (c) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

    15.5 Counterparts. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

    15.6 Governing Law. This Agreement shall be governed by and construed in accordance with the New Jersey Statute and with the laws of the State of New Jersey applicable to contracts made and to be performed wholly therein without regard to such state's principles of conflicts of law.

    15.7 Benefits of Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not confer any rights or benefits on any other persons or entities. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that anything contained herein to the contrary notwithstanding, Acquisition Sub may assign and delegate any or all of its rights and obligations hereunder to any other direct or indirect wholly-owned subsidiary of Parent.

    15.8 Pronouns. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

    15.9 Waiver, Amendment and Modification.

    (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

    (b) No amendment, supplement or modification of or to any provision in this Agreement, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally. Any (i) amendment, supplement or modification hereto, (ii) consent hereunder or (iii) waiver of any provision (collectively, 'Modification') of this Agreement or of any of the Notes shall be effective if given pursuant to a written agreement signed by the parties to this Agreement.

    15.10 Specific Performance. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Agreement, then any other party hereto seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

    15.11 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written.

                                          WIRELESS TELECOM GROUP INC.

                                          By: /s/ EDWARD GARCIA
                                              ..................................
                                             Name: Edward Garcia
                                             Title: Chief Executive Officer

                                          WTT ACQUISITION CORP.

                                          By:/s/ EDWARD GARCIA
                                              ..................................
                                             Name: Edward Garcia
                                             Title: Chief Executive Officer

                                          BOONTON ELECTRONICS CORP.

                                          By: /s/ YVES GUYOMAR
                                              ..................................
                                             Name: Yves Guyomar
                                             Title: President and CEO

    The undersigned shall have no liability under the aforesaid Agreement and Plan of Reorganization except with respect to Article 3, Article 6, Sections 7.3, 7.17, 9.1 (as to the Principal Shareholders representations only), 9.3(b), 9.13, Article 11, Article 12, Section 13.1(a), Section 13.1(c), Article 14, and
Article 15.

                                          PRINCIPAL SHAREHOLDERS

                                          /S/ DANIEL AUZAN
                                           .....................................
                                          Daniel Auzan

                                          /s/ RONALD T. DEBLIS
                                           .....................................
                                          Ronald T. Deblis

                                          /s/ JACK FRUCHT
                                           .....................................
                                          Jack Frucht

                                          /s/ YVES GUYOMAR
                                           .....................................
                                          Yves Guyomar

                                          /s/ ABEL SHENG
                                           .....................................
                                          Abel Sheng

                                          /s/ OTTO H. YORK
                                           .....................................
                                          Otto H. York

                                          /s/ JOHN M. YOUNG
                                           .....................................
                                          John M. Young

                                          G.E.M. USA, INC.

                                          By: /S/ HENRI TRIEBEL
                                              ..................................
                                             Name: Henri Triebel
                                             Title: General Manager

                                          SIDCO INVESTMENT, INC.

                                          By: /S/ ABEL SHENG
                                              ..................................
                                             Name: Abel Sheng
                                             Title: President

    With respect to Section 7.16, the undersigned members of the Company's board of directors agree to accept Parent Common Stock in lieu of any liabilities owed to them with respect to the Director Liabilities set forth on Schedule 4.40.

                                          DIRECTORS

                                          /s/ DANIEL AUZAN
                                           .....................................
                                          Daniel Auzan

                                          /s/ JACK FRUCHT
                                           .....................................
                                          Jack Frucht

                                          /s/ YORK RESOURCES
                                           .....................................
                                          York Resources

                                          /s/ OTTO YORK
                                           .....................................
                                          Otto York

                                          /s/ JOHN YOUNG
                                           .....................................
                                          John Young

                                          /s/ ABEL SHENG
                                           .....................................
                                          Abel Sheng

                                                                         ANNEX B

            AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION

    This Amendment No. 1 dated April 28, 2000 to the Agreement and Plan of Reorganization (the 'MERGER AGREEMENT') dated as of March 2, 2000, among Wireless Telecom Group, Inc., a New Jersey corporation ('PARENT'), WTT Acquisition Corp., a New Jersey corporation and wholly-owned subsidiary of Parent ('ACQUISITION SUB'), and Boonton Electronics Corporation, a New Jersey corporation (the 'COMPANY'), and the Company's shareholders listed on the signature page to such Agreement (the 'PRINCIPAL SHAREHOLDERS') is dated as of the date set forth on the signature page below.

    WHEREAS, for financial reporting purposes, it is intended that the Merger (as defined in the Merger Agreement) be accounted for as a 'pooling of interests' in accordance with GAAP (as defined in the Merger Agreement).

    The parties to this Amendment No. 1, intending to be legally bound, agree as follows:

        A. The Merger Agreement is hereby amended as follows:

           1. The following new Section 1.8 is added to the Merger Agreement:

               '1.8 ACCOUNTING CONSEQUENCES. For financial reporting purposes, the Merger is intended to be accounted for as a 'pooling of interests' in accordance with GAAP.'

           2. The following new Section 4.40A is added to the Merger Agreement:

               '4.40A ACCOUNTING MATTERS. To the actual knowledge of the Company after due inquiry, on the date of this Agreement, neither the Company nor any affiliate (as that term is used in Rule 145 under the Securities Act of 1933, as amended) thereof has taken or agreed to take, or plans to take, any action that could prevent from accounting for the Merger as a 'pooling of interests.'

           3. The last sentence of Section 7.18 of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

               'The terms and provisions of the Parent Promissory Note shall set forth the following: (i) that the note shall be due and payable only in the event the Closing does not occur by July 14, 2000, (ii) that if the Closing shall occur, the Parent Promissory Note shall be forgiven, (iii) the maturity of the Note shall be the 5th business day after the termination of this Agreement; and (iv) in the event the note is not paid at maturity, any unpaid amount thereunder shall be automatically converted into 225,000 shares of the Company's common stock to be registered with the Securities and Exchange Commission for resale within 150 days of maturity.'

           4. The following new Section 7.19 is added to the Merger Agreement:

               '7.19 POOLING OF INTERESTS. Each of the Company and Parent agrees
           (a) not to take any action during the period prior to Closing that would adversely affect the ability of Parent to account for the Merger as a 'pooling of interests,' and (b) to use all reasonable efforts to attempt to ensure that none of its 'affiliates' (as that term is used in Rule 145 under the Securities Act of 1933, as amended) takes any action that could adversely affect the ability of Parent to account for the Merger as a 'pooling of interests.' The Company agrees to provide to the Company's and the Parent's auditors, such letters as shall be reasonably requested by any such auditors with respect to the letters referred to in Section 9.18 below. The Parent agrees to provide to the Company's and the Parent's auditors, such letters as shall be reasonably requested by any such auditors with respect to the letters referred to in Section 9.18 below.'

           5. The following new Section 7.20 is added to the Merger Agreement:

               '7.20 AFFILIATE AGREEMENTS. The Company shall use all reasonable efforts to cause each Person who as of the date hereof is or after the date hereof becomes an executive officer, director or beneficial holder of more than 10% of the outstanding capital stock of the Company, and each Person who is otherwise identified by the SEC as an 'affiliate' within the meaning of Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended to execute and deliver to Parent, prior to the Mailing Date, an Affiliate Agreement in the form of Exhibit 7.20.'

           6. The following new Section 7.21 is added to the Merger Agreement:

               '7.21 RELEASE OF FINANCIAL STATEMENTS. Parent will use all reasonable efforts to prepare, file, release and publish, on or before 60 days after the Closing, its financial statements and results of operations which includes no less than 30 days of post-merger combined consolidated operations of the Company and Parent sufficient to satisfy the SEC's rules, regulations and releases, including Accounting Series Release Nos. 130 and 135. Parent agrees and acknowledges that following the publishing by Parent of its financial statements and results of operations in accordance with the foregoing sentence, any disposition of securities of the Parent by each Person who as of the date hereof is or after the date hereof becomes an executive officer, director or beneficial holder of more than 10% of the outstanding capital stock of the Company or the Parent, and each Person who is otherwise identified by the SEC as an 'affiliate' within the meaning of Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended, shall not interfere with accounting for the Merger as a 'pooling of interests' in accordance with GAAP and the rules, regulations and releases of the SEC.'

           7. The following new Section 9.18 is added to the Merger Agreement:

               '9.18 POOLING DELIVERIES.

               (a) Affiliate Agreements shall have been executed by each Person who as of the date hereof is or after the date hereof becomes an executive officer, director or beneficial holder of more than 10% of the outstanding capital stock of the Company, and each Person who is otherwise identified by the SEC as an 'affiliate' within the meaning of Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended;

               (b) a letter from Parent's auditors (Lazar Levine & Felix LLP), dated as of the Closing Date, confirming that Parent may account for the Merger as a 'pooling of interests' in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC; provided, however, that the failure to deliver such letter shall not excuse Parent and Acquisition Sub from performing their obligations under this Agreement if such failure does not result from any breach of the representations, warranties or covenants made by the Company in this Agreement; and

               (c) a letter from the Company's auditors (Polakoff Weismann Leen, LLC), dated as of the Closing Date, confirming that no transaction of the Company, and no other fact or circumstance relating to the Company, will prevent Parent from accounting for the Merger as a 'pooling of interests' in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC contingent upon the compliance with
           Section 4.40A of the Merger Agreement, as of the Closing Date and subsequent thereto, and compliance by all parties under the Affiliate Agreement attached hereto as Annex A; provided, however, that the failure to deliver such letter shall not excuse Parent and Acquisition Sub from performing their obligations under this Agreement if such failure does not result from any breach of the representations, warranties or covenants made by the Company in this Agreement.'

           8. The first sentence of Section 13.1(a) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

               'Except as set forth below in this Section 13.1, Parent and the Company shall pay its own expenses that are incidental to negotiation, preparation, execution, delivery of the Transaction Documents and the Closing whether or not this Agreement and the transactions contemplated hereby are actually consummated; it being understood that the Company shall not be permitted to incur more than $175,000 of legal fees and accounting fees in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the Closing, including any amounts previously paid or incurred in any proposed transaction with Parent and/or Acquisition Sub ('Permitted Transaction Costs').'

           9. Section 14.1(b)(i) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

               '(i) the conditions set forth in Article VIII hereof shall not have been met and the Merger has not occurred by July 14, 2000, which date may be extended at the discretion of the Parent or Acquisition Sub, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or.'

           10. Section 14.1(c) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

               'Parent and Acquisition Sub if the conditions set forth in
           Article IX hereof shall not have been met (or waived by the Person(s) entitled to satisfaction thereof), and the Company if the conditions set forth in Article X hereof shall not have been met (or waived by the Person(s) entitled to satisfaction thereof), in either case by July 14, 2000 which date may be extended at the discretion of Parent or Acquisition Sub, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate. Notwithstanding the provisions of this Section 14.1(c), the Company shall have the right to terminate this Agreement and abandon the Merger after October 15, 2000, except if the Merger cannot be completed by such date as a result of the action or inaction of the party seeking to terminate.'

        B. The form of Affiliate Agreement contemplated by this Amendment No. 1 is attached hereto as Annex 1.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to Agreement and Plan of Reorganization to be executed on its behalf as of April 28, 2000.

                                          WIRELESS TELECOM GROUP INC.

                                          By /S/ EDWARD GARCIA
                                              ..................................
                                             Name: Edward Garcia
                                             Title:  Chief Executive Officer

                                          WTT ACQUISITION CORP.

                                          By /S/ EDWARD GARCIA
                                              ..................................
                                             Name: Edward Garcia
                                             Title:  Chief Executive Officer

                                          BOONTON ELECTRONICS CORP.

                                          By /S/ YVES GUYOMAR
                                              ..................................
                                             Name: Yves Guyomar
                                             Title:  President and CEO

                       [AMENDMENT NO. 1 SIGNATURE PAGE 1]

                                          PRINCIPAL SHAREHOLDERS

                                          /S/ DANIEL AUZAN
                                           .....................................
                                          Daniel Auzan

                                          /S/ RONALD T. DEBLIS
                                           .....................................
                                          Ronald T. Deblis

                                          /S/ JACK FRUCHT
                                           .....................................
                                          Jack Frucht

                                          /S/ YVES GUYOMAR
                                           .....................................
                                          Yves Guyomar

                                          /S/ ABEL SHENG
                                           .....................................
                                          Abel Sheng

                                          /S/ OTTO H. YORK
                                           .....................................
                                          Otto H. York

                                          /S/ JOHN M. YOUNG
                                           .....................................
                                          John M. Young

                                          GENERAL ELECTRONIQUE MESURE, SA

                                          By /S/ HENRI TRIEBEL
                                              ..................................
                                             Name: Henri Triebel
                                             Title:  President

                                          G.E.M. USA, INC.

                                          By /S/ HENRI TRIEBEL
                                              ..................................
                                             Name: Henri Triebel
                                             Title:  General Manager

                                          SIDCO INVESTMENT, INC.

                                          By /S/ ABEL SHENG
                                              ..................................
                                             Name: Abel Sheng
                                             Title:  President

                       [AMENDMENT NO. 1 SIGNATURE PAGE 2]

                           ANNEX 1 TO AMENDMENT NO. 1
                                                                    EXHIBIT 7.20

                         [FORM OF] AFFILIATE AGREEMENT

    THIS AFFILIATE AGREEMENT ('Affiliate Agreement') is being executed and
delivered as of             , 2000 by                    ('Stockholder') in
favor of and for the benefit of WIRELESS TELECOM GROUP, INC., a New Jersey corporation ('Parent').

                                    RECITALS

    A. Stockholder is a stockholder of, and is an officer and/or director of, BOONTON ELECTRONICS CORP., a New Jersey corporation (the 'Company').

    B. Parent, the Company and WTT ACQUISITION CORP., a wholly owned subsidiary of Parent ('Merger Sub') and certain other parties, have entered into an Agreement and Plan of Reorganization dated as of March 2, 2000 (the 'Reorganization Agreement'), as amended, providing for the merger of Merger Sub into the Company (the 'Merger'). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) holders of shares of the common stock of the Company will receive shares of common stock of Parent ('Parent Common Stock') in exchange for their shares of common stock of the Company and
(ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that Stockholder will receive shares of Parent Common Stock in the Merger.

    C. Stockholder understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4, and that Stockholder may be deemed an 'affiliate' of the Company: (i) as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the 'Securities Act'); and (ii) for purposes of determining Parent's eligibility to account for the Merger as a 'pooling of interests' under Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the 'SEC'), and under other applicable 'pooling of interests' accounting requirements.

                                   AGREEMENT

    Stockholder, intending to be legally bound, agrees as follows:

        1. Representations and Warranties of Stockholder. Stockholder represents and warrants to Parent as follows:

           (a) Stockholder is the holder and 'beneficial owner' (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of outstanding shares of common stock of the Company set forth beneath Stockholder's signature on the signature page hereof (the 'Company Shares'), and Stockholder has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature. Stockholder has the sole right to vote and to dispose of the Company Shares.

           (b) Stockholder does not own, of record or beneficially, directly or indirectly, any securities of the Company other than the Company Shares.

           (c) Stockholder has carefully read this Affiliate Agreement and, to the extent Stockholder felt necessary, has discussed with counsel the limitations imposed on Stockholder's ability to sell, transfer or otherwise dispose of the Company Shares and the shares of Parent Common Stock that Stockholder is to receive in the Merger (the 'Parent Shares'). Stockholder fully understands the limitations this Affiliate Agreement places upon Stockholder's ability to sell, transfer or otherwise dispose of securities of the Company and securities of Parent.

           (d) Stockholder understands that the representations, warranties and covenants set forth in this Affiliate Agreement will be relied upon by Parent and its counsel and accountants for purposes of determining Parent's eligibility to account for the Merger as a 'pooling of interests' and for purposes of determining whether Parent should proceed with the Merger.

        2. Prohibitions Against Transfer.

           (a) Subject to Section 2(c) below, Stockholder agrees that, during the period (the 'Restriction Period') from the date 30 days prior to the date of consummation of the Merger through the date on which financial results covering at least 30 days of post-Merger combined operations of Parent and the Company have been published by Parent (within the meaning of the applicable 'pooling of interests' accounting requirements):

               (i) Stockholder shall not sell, transfer or otherwise dispose of, or reduce Stockholder's interest in or risk relating to, (A) any capital stock of the Company (including, without limitation, the Company Shares and any additional shares of capital stock of the Company acquired by Stockholder, whether upon exercise of a stock option or otherwise), except pursuant to and upon consummation of the Merger, or (B) any option or other right to purchase any shares of capital stock of the Company, except pursuant to and upon consummation of the Merger; and

               (ii) Stockholder shall not sell, transfer or otherwise dispose of, or reduce Stockholder's interest in or risk relating to, (A) any shares of capital stock of Parent (including without limitation the Parent Shares and any additional shares of capital stock of Parent acquired by Stockholder, whether upon exercise of a stock option or otherwise), or (B) any option or other right to purchase any shares of capital stock of Parent.

           (b) Subject to Section 2(c) below, Stockholder agrees that Stockholder shall not effect any sale, transfer or other disposition of any Parent Shares unless:

               (i) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act;

               (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Securities Act, as evidenced by a broker's letter and a representation letter executed by Stockholder (satisfactory in form and content to Parent) stating that such requirements have been met;

               (iii) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from the registration requirements of the Securities Act; or

               (iv) an authorized representative of the SEC shall have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

           (c) Notwithstanding the foregoing contained in Sections 2(a) and 2(b), Parent agrees and acknowledges that, upon two business days prior written notice received by Parent, the Stockholder may sell, transfer or dispose of Company Shares and/or Parent Shares, if such sale, transfer or disposition (together with any other such sales, transfers and dispositions in the Restricted Period by Stockholder) constitutes the sale of a de minimis amount under GAAP (including, without limitation, Staff Accounting Bulletin No. 76) as in effect from time to time (the 'De Minimis Exception'); it being understood, that the Stockholder hereby covenants that it shall constitute a breach of this Agreement if any such sale, transfer or disposition does not fall within the De Minimis Exception.

        3. Stop Transfer Instructions; Legend.

        Stockholder acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and (b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

           'THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND
       IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF         , 2000,
       BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER.'

        4. Independence of Obligations. The covenants and obligations of Stockholder set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

        5. Specific Performance. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Affiliate Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        6. Other Agreements. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of Parent under the Reorganization Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Reorganization Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Affiliate Agreement.

        7. Notices. Any notice or other communication required or permitted to be delivered to Stockholder or Parent under this Affiliate Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

        if to Parent or Acquisition Sub, to:

           Wireless Telecom Group Inc.
           East 64 Midland Avenue
           Paramus, NJ 07652
           Attention: Edward Garcia
           Telephone: (201) 261-8797
           Telecopier: (201) 261-8339
        with a copy to:

           Morrison Cohen Singer & Weinstein, LLP
           750 Lexington
           New York, NY 10022
           Attention: Robert H. Cohen, Esq.
           Telephone: 212-735-8600
           Telecopier: 212-735-8708

        8. Severability. If any provision of this Affiliate Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Affiliate Agreement. Each provision of this Affiliate Agreement is separable from every other provision of this Affiliate Agreement, and each part of each provision of this Affiliate Agreement is separable from every other part of such provision.

        9. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the New Jersey Statute and with the laws of the State of New Jersey applicable to contracts made and to be performed wholly therein without regard to such state's principles of conflicts of law.

        10. Waiver; Termination. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Affiliate Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Affiliate Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Affiliate Agreement, or any power, right, privilege or remedy under this Affiliate Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Reorganization Agreement is terminated, this Affiliate Agreement shall thereupon terminate.

        11. Captions. The captions contained in this Affiliate Agreement are for convenience of reference only, shall not be deemed to be a part of this Affiliate Agreement and shall not be referred to in connection with the construction or interpretation of this Affiliate Agreement.

        12. Further Assurances. Stockholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Affiliate Agreement.

        13. Entire Agreement. This Affiliate Agreement, the Reorganization Agreement and any Voting Agreement between Stockholder and Parent collectively set forth the entire understanding of Parent and Stockholder relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and Stockholder relating to the subject matter hereof and thereof.

        14. Non-Exclusivity. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

        15. Amendments. This Affiliate Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

        16. Assignment. This Affiliate Agreement and all obligations of Stockholder hereunder are personal to Stockholder and may not be transferred or delegated by Stockholder at any time. Parent may freely assign any or all of its rights under this Affiliate Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of Stockholder.

        17. Binding Nature. Subject to Section 16, this Affiliate Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Stockholder and Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns.

        18. Survival. Each of the representations, warranties, covenants and obligations contained in this Affiliate Agreement shall survive the consummation of the Merger.

    Stockholder has executed this Affiliate Agreement on         , 2000.

                                           .....................................
                                                       (Signature)

                                           .....................................
                                                       (Print Name)

NUMBER OF OUTSTANDING SHARES OF COMMON
STOCK OF THE COMPANY HELD BY
STOCKHOLDER:

 .....................................

                                                                         ANNEX C

                               JOINDER AGREEMENT

    Joinder Agreement made as of the 28th day of April, 2000 by General Electronique Mesure, SA ('Shareholder').

    WHEREAS, Shareholder is the owner of 166,667 shares (the 'Shares') of the common stock, no par value, of Boonton Electronics, Inc., a New Jersey corporation ('Boonton'); and

    WHEREAS, Boonton and certain shareholders (the 'Principal Shareholders') of Boonton entered into a Plan and Agreement of Reorganization (the 'Merger Agreement') with Wireless Telecom Group, Inc. ('Wireless') and WTT Acquisition Corp. ('WTT') dated as of March 2, 2000 pursuant to which WTT will merge with and into Boonton and Boonton will become a wholly-owned subsidiary of Wireless; and

    WHEREAS, Shareholder's subsidiary executed the Merger Agreement as to the Shares; and

    WHEREAS, as the owner of Shares, Shareholder should have been a party to the Merger Agreement as a Principal Shareholder but was inadvertently not made a party to the Agreement; and

    WHEREAS, Wireless, WTT, Boonton and the Shareholder desire to correct the inadvertent omission of Shareholder as a party to the Agreement and make Shareholder a party to the Merger Agreement pursuant to the terms and conditions of this Agreement.

    NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants contained herein, the parties agree as follows:

    1. Joinder. Shareholder hereby agrees that it is a party to the Merger Agreement, bound by all of its terms and conditions, and entitled to all of the rights and liabilities of a 'Principal Shareholder' thereunder, and hereby
(i) affirms, as to itself only, the accuracy of the representations and warranties set forth in Article III of the Merger Agreement and (ii) agrees to be bound by the covenants, agreements, and obligations set forth in Sections 7.3, 7.17, 9.1, 9.3(b), 9.13, Article 11, Article 12, Section 13.1(c)
Article 14, and Article 15.

    2. Applicable Provisions. The undersigned shall have no liability under the Merger Agreement except with respect to Article 3, Article 6, Sections 7.3, 7.17, 9.1 (as to the Principal Shareholder representations only), 9.3(b), 9.13,
Article 11, Article 12, Section 13.1(c), Article 14, and Article 15.

    3. Release. Wireless and WTT acknowledge and agree that the inadvertent omission of Shareholder as a party to the Merger Agreement was without harm to any party, and, accordingly, they hereby release and forever discharge the Company and all of the Principal Shareholders from any and all claims and liabilities that may arise solely out of such omission, including, without limitation, claims of breach of representation or warranty under the Merger Agreement.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    4. Governing Law. This Agreement shall be governed by the laws of the state of New Jersey regardless of principles of conflicts of law.

                                          Shareholder:
                                          GENERAL ELECTRONIQUE MESURE, SA

                                          /S/ HENRI TRIEBEL
                                           .....................................
                                          Henri Triebel, President

                                          BOONTON ELECTRONICS, INC.

                                          /S/ YVES GUYOMAR
                                           .....................................
                                          Yves Guyomar, President

                                          WTT ACQUISITION CORP.

                                          /S/ EDWARD GARCIA
                                           .....................................
                                          Edward Garcia, President

                                          WIRELESS TELECOM GROUP, INC.

                                          /S/ EDWARD GARCIA
                                           .....................................
                                          Edward Garcia, President

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    (i) Limitation of Liability of Directors and Officers. Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its Certificate of Incorporation that a director or officer shall not be personally liable to the corporation or its stockholders for breach of any duty owed to the corporation or its stockholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such persons' duty of loyalty to the corporation or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit. Wireless' Certificate of Incorporation includes limitations on the liability of officers and directors to the full extent permitted by New Jersey law.

    (ii) Indemnification of Directors and Officers. Wireless' Board of Directors has authorized the Company to provide a general indemnification of its officers, directors and employees regarding any claims or liabilities incurred in the course of their employment. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorney's fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the stockholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty in the corporation or its stockholders,
(b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

    (iii) Insurance. The Company has in effect under a policy effective January 19, 2000 and expiring on January 19, 2001, insurance covering all of its directors and officers against certain liabilities and reimbursing the Company for obligations for which it occurs as a result of its indemnification of such directors, officers and employees.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits.


        1. (a) Condensed Balance Sheets as of March 31, 2000 (unaudited) and December 31, 1999



               Condensed Statements of Operations for the Three Months Ended
               March 31, 2000 and   1999 (unaudited)



               Condensed Statements of Cash Flows for the Three Months Ended
               March 31, 2000 and   1999 (unaudited)



               Notes to Interim Condensed Financial Statements (unaudited)



               Review Report on Interim Condensed Financial Statements



         (b) Report of Independent Auditors of Wireless


                Consolidated Balance Sheets as of December 31, 1999 and 1998

                Consolidated Statements of Operations for the Three Years in the Period ended
              December 31, 1999

                Consolidated Statements of Changes in Stockholders' Equity for the Three Years in the
              Period ended December 31, 1999

                Consolidated Statements of Cash Flows for the Three Years in the Period ended
              December 31, 1999

                Notes to Consolidated Financial Statements

        2. Financial Statement Schedules.

          All schedules have been omitted because the required information is included in the financial statements or notes thereto or because they are not required.

        3. Exhibits:


             2.1   -- Agreement and Plan of Reorganization dated March 2, 2000 among Wireless Telecom Group, Inc., WTT Acquisition
                        Corp. and Boonton Electronics Corp.(1) (Also filed as
                        Annex A)
             2.2   -- Amendment No. 1 to the Agreement and Plan of
                        Reorganization dated April 28, 2000 among Wireless
                        Telecom Group, Inc., WTT Acquisition Corp. and Boonton
                        Electronics Corp.*
             2.3   -- Joinder Agreement dated April 28, 2000 by General
                        Electronique Mesure, SA**
             3.1   -- Certificate of Incorporation, as amended(2)
             3.2   -- Amended and Restated By-laws(2)
             3.3   -- Amendment to the Certificate of Incorporation(3)
             3.4   -- Amendment to the Certificate of Incorporation(4)
             4.2   -- Form of Stock Certificate(2)
             5.1   -- Morrison Cohen Singer & Weinstein, LLP Legal Opinion
             8.1   -- Drinker Biddle & Shanley LLP Tax Opinion
            10.3   -- Summary Plan Description of Profit Sharing Plan of the
                        Registrant(2)
            10.4   -- Incentive Stock Option Plan of the Registrant and related agreement(2)
            10.4a  -- Amendment to Registrant's Incentive Stock Option Plan and
                        related agreement(4)
            10.7   -- Form of Manufacturers Representative agreement(2)
            10.11  -- Credit agreement with Chemical Bank dated August 10,
                        1992(5)
            10.11a -- Amendment to Credit agreement with Chemical Bank(4)
            10.11b -- Amendment to Credit agreement with Chase Manhattan
                        Bank(6)
            10.11c -- Amendment to Credit agreement with Chase Manhattan
                        Bank(7)
            10.12  -- Lease between Wireless and Paramus Parkway Building
                        Associates(6)
            10.13  -- Lease, July 14, 1998, between Wireless and Panorama Park,
                        Inc., as amended(9)
            10.14  -- Asset purchase agreement, dated as of January 7, 1999, between Wireless and Telecom Analysis Systems, Inc.(8)
            10.15  -- Non-Competition agreement, dated March 11, 1999, between
                        Wireless and Telecom Analysis Group, Inc. relating to the Test Equipment Assets(8)
            10.16  -- Non-Competition agreement, dated March 11, 1999, between
                        Wireless and Telecom Analysis Group, Inc. relating to the Noise Assets(8)
            11.1   -- Computation of Per Share Earnings(9)
            23.1   -- Consent of Independent Auditors (Lazar Levine & Felix
                        LLP)
            23.2   -- Consent of Independent Auditors (Polakoff Weismann Leen
                        LLC)
            99.1   -- Form of Proxy of Boonton Electronics Corporation


---------

 * filed as Annex B

** filed as Annex C


                                              (footnotes continued on next page)

(footnotes continued from previous page)

(1) Filed as an exhibit to the Current Report on Form 8-K, dated March 2, 2000, filed with the Securities and Exchange Commission on March 8, 2000.

(2) Filed as an exhibit to Wireless' Registration Statement on Form S-18 (File No. 33-42468-NY) and incorporated by reference herein.

(3) Filed as an exhibit to Wireless' Annual Report on Form 10-K for the year ended December 1994 and incorporated by reference herein.

(4) Filed as an exhibit to Wireless' Annual Report on Form 10-K for the year ended December 1995 and incorporated by reference herein.

(5) Filed as an exhibit to Wireless' Annual Report on Form 10-K for the year ended December 1992 and incorporated by reference herein.

(6) Filed as an exhibit to Wireless' Annual Report on Form 10-K for the year ended December 1996 and incorporated by reference herein.

(7) Filed as an exhibit to Wireless' Annual Report on Form 10-K for the year ended December 1997 and incorporated by reference herein.

(8) Filed as an exhibit to Wireless' Current Report on Form 8-K, dated March 11, 1999, filed with the Securities and Exchange Commission on March 26, 1999.

(9) Filed as an exhibit to Wireless' Annual Report on Form 10-K for year ended December 31, 1999, filed with the Securities and Exchange Commission on March 30, 1999.

ITEM 22. UNDERTAKINGS

    (A) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the 'Securities Act');

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the 'Exchange Act') that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (B) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (C) The undersigned Registrant hereby undertakes:

        (1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (E) The undersigned Registrant hereby undertakes:

        (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        (2) To supply by means of a post-effective amendment all information concerning a transaction, and Wireless being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on June 5, 2000.


                                          WIRELESS TELECOM GROUP, INC.

                                          By:          /S/ EDWARD GARCIA
                                               .................................

                                                     EDWARD GARCIA
                                                    PRESIDENT AND CHIEF
                                              EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
            /S/ EDWARD GARCIA               Chairman of the Board, Chief             June 5, 2000
 .........................................    Executive Officer
              EDWARD GARCIA

             /S/ JOHN WILCHEK               Director                                 June 5, 2000
 .........................................
               JOHN WILCHEK

          /S/ DEMIR RICHARD EDEN            Director                                 June 5, 2000
 .........................................
            DEMIR RICHARD EDEN

         /S/ FRANKLIN H. BLECHER            Director                                 June 3, 2000
 .........................................
           FRANKLIN H. BLECHER

           /S/ HENRY H. BACHMAN             Director                                 June 5, 2000
 .........................................
             HENRY H. BACHMAN


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